UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Goodrich Corporation

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2011
Annual Meeting
of Shareholders
and
Proxy Statement

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217

NOTICE TO SHAREHOLDERS

THE ANNUAL MEETING OF SHAREHOLDERS of Goodrich Corporation, a New York corporation, will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on April 19, 2011, at 10:00 a.m. Eastern Time to:

1. Elect as directors the nine nominees named in the attached Proxy Statement to hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2011.

3. Approve the Goodrich Corporation 2011 Equity Compensation Plan.

4. Adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in the Proxy Statement.

5. Select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers.

6. Transact such other business as may properly come before the meeting.

Information with respect to these matters is contained in the Proxy Statement attached to this Notice.

The Board of Directors has fixed February 28, 2011 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Only holders of record at the close of business on that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof.

A proxy for use at the meeting in the form accompanying this Notice is hereby solicited on behalf of the Board of Directors from holders of Common Stock. Shareholders may withdraw their proxies at the meeting should they be present and desire to vote their shares in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.

It is important that every shareholder be represented at the meeting regardless of the number of shares owned. To minimize expense associated with collecting proxies, please execute and return your proxy promptly.

By Order of the Board of Directors

Frank DiPiero
Secretary

Dated March 10, 2011

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 19, 2011. Our 2011 Notice of Annual Meeting and Proxy Statement and 2010 Annual Report to Shareholders are available at www.goodrich.com/proxymaterials.

i

GENERAL INFORMATION

The accompanying proxy is solicited on behalf of the Board of Directors of Goodrich Corporation.  Our 2011 Annual Meeting of Shareholders will be held at our corporate headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina at 10:00 a.m. Eastern Time on April 19, 2011.

All shareholders of record of our Common Stock at the close of business on February 28, 2011 are entitled to notice of and to vote at the Annual Meeting. There were 125,156,689 shares outstanding and entitled to vote on such date, and each share is entitled to one vote. There are no cumulative voting rights.

Shareholders have a choice of voting by proxy over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on April 18, 2011.

When you vote by proxy, your shares will be voted according to your instructions. You can revoke your proxy at any time before it is exercised by written notice to our Secretary, timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote) or voting by ballot at the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Proxies for shares of Common Stock will also represent shares held under our Dividend Reinvestment Plan. Proxies will also be considered to be voting instructions to the plan trustee with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan. We have been advised that voting instructions from plan participants must be received by not later than 11:59 p.m. Eastern Time on April 15, 2011 in order to be included in the final voting instruction tabulation provided to the plan trustee.

We will pay the expense of soliciting these proxies. In addition to using the mails and the Internet, our officers, directors and employees may solicit proxies personally, by telephone or by facsimile. We will reimburse brokers and others holding shares in their names, or in the names of nominees, for their expenses in sending proxy material to the beneficial owners of such shares and obtaining their proxies. We have retained Phoenix Advisory Partners, 110 Wall Street, 27th Floor, New York, NY 10005, to assist us in soliciting proxies from shareholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $10,000 for its services, plus the firm’s expenses and disbursements.

The approximate date on which we will begin mailing this Proxy Statement, the accompanying proxy and our 2010 Annual Report, including financial statements, to shareholders is March 10, 2011.

As permitted by rules recently adopted by the SEC, we are making this Proxy Statement and our 2010 Annual Report available on our Internet site at www.goodrich.com/proxymaterials.  If you received a separate notice by mail informing you of the availability of these materials on this Internet site, you will not receive a printed copy of the proxy materials in the mail unless you request to receive these materials. Instead, the notice instructs you how to access and review all of the important information in the Proxy Statement and 2010 Annual Report. The notice also instructs you how to submit your vote over the Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials in the notice.

If you received a printed copy of the proxy materials, the Company now offers the opportunity to electronically receive future proxy statements and annual reports over the Internet. By using these services, you are not only able to access these materials more quickly than ever before, but you are helping the Company reduce printing and postage costs and helping to preserve environmental resources. Online services are available to our registered and beneficial shareholders who have active email accounts and Internet access. Registered shareholders maintain shares in their own names. Beneficial shareholders have shares deposited with a bank or brokerage firm. To view a listing of participating brokerage firms or to enroll in the program, please go to http://enroll.icsdelivery.com/gr and click on the appropriate selection. If you have accounts with multiple brokers, you will need to complete the process for each brokerage account. Upon completion of your enrollment, you will receive an email confirming your election to use the online services. Your enrollment in the online program will remain in effect as long as your account remains active or until you cancel it. If you are a current employee with a Company provided e-mail address, you will automatically receive proxy statements and annual reports over the Internet unless you notify the Company of your decision to receive paper copies in the mail.

Our principal executive offices are located at Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina 28217.

Unless the context otherwise requires, the terms “we”, “our”, “us”, “Goodrich” and “the Company” as used in this Proxy Statement refer to Goodrich Corporation.

VOTE REQUIRED FOR APPROVAL

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Withheld votes, abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of constituting a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

If you are a beneficial shareholder and your broker holds your shares in its name, the rules of the New York Stock Exchange permit your broker to vote your shares on the ratification of the appointment of our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, under the rules of the New York Stock Exchange, your broker cannot vote your shares on the other proposals if you do not timely provide instructions for voting your shares.

For Proposal 1, the nine nominees for director receiving a plurality of the votes cast at the Annual Meeting in person or by proxy shall be elected. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” affect the outcome.

Our Guidelines on Governance set forth our procedures if a director nominee is elected, but receives a majority of “withheld” votes. In an uncontested election, any nominee for director who receives a greater number of “withheld” votes than votes “for” in such election is required to tender his or her resignation following certification of the shareholder vote. The Committee on Governance is required to make recommendations to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to publicly disclose the decision and the rationale for the decision.

Ratification of the appointment of our independent registered public accounting firm (Proposal 2) and the vote on the Goodrich Corporation 2011 Equity Compensation Plan (Proposal 3) will be decided by a majority of the votes cast “for” or “against” each proposal at the Annual Meeting, provided that with respect to the approval of the Goodrich Corporation 2011 Equity Compensation Plan the number of votes cast on the proposal is at least a majority of the shares entitled to vote on the proposal. Abstentions and, if applicable, broker “non-votes” are not counted as votes “for” or “against” these proposals.

The advisory vote on executive compensation (Proposal 4) and the advisory vote on the frequency of future votes on executive compensation (Proposal 5) are non-binding, as provided by law. Our Board, however, will review the results of the votes and, consistent with our record of shareholder engagement, will take them into account in making a determination concerning the advisory vote on executive compensation and the frequency of such future advisory votes. Approval, on an advisory basis, of the compensation of our named executive officers (Proposal 4) will be decided by a majority of the votes cast “for” or “against” the proposal. The outcome of the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 5) will be decided by plurality vote, with the option that receives the greatest number of votes (every one, two or three years) being considered the non-binding preference selected by shareholders. Abstentions are not counted as votes “for” or “against” these proposals.

PROPOSALS TO SHAREHOLDERS

1. ELECTION OF DIRECTORS

One of the purposes of the Annual Meeting is the election of nine directors to hold office until the next annual meeting of shareholders in 2012 and until their respective successors are elected and qualified. The nine nominees for election as a director are named on the following pages. All of them are now directors whose terms expire at the 2011 Annual Meeting.

George A. Davidson and Douglas E. Olesen, who are each currently serving as a director, will be retiring from our Board of Directors as of the date of the Annual Meeting pursuant to the retirement provisions of our Guidelines on Governance. The Board has not named nominees to succeed these directors. While Mr. Holland has also reached the retirement age of 72, the Board has voted to waive the mandatory retirement age for Mr. Holland and to nominate him for election to the Board at the 2011 Annual Meeting. In light of these retirements and pursuant to the Company’s By-Laws, the Board of Directors has adopted a resolution reducing the size of the Board to nine effective upon the date of the Annual Meeting. Accordingly, only nine directors may be elected at the Annual Meeting.

All nominees have indicated that they are willing to serve as directors if elected. If any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such person as may be designated by our Board of Directors to replace such nominee.

The Board recommends that you vote FOR the election of these nominees for director.

NOMINEES FOR ELECTION AND THEIR QUALIFICATIONS

CAROLYN CORVI, age 59 — Director since June 1, 2009.
Retired Vice President and General Manager of Airplane Programs, Commercial Airplanes, The Boeing Company, a leading aerospace company and largest manufacturer of commercial jetliners and military aircraft combined. Ms. Corvi has a Bachelor of Arts degree in History from the University of Washington and a Master of Science in Management from Massachusetts Institute of Technology, Sloan School of Management. Ms. Corvi joined Boeing in 1974 and spent her career at Boeing building high performing organizations focused on aircraft production. From 2005 until her retirement in December 2008, Ms. Corvi held the position of Vice President and General Manager of Airplane Programs, Commercial Airplanes. Ms. Corvi currently serves on the Board of Directors of United Continental Holdings, Inc. She also serves on Virginia Mason Medical Center’s Health System Board of Directors, is the co-founder of the Northwest Children’s Fund and is a member of the Honorary Advisory Cabinet, Highline Public Schools Aviation High School.

Ms. Corvi’s qualifications to serve on the Board include her extensive knowledge of the commercial aircraft industry, including commercial aircraft development, production and supply chain management, developed during her 34 years at Boeing. Ms. Corvi possesses a deep understanding, from the perspective of an important customer of the Company, of the challenges faced by a commercial aircraft manufacturer.

DIANE C. CREEL, age 62 — Director since December 22, 1997.
Retired Chairman, Chief Executive Officer and President, Ecovation, Inc., a wastewater management systems company that was acquired by Ecolab in February 2008. Ms. Creel holds a Bachelor of Arts degree and a Master of Arts degree from the University of South Carolina. Ms. Creel was Chairman, Chief Executive Officer and President of Ecovation, Inc. from May 2003 to September 2008. Prior to joining Ecovation, Ms. Creel served as Chief Executive Officer and President of Earth Tech from January 1993 to May 2003, Chief Operating Officer from 1987 to 1993 and Vice President from 1984 to 1987. Ms. Creel was director of business development and communications for CH2M Hill from 1978 to 1984, manager of communications for Caudill Rowlett Scot (Houston, Texas) from 1976 to 1978, and director of public relations for LBC&W, Architects-Engineers-Planners, Columbia, South Carolina from 1971 to 1976. Ms. Creel currently serves on the Board of Directors of Allegheny Technologies and EnPro Industries, Inc.

Ms. Creel’s extensive senior management experience, including her service as CEO of two companies for a combined fifteen years, allows her to provide the Board meaningful guidance with respect to mergers and acquisitions, environmental matters, corporate governance, strategic planning, finance, and executive compensation and benefits.

HARRIS E. DELOACH, JR., age 66 — Director since April 17, 2001.
Chairman and Chief Executive Officer, Sonoco Products Company, a worldwide, vertically integrated packaging company. Mr. DeLoach holds a Bachelor of Arts degree in Business Administration and a Juris Doctor degree from the University of South Carolina. Mr. DeLoach was named President and Chief Executive Officer of Sonoco Products Company in July 2000 and Chairman in April 2005. Previously, he was Senior Executive Vice President and Chief Operating Officer from 1999 to 2000, Executive Vice President from 1996 to 1999 and Group Vice President from 1993 to 1996. He joined Sonoco in 1985. Mr. DeLoach is a director of Sonoco Products Company and Progress Energy Corporation. He also serves on the Board of Directors of the Palmetto Institute, and is a member of the University of South Carolina Business Partnership Foundation, a member of the Board of Directors of the South Carolina Governor’s School for Science and Mathematics Foundation, and the past Chairman of the South Carolina Chamber of Commerce.

Mr. DeLoach’s senior executive positions at Sonoco Products Company, including his current role as Chairman and Chief Executive Officer, which he has held for the past ten years, gives him critical knowledge of the management, financial and operational requirements of a large, public manufacturing company. Mr. DeLoach brings to the Board significant leadership capabilities as well as an in-depth knowledge of mergers and acquisitions, corporate governance and finance. Mr. DeLoach’s extensive knowledge of accounting and his financial expertise are utilized in his role as Chair of the Audit Review Committee.

JAMES W. GRIFFITH, age 57 — Director since July 15, 2002.
President and Chief Executive Officer, The Timken Company, a global leader in friction management and power transmission products and services. Mr. Griffith earned his Bachelor of Science degree in Industrial Engineering and his Master of Business Administration from Stanford University. He joined The Timken Company in 1984. From 1984 to 1999 he held a wide range of positions in several areas of the company, including international operations and strategic management. He was elected President and Chief Operating Officer in 1999 and President and Chief Executive Officer in July 2002. Mr. Griffith is on the Board of Directors of The Timken Company, Chairman of the Board of MAGNet, and the U.S. — China Business Council, serves as President for the World Bearing Association, and is a member of the Board of Trustees of The University of Mount Union.

Mr. Griffith’s qualifications to serve on the Board include his extensive business experience, skills and acumen developed during his career at The Timken Company, including as President and Chief Executive Officer for the past eight years. He brings substantial manufacturing and international experience to the Board. In addition, Mr. Griffith possesses in-depth knowledge of executive compensation and benefits practices, which he utilizes as Chair of the Compensation Committee.

WILLIAM R. HOLLAND, age 72 — Director since July 12, 1999.
Retired Chairman, United Dominion Industries Limited, a diversified manufacturing company that was acquired by SPX Corporation in May 2001. Mr. Holland has Bachelor of Arts and Juris Doctor degrees from the University of Denver. He joined United Dominion in 1973 as Vice President and General Counsel. He held various executive positions with United Dominion, including Chief Executive Officer from 1986 to 2000 and Chairman from 1987 to 2001. Mr. Holland is Chairman and a director of EnPro Industries, Inc. and a director of Snyder’s-Lance Inc. He is a director of Crowder Construction Company, ERC, Inc., the Carolinas Healthcare System Foundation, Charlotte, North Carolina, a corporate member of the Jupiter, Florida Medical Center and a member of the Advisory Board of the Walker School of Business, Appalachian State University, Boone, North Carolina. He was named as an Outstanding Director in 2008 by the Outstanding Directors Institute.

Mr. Holland’s qualifications to serve as a member of the Board of Directors includes his extensive business experience, skill and acumen developed during his career at United Dominion, which included his service as Chief Executive Officer for 14 years as well as during his service on the Boards of several public companies, including Mr. Holland’s service as the non-executive Chairman of EnPro Industries, Inc. since 2002. Mr. Holland’s legal background, as well as his understanding of corporate governance and financing, provides the Board of Directors with a unique perspective on many of the issues that face our Company and makes him a valuable member of a well-rounded Board of Directors.

JOHN P. JUMPER, age 66 — Director since December 5, 2005.
Retired Chief of Staff, United States Air Force. General Jumper retired from the United States Air Force in 2005 after a distinguished 39-year military career. As Chief of Staff, he served as the senior military officer in the Air Force and was a member of the Joint Chiefs of Staff providing military advice to the Secretary of Defense, the National Security Council and the President. From 2000 — 2001 General Jumper served as Commander, Air Combat Command. During the 1999 war in Kosovo and Serbia he commanded U.S. Air Forces in Europe and Allied Air Forces Central Europe. In earlier assignments he served on the Joint Staff and as Senior Military Assistant to Secretaries of Defense Dick Cheney and Les Aspin. General Jumper holds a degree in electrical engineering from the Virginia Military Institute and a Master of Business Administration from Golden Gate University in San Francisco. He currently serves on the boards of SAIC, Inc. and Jacobs Engineering Group, Inc., as well as on the non-profit boards of The Marshall Foundation, The Air Force Village Charitable Foundation, The American Air Museum in Britain and the Board of Visitors of the Virginia Military Institute. General Jumper also served on the Board of Directors of TechTeam Global, Inc. and Somanetics Corporation within the last five years.

During his illustrious military career, General Jumper gained a unique perspective on military strategy and defense industrialization, both in the U.S. and globally, managed significant operating budgets, and addressed complex operational and strategic issues, all of which positions him to deliver important insight and guidance to the Company’s Board.

MARSHALL O. LARSEN, age 62 — Director since April 16, 2002.
Chairman, President and Chief Executive Officer, Goodrich Corporation. Mr. Larsen received a Bachelor of Science in Engineering from the U.S. Military Academy and a Master of Science in Industrial Administration from the Krannert Graduate School of Management at Purdue University. He joined Goodrich in 1977 as an Operations Analyst. In 1981, he became Director of Planning and Analysis and subsequently Director of Product Marketing. In 1986, he became Assistant to the President and later served as General Manager of several divisions of Goodrich’s aerospace business. He was elected a Vice President of Goodrich and named a Group Vice President of Goodrich Aerospace in 1994 and was elected Executive Vice President of Goodrich and President and Chief Operating Officer of Goodrich Aerospace in 1995. He was elected President and Chief Operating Officer of Goodrich in February 2002, Chief Executive Officer in April 2003 and Chairman in October 2003. Mr. Larsen is a member of the Board of Governors of the Aerospace Industries Association, the Business Council, and the Business Roundtable and is a director of Becton, Dickinson & Co. and Lowe’s Companies, Inc. He is active in numerous community activities.

Mr. Larsen’s qualifications to serve on the Board includes his extensive business experience, skills and acumen developed over the past 33 years with the Company, during which he has held a wide range of leadership positions, including Chairman, President and Chief Executive Officer for the past eight years. He has in-depth knowledge of all aspects of the Company and a deep understanding and appreciation of its customers, business operations and Company culture. His service at the Company, combined with his service on other public company boards, provides him with valuable insight into the governance and management issues facing large public companies.

LLOYD W. NEWTON, age 68 — Director since December 11, 2006.
General, United States Air Force (Ret.) and Retired Executive Vice President, Pratt & Whitney Military Engines, a leading manufacturer of engines for military and civilian aircraft. General Newton retired from the United States Air Force in August 2000 after a distinguished 34-year career. He culminated his Air Force career as a four-star General and was Commander, Air Education and Training Command, which command consisted of 13 bases, 43,000 active duty personnel and 14,000 civilians. In April 2005 he was appointed by the President to serve as a commissioner on the Defense 2005 Base Realignment and Closure Commission. General Newton joined Pratt & Whitney Military Engines in September 2000 as Vice President where he was responsible for all aspects of business development, customer requirements, support and services. He retired from Pratt & Whitney in March 2006 as Executive Vice President. General Newton received a Bachelor of Science degree in Aviation Education from Tennessee State University in 1966. In 1985, he received a Master of Arts degree in Public Administration from George Washington University. He currently serves on the Board of Directors of Sonoco Products Company and Torchmark Corporation, as well as on the non-profit Board of the National Business Aircraft Association.

Based on his combined 40 years’ experience in the military and at Pratt & Whitney, an important customer of the Company, General Newton brings proven leadership and management skills to the Board as well as an in-depth knowledge of the U.S. military and aerospace industry. General Newton also has gained a strong understanding of public company governance and operations through his service on three public company boards.

ALFRED M. RANKIN, JR., age 69 — Director since April 18, 1988.
Chairman, President and Chief Executive Officer, NACCO Industries, Inc., an operating holding company with interests in the mining and marketing of lignite, manufacturing and marketing of forklift trucks, and the manufacturing and marketing of small household electric appliances. Mr. Rankin holds a Bachelor of Arts degree in Economics from Yale University, and a Juris Doctor degree from the Yale Law School. He joined NACCO Industries in April 1989 as President and Chief Operating Officer and became President and Chief Executive Officer in May 1991. He assumed the additional title of Chairman in May 1994. Previously, Mr. Rankin served in a number of management positions with Eaton Corporation, with the most recent being Vice Chairman and Chief Operating Officer from April 1986 to April 1989. He is a director of NACCO Industries, Inc., NMHG Holding Co. and The Vanguard Group. He is a director and Chairman of the Federal Reserve Bank of Cleveland and a trustee and president of the Cleveland Museum of Art. He is a trustee of The Greater Cleveland Partnership, the Musical Arts Association and University Hospitals of Cleveland.

Mr. Rankin’s experience as Chairman, President and Chief Executive Officer of NACCO Industries, Inc., as well as previous senior management positions, provide him with extensive knowledge of the complex financial, operational and governance issues faced by a large public company. Mr. Rankin also brings to the Board significant expertise in a business strategy, mergers and acquisitions and financial reporting. His extensive Board experience, as well as his service as Chair of Goodrich’s Committee on Governance, gives him broad-based corporate governance expertise and a deep knowledge of our Company’s governance culture and history.

OTHER NOMINEES

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For a nomination to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2012 Annual Meeting, such notice must be received between December 21, 2011 and January 20, 2012. Each such notice must include among other things:

•	the name, age, and principal occupation or employment of each proposed nominee and a brief description of any arrangement or understanding between the nominee and others relating to why he or she was selected as a nominee, in addition to any other information required by the SEC’s proxy regulations;

•	the proposed nominee’s written consent to serve as a director if elected;

•	the name and address of the shareholder proposing the nominee as well as any other shareholders believed to be supporting such nominee;

•	the number of shares of each class of Goodrich stock owned by such shareholders; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

No person nominated by a shareholder at the Annual Meeting is eligible for election as a director unless nominated in accordance with the procedures contained in the By-Laws. See Appendix A for the full text of the relevant section of the By-Laws. Because no notice of nomination was provided in accordance with these procedures with respect to the Annual Meeting to be held on April 19, 2011, the only nominees for election as directors at that meeting are the nine nominees listed above.

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Review Committee of our Board of Directors has appointed the firm of Ernst & Young LLP, subject to ratification by the shareholders at the Annual Meeting, to serve as our independent registered public accounting firm for the year 2011. Should Ernst & Young LLP be unable to perform these services for any reason, the Audit Review Committee will appoint another independent registered public accounting firm to perform these services.

Representatives of the firm of Ernst & Young LLP, our independent registered public accounting firm for the most recently completed fiscal year, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

Fees to Independent Registered Public Accounting Firm for 2010 and 2009

The following is a summary of the fees billed to us by Ernst & Young LLP for professional services rendered for 2010 and 2009:

	2010	2009
	(In millions)

Audit Fees	$6.31	$6.79
Audit-Related Fees	0.40	0.40
Tax Fees	0.32	0.72
All Other Fees	0.12	0.01

Total Fees	$7.15	$7.92

Audit Fees.  Audit fees consist of fees billed by Ernst & Young LLP for professional services rendered for the audit of our financial statements, the review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by them in connection with statutory and regulatory filings or engagements for those years. Audit fees also include the audit of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees.  Audit-related fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above. Audit-related fees included fees for employee benefit plan audits, acquisition/divestiture assistance, accounting consultation and audits of a joint venture.

Tax Fees.  Tax fees consist of fees billed by Ernst & Young LLP for tax services, including tax advice and tax planning.

All Other Fees.  All other fees consist of fees related to products and services provided by Ernst & Young LLP, other than those reported above under “Audit Fees”, “Audit-Related Fees” and “Tax Fees”. For 2010 and 2009, all other fees represents fees billed by Ernst & Young LLP for miscellaneous services.

None of the services represented by the fees set forth in the above table were provided in accordance with the de minimis exception to Audit Review Committee approval that appears in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

Audit Review Committee Pre-Approval Policy

The Audit Review Committee of our Board of Directors must review and pre-approve all audit and non-audit services performed by our independent registered public accounting firm. In conducting such reviews, the Audit Review Committee will determine whether the provision of non-audit services would impair the firm’s independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Review Committee specifically provides for a different period.

Requests or applications to provide services that require pre-approval by the Audit Review Committee are submitted by both the independent registered public accounting firm and management and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. Detailed back-up documentation must be provided in connection with each request or application.

The Audit Review Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Review Committee at its next scheduled meeting. The Audit

Review Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The full text of the Audit Review Committee pre-approval policy is available on the corporate governance page of our Internet site at www.goodrich.com/governance.

Vote Required

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2011 will be decided by a majority of the votes cast “for” or “against” the proposal at the Annual Meeting.

The Board of Directors recommends that you vote FOR ratifying this appointment.

3. APPROVAL OF THE GOODRICH CORPORATION 2011 EQUITY COMPENSATION PLAN

The Board is submitting a proposal for approval by the shareholders to approve our 2011 Equity Compensation Plan (the “Plan), which replaces the Equity Compensation Plan originally approved by shareholders in 2001 and amended and restated in 2005 and 2008 (the “2001 Plan”).

The 2001 Plan, by its terms, will expire on April 17, 2011. The Board believes that the 2001 Plan has been an important factor in attracting, keeping and motivating key employees, and further believes that this type of incentive should continue to be offered in the future. As a result, the Board proposes and recommends approval of the Plan to replace the 2001 Plan.

If the Plan is approved by shareholders, we will not issue any additional awards under the 2001 Plan. However, unused shares under the 2001 Plan will carry over to the new Plan and be available for the grant of awards under the Plan, as described below.

The Plan, which would allow awards to be granted beginning April 19, 2011 (the “Effective Date”) through April 18, 2021, is similar to the 2001 Plan. A summary of the Plan appears below. This summary is qualified in its entirety by reference to the text of the Plan, which is included as Appendix B to this proxy statement.

Shares Available for Plan

The Plan makes 2,825,000 shares of our common stock available for grant, together with approximately 1,000,000 shares of common stock available as of the Effective Date for future awards under the 2001 Plan and any shares of common stock represented by outstanding 2001 Plan awards as of the Effective Date that are not issued or otherwise are returned to us after that date. Such shares may be either authorized but unissued shares or treasury shares. The closing price of our common stock on the New York Stock Exchange on January 31, 2011 was $90.62.

Any shares in respect of which awards have been forfeited, lapsed, expired, been canceled, settled in cash, or otherwise been returned to us shall again be available for awards under the Plan. Awards payable solely in cash will not reduce the number of shares of common stock available for awards under the Plan.

Plan Administration

The Plan is administered by the Compensation Committee of the Board of Directors. The Committee shall consist of at least three members who shall not be eligible to participate in the Plan. The Committee is comprised solely of independent directors.

Eligibility

Awards under the Plan may be granted to any salaried, full-time employee of the Company or any subsidiary corporation (or other business entity) of which 50% or more of the stock (or other equitable interest) is owned by the Company. Directors who are also officers or employees may be granted awards under the Plan, but directors who are not also our employees are not eligible to participate. The Committee has discretion to determine which of the eligible employees will currently satisfy the eligibility requirements of the Plan. We estimate that approximately 16,000 employees currently satisfy the eligibility requirements of the Plan.

Stock Options

The Committee may grant options to purchase our common stock at not less than fair market value on the date of grant. The Plan specifically prohibits the repricing of options after they are granted, or the exchange or “swapping” of lower priced options for higher priced options.

The Plan provides for the grant of stock options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended, as well as stock options that do not qualify for such treatment. The Plan also permits the granting of other statutory stock options pursuant to any future provisions of the Internal Revenue Code. The federal income tax treatment of Incentive Stock Options is generally more favorable to optionees than the treatment accorded other options. It is also less favorable to the Company because the Company will generally not receive a tax deduction with respect to Incentive Stock Options. (See “Federal Income Tax Treatment” below.) Under current law, the maximum amount of Incentive Stock Options that may be granted to an individual that are exercisable for the first time during any calendar year may not exceed $100,000 in aggregate fair market value.

The Plan provides that, subject to certain limitations with respect to the price and term of options and rights upon termination of employment, discussed below, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options. The Committee may, in its discretion, grant options to purchase our common stock to the officers and other salaried employees of the Company or its subsidiaries (including Directors who are also officers or employees but not to Directors who are not our employees). It may also determine the term of each option, which may not exceed 10 years from the date of grant, and may permit payment upon exercise to be made in Company common stock owned by the optionee, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may place limitations on the pyramiding of shares in payment of the option price.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant stock appreciation rights, either in connection with any option granted by the Committee or separately. A stock appreciation right would, subject to the terms and conditions set forth in the Plan, allow an employee to surrender the related stock option (or separate stock appreciation right) and receive payment for the difference between the stock option price (or base price in the case of a separate stock appreciation right) and the price of the Company’s common stock on the date on which the appreciation right is exercised. Such payment may, in the sole discretion of the Committee, be made in either stock or cash or in any combination thereof.

Stock appreciation rights that are granted in tandem with a related stock option may only be granted at the time of the granting of the related stock option. The number of stock appreciation rights granted shall not exceed the number of shares that may be purchased upon the exercise of the related options and shall be exercisable only so long as the related options are exercisable.

Although the Committee has authority to issue stock appreciation rights, as it did under the 2001 Plan, the Committee has not granted stock appreciation rights since the Securities and Exchange Commission modified the rules relating to the short swing profit liability provisions of the Securities Exchange Act of 1934 with respect to the exercise and sale of stock options by executive officers in 1991. The Committee has no present intentions of granting stock appreciation rights.

Performance Share and Performance Unit Awards

The Committee may award performance shares (payable in shares of common stock) and performance units (payable either in cash or shares of common stock) which are contingent upon the attainment of performance objectives. The Plan provides that the performance objectives which may be used are operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance objectives may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any performance objective or in determining the extent to which any performance objective has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the performance objectives, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan.

Restricted Stock and Restricted Stock Unit Awards

The Committee may award restricted stock or restricted stock units that are subject to conditions including continued employment with the Company. Restricted stock or restricted stock unit awards that are conditioned upon continued employment are generally conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability, retirement, or change in control.

Other Awards

The Plan permits the Committee to make other types of awards, including awards (such as phantom shares) that are based in whole or in part on the value of the Company’s common stock, in lieu of making awards in actual shares of stock (“Other Awards”).

Dividends and Voting

The Plan provides that, except with respect to stock options and stock appreciation rights, the Committee may permit a participant to receive or accrue dividends with respect to such awards under such terms and conditions as the Committee may deem appropriate. In addition, the Committee may permit a participant to vote or execute proxies with respect to shares awarded to a participant under such terms and conditions as the Committee may deem appropriate.

Miscellaneous

The maximum number of shares of Common Stock that may be issued pursuant to performance share awards, performance unit awards, restricted stock awards, restricted stock unit awards, and Other Awards is 2,000,000 shares.

No individual may receive awards for more than 500,000 shares in any calendar year. No individual may receive awards under the plan paid in cash having an aggregate dollar value in excess of $10 million.

The Plan authorizes the delegation of authority with respect to up to 10% of the shares authorized under the Plan to our Chief Executive Officer and other officers, but only with respect to participants who are not subject to Section 16 of the Securities Exchange Act of 1934.

The Committee has discretion to make such provisions as it deems appropriate with respect to the effect, if any, termination of employment will have on any grants or awards under this plan.

The Committee may require that any Federal, state, or local withholding tax requirements be satisfied by withholding shares of common stock.

The Committee may permit deferral of cash or stock based awards (other than options or stock appreciation rights).

Awards granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or as the Committee approves. Under no circumstances will a transfer for value of any Award be permitted.

If actual shares are awarded subject to performance objectives, continued service, or other conditions, they may be registered in the participant’s name but held by us or be retained in book-entry form. In such event the participant will be entitled to receive all dividends and other distributions and shall have voting rights. Stock awards with respect to which the restrictions are not removed shall be forfeited to us. Any award of restricted stock or restricted stock units that is conditioned upon continued employment shall be conditional upon continued employment for a minimum period of three years following the award, except in the case of death, disability, retirement, or change in control.

If there is a change in corporate capitalization such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Committee or the Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, and the maximum limitation on the number of awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and stock appreciation rights, in the number and kind of shares subject to other outstanding awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in able its sole discretion; provided, however, that the number of shares subject to any award shall always be a whole number. The time within which options and/or stock appreciation rights may be exercised in full shall be accelerated in the event of a

“change in control” which generally is deemed to have occurred if (i) any person becomes the beneficial owner of 20% or more of the common stock or combined voting power of the Company’s outstanding securities (subject to certain exceptions), (ii) there generally is a change in the majority of the Directors of the Company, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity. In the event of a change in control, the Committee has the discretion to terminate all outstanding awards in exchange for a payment to the participant in cash in an amount intended to reflect the fair market value of the award at such time.

The Plan is intended to be interpreted, construed, and administered in such manner as to comply with Section 409A of the Code and, to the extent determined by the Committee with respect to any specific award, with Section 162(m) of the Code.

The Plan may be amended by the Board, except that (i) no amendment shall be made without the approval of shareholders which has the effect of (A) increasing the number of shares of stock subject to the Plan, (B) materially increasing the benefits accruing to participants under the Plan, or (C) materially modifying the requirements for participation in the Plan, and (ii) no amendment may adversely affect any rights or obligations with respect to awards previously made unless the action is taken in order to comply with applicable law, stock exchange rules, or accounting rules.

Federal Income Tax Treatment

The following is a summary of the current federal income tax consequences upon the granting and exercise of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards.

Incentive Stock Options.  An employee who is granted an Incentive Stock Option under the Plan will not be subject to federal income tax upon the grant or exercise of the option. However, the exercise of an Incentive Stock Option is a tax preference item and may be subject to the alternative minimum tax.

In the event of a sale of the shares received upon exercise of an Incentive Stock Option after two years from the date of grant and after one year after the date of exercise (the “Holding Period”) any appreciation of the shares received above the exercise price should be a capital gain. The current tax rate applicable to long-term capital gains is 15 percent, which rate is scheduled to increase to 20 percent after December 31, 2012. We would not be entitled to a tax deduction with respect to the grant or exercise of an Incentive Stock Option, or with respect to any disposition of such shares after the Holding Period. However, if shares acquired pursuant to the exercise of an Incentive Stock Option are sold by the employee before the end of the Holding Period, any gain on the sale (to the extent such gain does not exceed the excess of the fair market value of the shares on the exercise date over the option price) will be ordinary income for the taxable year in which the sale occurs. Any additional gain will be capital gain. We will be entitled to a tax deduction in the amount of the ordinary income realized by the employee.

Non-incentive Stock Options.  An employee who is granted a stock option under the Plan that is not an Incentive Stock Option will not be subject to federal tax upon the grant of the option and we will not be entitled to a tax deduction by reason of such grant. Upon exercise of a stock option under the Plan that is not a statutory Incentive Stock Option, the excess of the fair market value of the shares on the exercise date over the option price will be considered compensation taxable as ordinary income to the employee. We may claim a tax deduction in the amount of the taxable compensation realized by the employee.

Stock Appreciation Rights.  Stock appreciation rights will not result in taxable income to the recipient or a tax deduction for us at the time of grant. The exercise of stock appreciation rights will result in compensation taxable as ordinary income to the employee and a tax deduction to us in the amount of any cash paid or the fair market value of any shares issued or transferred.

Restricted Stock and Other Stock Awards.  Stock awards made without restrictions are treated as compensation to the recipient in the amount of the fair market value of the shares and are deductible by us. Stock awards with restrictions will not be subject to federal tax upon grant and we will not be entitled to a tax deduction upon grant, unless the recipient makes an election under Section 83(b) of the Code to have the award taxed at the time of the grant. Assuming no such election is made, upon lapse of restrictions, the fair market value of shares free of restrictions will be considered compensation taxable as ordinary income to the recipient and we may claim a tax deduction at the same time in the same amount, Dividends paid on shares subject to restrictions will be deemed compensation to the recipient and deductible by us.

Restricted Stock Unit Awards.  Restricted stock unit awards will not result in taxable income to the recipient or a tax deduction for us at the time of grant. At the time the restriction lapses, and shares are issued to the recipient, such shares will be treated as compensation to the recipient in the amount of the fair market value of the shares at such time and will be deductible by us.

Plan Benefits

It is not presently possible to determine the dollar value of awards that may be made, or the individuals that may be selected for such awards, in the future under the Plan.

Awards under the 2001 Plan in 2010 to the Chief Executive Officer and each of the named executive officers are shown in the “Summary Compensation Table” and in the “Grants of Plan-Based Awards” table.

Awards under the 2001 Plan in 2010 for all executive officers as a group were as follows: 231,100 stock options, 91,500 restricted stock units and 69,900 performance units. Awards under the 2001 Plan in 2010 for all non-executive officer employees as a group totaled 491,100 stock options, 404,550 restricted stock units and 72,800 performance units. Non-executive directors are not eligible to participate in the Plan.

Vote Required

Approval of the Plan will be decided by a majority of the votes cast “for” or “against” the proposal at the meeting.

The Board of Directors recommends that you vote FOR approval of the Goodrich Corporation 2011 Equity Compensation Plan.

4. ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Company seeks your advisory vote on the following resolution to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K:

“Resolved, that the shareholders hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed, pursuant to Item 402 of Regulation S-K, in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company regularly seeks shareholder approval of its executive incentive plans. Our shareholders approved the Goodrich Corporation Senior Executive Management Incentive Plan at last year’s annual meeting and the Company is seeking approval of the Goodrich Corporation 2011 Equity Compensation Plan at this year’s annual meeting. Those incentive plans make up a majority of the pay that the Company provides to our executives.

The Company has a strong record of delivering performance results for our shareholders, customers, and the community. We are one of the largest worldwide suppliers of aerospace components, systems and services to the commercial and general aviation airplane markets. We are also a leading supplier of systems and products to the global defense and space markets. Our executive compensation programs have played a significant role in our ability to drive strong financial results and attract and retain a highly experienced and successful management team.

Our executive team has successfully managed our Company through the growth markets of 2005-2008 and the recent economic downturn in 2009-2010. For the fiscal year ending December 31, 2010, the Company had one of its highest years ever in terms of revenue and earnings per share and net income from continuing operations. Our strong financial performance over the past five fiscal years has been recognized by the market, resulting in a total shareholder return over that period that easily beat the S&P 500 Index and the S&P 500 Aerospace & Defense Index. Our company is poised to deliver strong financial performance in 2011.

As is discussed in the Compensation Discussion and Analysis, we believe that our executive compensation programs are designed to support our Company’s business objectives and to attract and retain executive talent.

•	Our compensation programs are linked to our key business objectives and the drivers of shareholder value.

•	We monitor the executive compensation programs of companies of similar size and complexity to ensure that our programs are within the competitive range of median compensation opportunities.

The Board of Directors recommends a vote “FOR” the resolution to approve the Company’s compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement.

5. ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The following proposal gives our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we include in our proxy statement an advisory vote, similar to Proposal 4 above, to approve or not approve the compensation of our named executive officers. By voting on this proposal, shareholders may indicate whether they prefer that we seek such an advisory vote every one, two, or three years. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are required to hold at least once every six years an advisory shareholder vote regarding the frequency of the advisory stockholder vote on executive compensation.

For the reasons described below, we recommend that our shareholders select a frequency of every three years, or a triennial vote. A triennial vote will allow shareholders to evaluate our executive compensation program in relation to our long-term performance. One of the core principles of our executive compensation program is to align senior management with our shareholders by encouraging long-term value creation. For example, our named executive officers receive performance unit awards which are tied to stock price performance and the attainment of financial metrics over a three-year period. Similarly, our named executive officers receive restricted stock awards and stock options, both of which vest over a number of years. Therefore, our Board of Directors recommends a triennial vote which would allow our executive compensation programs to be evaluated over a multi-year period.

In addition, a triennial vote will provide the time to thoughtfully respond to shareholder views on executive compensation issues. We carefully monitor our executive compensation program as it is critical to motivating and retaining our employees. We believe that a triennial vote will provide our Compensation Committee with sufficient time to carefully consider any suggested changes to our executive compensation program and to implement any appropriate changes.

Finally, we have a long history of shareholder engagement. We are open to input from our shareholders regarding Board and governance matters, as well as our executive compensation program. We believe our willingness to discuss these issues with our shareholders reduces the need for and value of more frequent advisory votes on executive compensation.

You may cast your vote on your preferred voting frequency by selecting the option of holding an advisory vote on executive compensation “every three years,” as recommended by the Board of Directors, “every two years” or “every one year,” or you may “abstain.” Your vote is not intended to approve or disapprove the recommendation of the Board of Directors. Rather, we will consider the shareholders to have expressed a preference for the option that receives the most votes.

While we intend to carefully consider the voting results for this proposal, the final vote is advisory in nature and therefore not binding on us, our Board of Directors or the Compensation Committee. Our Board and Compensation Committee value the opinions of all of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold an advisory vote on executive compensation.

The Board of Directors recommends a vote for a frequency of “EVERY THREE YEARS” for future non-binding shareholder votes on compensation of our named executive officers.

6. OTHER MATTERS

Our Board of Directors knows of no other matters that may properly be presented to the Annual Meeting. If any other matters do properly come before the Annual Meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.

GOVERNANCE OF THE COMPANY

Pursuant to the New York Business Corporation Law and our By-Laws, our business is managed under the direction of our Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman, President and Chief Executive Officer and other officers, through visits to our significant facilities, by reviewing materials provided to them and by participating in meetings of the Board and its committees. In addition, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation. These sessions are presided over by the Chair of our Committee on Governance.

Corporate Governance

Our Board of Directors has a long-standing commitment to sound and effective corporate governance practices. Our Guidelines on Governance address a number of important governance issues including director independence, qualifications for Board membership, mandatory retirement, majority voting in the uncontested election of directors, Board self-assessment and succession planning. In addition, the Board has for many years had in place formal charters setting forth the powers and responsibilities of each of its standing committees.

Governance Documents

We maintain a corporate governance page (www.goodrich.com/governance) on our Internet site that includes key information about our corporate governance initiatives, including our Guidelines on Governance, the charters for our standing committees and our Business Code of Conduct.

Business Code of Conduct

In 2003 our Board of Directors adopted our revised Business Code of Conduct, which sets forth the fundamental legal and ethical principles for conducting all aspects of our business. The code applies to all directors, officers and employees of our company and its subsidiaries, as well as to agents and representatives doing business on our behalf. Our Business Code of Conduct, together with specific policies and procedures, outlines the behavior expected of such individuals in carrying out their daily activities within appropriate ethical and legal standards. Each year, all of our employees are required to complete certain computer-based training modules on specific subject matters contained in our Business Code of Conduct and to certify that they have reviewed and understand the Business Code of Conduct.

Board of Directors

Our Board of Directors held ten meetings in 2010. All directors attended 75% or more of the aggregate of the number of Board of Director meetings and meetings of the committees of the Board on which they served.

We typically schedule a Board of Directors meeting in conjunction with our annual meeting of shareholders and expect that our directors will attend absent a valid reason, such as a schedule conflict. All nine of the individuals standing for election as directors in 2011 attended our 2010 annual meeting of shareholders.

Leadership Structure

As is stated in the Board of Directors Guidelines on Governance, the Board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. As is described in its Guidelines on Governance, the Board believes that this issue is part of the succession planning process and recognizes that there may be circumstances that would lead to the separation of these offices. The Board believes it is in the best interests of the Company for the Board to make such a determination when it considers the selection of a new Chief Executive Officer or at such other times as it deems appropriate.

Marshall Larsen has served as Chief Executive Officer of the Company since April 2003 and as Chairman since October 2003. During 2010, the Board consisted of ten independent directors, as defined by New York Stock Exchange standards, in addition to Mr. Larsen. Further, to promote open discussion among our non-management directors, those directors meet in regularly scheduled executive sessions without management participation. These sessions are led by the Presiding Director who is currently the Chair of our Committee on Governance. The Presiding Director sets the agenda of the executive sessions and takes any follow-up action deemed necessary. The Board believes that the current leadership structure has served the Company well over recent years and that it is the best leadership structure for the Company under the present circumstances.

Director Independence; Audit Committee Financial Expert

Our Board of Directors has determined that each of our directors other than Mr. Larsen, and each of the members of our Audit Review Committee, Committee on Governance and Compensation Committee, has no material relationship with Goodrich (other than in the individual’s position as a director) and is an “independent director” under the New York Stock Exchange director independence standards and the director independence standards set forth in our Guidelines on Governance (which reflect exactly the New York Stock Exchange standards).

The Board has also determined that each of the members of our Audit Review Committee is “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, and that Directors DeLoach, Jumper, Olesen and Rankin are “audit committee financial experts” as that term is defined in Item 407 of Regulation S-K of the SEC.

The Board based these determinations primarily on a review of the responses of our directors to questions regarding education, employment and compensation history, affiliations and family and other relationships and on discussions with the directors. In making its independence determinations, the Board considered the transactions described below under “Policy on Related Party Transactions” and for the reasons stated below determined that none of those relationships was material.

Policy on Related Party Transactions

In 2006, our Board of Directors adopted a written policy with respect to related party transactions. The policy requires that all transactions between the Company and a related party, which includes all executive officers and directors and their immediate family members, that exceed $120,000 and in which the related party has a direct or indirect material interest, be approved or ratified by the Audit Review Committee or by the disinterested members of our full Board of Directors. The policy also applies to entities: (1) owned or controlled by a director, executive officer or their immediate family members: and (2) of which a director, executive officer or their immediate family member serves as a senior officer or director.

For 2010, the Audit Review Committee considered and ratified transactions between the Company and The Timken Company. Director Griffith is President and Chief Executive Officer of

Timken. Timken’s direct sales to the Company during 2010 were approximately $5.3 million, consisting primarily of bearing products that the Company used in various applications.

In reaching its decision, the Audit Review Committee took into consideration the following factors: Director Griffith received no unique personal benefit from such transactions; the transactions were negotiated at arm’s length between the companies with no involvement from Director Griffith; the total amount of sales between the companies is immaterial in comparison to the total revenues of either company; and the amount of such sales is significantly below the levels that would preclude a finding of independence under New York Stock Exchange standards or our Guidelines on Governance.

Compensation Committee Interlocks and Insider Participation

In making its independence determinations with respect to Director Griffith, who serves as Chair of the Compensation Committee, the Board considered the transactions described above under “Policy on Related Party Transactions” and for the reasons stated above determined that the relationship was not material.

Board Committees

Our Board of Directors has established five standing committees: the Executive Committee, the Audit Review Committee, the Compensation Committee, the Committee on Governance and the Financial Policy Committee.

The following table shows the current committee membership and the number of meetings each committee held in 2010.

Financial
	Executive	Audit Review	Compensation	Committee on	Policy
	Committee	Committee	Committee	Governance	Committee

Carolyn Corvi		X	X
Diane C. Creel			X		X
George A. Davidson, Jr.			X		X
Harris E. DeLoach, Jr.	X	Chair		X
James W. Griffith			Chair	X
William R. Holland				X	Chair
John P. Jumper		X			X
Marshall O. Larsen	Chair
Lloyd W. Newton			X		X
Douglas E. Olesen		X			X
Alfred M. Rankin, Jr.	X	X		Chair
Number of Meetings in 2010	0	8	3	5	5

The following is a brief description of the duties of each committee. A more complete description of each committee’s functions is contained in its charter, a current copy of which is available on the corporate governance page of our Internet site www.goodrich.com/governance.

Executive Committee.  The Executive Committee acts on behalf of our Board of Directors between regularly scheduled Board meetings. Our Guidelines on Governance state that it is the view of the Board that the Executive Committee will meet only when formal action is necessary and it is not feasible to convene a special meeting, in person or by telephone, of the full Board.

Audit Review Committee.  The Audit Review Committee assists our Board of Directors in its oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm, the performance of our internal audit function and independent registered public accounting firm, and our compliance with legal and regulatory requirements. This committee has direct responsibility for the selection and appointment of our independent registered public accounting firm.

Compensation Committee.  The Compensation Committee reviews, analyzes and, in some cases, approves and, in other cases, makes recommendations to our Board of Directors regarding employee and executive compensation, and incentive, equity-based and benefit programs, including compensation for our Chief Executive Officer.

Committee on Governance.  The Committee on Governance assists our Board of Directors in identifying and recommending individuals to the Board for nomination as Board members, Board assessment and administration, management assessment, reviewing and assessing corporate governance guidelines and principles, and recommends director compensation.

Financial Policy Committee.  The Financial Policy Committee assists our Board of Directors in reviewing and monitoring our financial planning, financial structure, major financing activities, risk management and insurance programs, investments, dividend policy and retirement plan funding and investment management.

Director Nominations and Qualifications

Our Board of Directors is responsible for nominating members of the Board and for filling vacancies on the Board that may exist between annual meetings of shareholders. The Board has delegated the screening process for new directors to the Committee on Governance.

Our Guidelines on Governance state that candidates nominated for election or re-election to our Board of Directors generally should meet the following qualifications:

•	Candidates should possess broad training and experience at the policy-making level in business, government, education, technology or philanthropy.

•	Candidates should possess expertise that is useful to us and complementary to the background and experience of other Board members, so that an optimum balance in Board membership can be achieved and maintained.

•	Candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision-making.

•	Candidates should be willing to devote the required amount of time to the work of the Board and one or more of its committees. Candidates should be willing to serve on the Board over a period of several years to allow for the development of sound knowledge of the Company and its principal operations.

•	Candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

Our current Board members share certain characteristics and attributes that are critical to effective board membership, including: sound and mature business judgment essential to intelligent decision-making; experience at the policy-making level at a business, government or other relevant organization; integrity and honesty; and the ability to collaborate in an effective manner at the board level. In addition, our directors have specific employment and leadership experiences, knowledge and skills that qualify them for service on our Board, as are described in their biographies in this Proxy Statement under the caption “Nominees for Election and Their Qualifications.”

When a vacancy exists on the Board, or when the Board determines to add an additional director, the Committee on Governance seeks out appropriate candidates from various sources, which may include other directors, as well as consultants and search firms to which we pay fees for their assistance in identifying and evaluating candidates. The Committee evaluates all candidates on the basis of the above qualifications and other criteria that may vary from time to time. The Guidelines on Governance state that normally only the Chief Executive Officer should be an employee director.

The Committee on Governance considers matters of diversity (including diversity in professional experience and diversity in terms of race, gender, age and background) in evaluating nominees for election as directors, although it does not have a formal policy. The Committee on Governance considers all candidates in the context of the qualifications enumerated above, as well as their complementary experiences, backgrounds and skills, in an effort to maintain a strong and effective Board of Directors.

The Committee on Governance does not have a formal policy on the consideration of director candidates recommended by shareholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case-by-case basis.

Under our By-Laws, nominations of persons for election to the Board of Directors may be made at an annual meeting of shareholders by any shareholder who has complied with the advance notice provisions of our By-Laws. These advance notice provisions are discussed elsewhere in this proxy statement under the caption “Election of Directors — Other Nominees”.

The Board’s Role in the Risk Management Process

The Company has traditionally identified and evaluated risk as part of each business unit’s annual strategic planning process. Beginning in 2007, the Company developed and implemented an enterprise risk management program (“ERM”) which incorporates the business unit risk assessments. The Company’s ERM program is a systematic approach to risk assessment and mitigation which is designed to measure, manage and aggregate risks on an enterprise-wide basis. Under the Company’s ERM program, management identifies various risks facing the Company and assesses such risks by probability of occurrence and potential impact on free cash flow. Management has the responsibility for developing an action plan to address, mitigate or monitor such risks. Management updates the ERM program annually to reassess existing risk profiles and to identify new types of risk.

While management is responsible for developing and managing the Company’s ERM program, the Board provides oversight and review of the process. The Board has delegated oversight of the ERM program to the Financial Policy Committee, with the exception of risk relating to internal control over financial reporting which is the oversight responsibility of the Audit Review Committee. The Vice President and Treasurer of the Company is primarily responsible for administrative management of the Company’s ERM program. The CEO and the senior executive management team review and discuss each year’s analysis and identification of risk. A report is presented to the Financial Policy Committee and the Audit Review Committee on the annual assessment. As both the Financial Policy Committee and the Audit Review Committee consist of independent directors under New York Stock Exchange standards, the Board’s role in risk oversight did not impact the Company’s leadership structure. The Compensation Committee, as described in the Compensation Discussion and Analysis, also considered the Company’s risks in concluding that the Company’s executive compensation program does not encourage our management to take unreasonable risks relating to the Company’s business.

Communications with Directors

Shareholders or other interested parties who wish to communicate with our Board of Directors, our non-management directors as a group or any individual director can do so by writing to them, c/o Secretary, Goodrich Corporation, 2730 West Tyvola Road, Charlotte, North Carolina 28217. Our Secretary has been instructed by the Board to promptly forward communications so received to the addressee or addressees.

Stock Ownership

In 2008, the Board adopted a stock ownership policy for non-management directors. Under the policy, each non-management director must maintain shares the value of which equals or exceeds four times the amount of the annual retainer (currently, $70,000 per year). Common Stock owned outright and shares in the deferred compensation and phantom share plans count towards meeting the stock ownership requirements. New directors have five years following election to satisfy the ownership requirements. All directors with at least five years of service meet the ownership requirements.

Compensation of Directors

The Committee on Governance recommends and the Board determines the total compensation of the non-management directors. Each component of director compensation is described in more detail below. Management directors receive no additional compensation for Board service.

The following table sets forth information regarding the compensation of our non-management directors in 2010.

					Change in
					Pension
					Value and
	Fees			Non-Equity	Non-qualified
	Earned			Incentive	Deferred
	or Paid	Stock	Option	Plan	Compensation	All Other
Name	in Cash	Awards	Awards	Compensation	Earnings	compensation	Total
(a)	($)(b)	($)(c)(2)	($)(d)	($)(e)	($)(3)(f)	($)(4)(5)(g)	($)(h)

Carolyn Corvi	102,000	90,000	—	—	—	1,062	193,062
Diane C. Creel	93,000	90,000	—	—	91	43,466	226,557
George A. Davidson, Jr.	94,500	90,000	—	—	—	45,554	230,054
Harris E. DeLoach, Jr.	117,250	90,000	—	—	—	58,838	266,088
James W. Griffith	104,750	90,000	—	—	—	23,663	218,413
William R. Holland	104,375	90,000	—	—	—	35,061	229,436
John P. Jumper	102,000	90,000	—	—	—	10,164	202,164
Lloyd W. Newton	94,500	90,000	—	—	—	8,242	192,742
Douglas E. Olesen	102,000	90,000	—	—	—	53,280	245,280
Alfred M. Rankin, Jr.	111,875	90,000	—	—	80,676	35,121	317,672
A. Thomas Young(1)	22,500	90,000	—	—	—	35,413	147,913

(1)	Mr. Young retired from the Board on April 20, 2010.

(2)	This column shows the full grant date fair value of the phantom share awards made for 2010.

(3)	During 2010 Ms. Creel accrued interest on previously deferred meeting fees in the Outside Director Deferral Plan at the prime rate as provided in the Plan. The amount shown in column (f) represents the difference in interest earned compared to the amount that would have been earned using the federal long-term rate. For Mr. Rankin, this number represents the increase in the value of his benefit under the Directors’ Retirement Income Plan during 2010. This increase is the net impact of a decrease in value of $13,794 due to later commencement of the pension (i.e., 12/31/10 versus 12/31/09) an increase in value of $71,053 due to the impact on his pension of the increase in the annual retainer, and an increase in value of $23,417 due to changes in assumptions the Company used to value pension benefits. The amount of the benefit payable will be $49,000 annually when he retires from the Board.

(4)	Under the Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan, our directors have the following amounts credited to their accounts as of December 31, 2010: Ms. Corvi, 1,288 shares; Ms. Creel, 23,756 shares; Mr. Davidson, 26,944 shares; Mr. DeLoach, 17,672 shares; Mr. Griffith, 15,767 shares; Mr. Holland, 21,193 shares; General Jumper, 8,005 shares; General Newton, 6,587 shares; Mr. Olesen, 24,782 shares; and Mr. Rankin, 16,823 shares.

(5)	This column includes the following dividend equivalents paid during 2010 under the Outside Director Phantom Share Plan and the Director’s Phantom Share Plan: Ms. Corvi, $1,062; Ms. Creel, $31,510; Mr. Davidson, $35,829; Mr. DeLoach, $23,265; Mr. Griffith, $20,684; Mr. Holland, $28,036; General Jumper, $10,164; General Newton, $8,242; Mr. Olesen, $32,900; Mr. Rankin, $22,115; and Mr. Young, $20,591. This column also includes the following dividend equivalents paid during 2010 under the Outside Director Deferral Plan and the Directors’ Deferred Compensation Plan: Ms. Creel, $11,956; Mr. Davidson, $9,725; Mr. DeLoach, $35,573; Mr. Griffith, $2,979; Mr. Holland, $7,025; Mr. Olesen, $20,380; Mr. Rankin, $13,006; and Mr. Young, $14,822. In addition, directors received certain perquisites including long distance telephone service, business travel accident insurance and occasional personal use of company aircraft. The aggregate incremental cost of perquisites to each director was less than $10,000 in 2010.

Annual Retainer and Meeting Fees

During 2010, each of our non-management directors received an annual retainer of $67,500. Effective April 21, 2010, the annual retainer was increased to $70,000. Annual retainers are paid in quarterly installments. In addition, each of our non-management directors received $1,500 for each Board and Board Committee meeting attended. The Chairs of the Committee on Governance and the Financial Policy Committee each received an annual retainer of $6,875 for serving as the Committee Chair, the Chair of the Compensation Committee received an annual retainer of $8,750 and the Chair of the Audit Review Committee received an annual retainer of $13,750. Effective April 21, 2010, the Committee Chair annual retainers were increased to $15,000 for the Audit Review Committee, $10,000 for the Compensation Committee and $7,500 for the Committee on Governance and the Financial Policy Committee. Chair retainers are paid in quarterly installments.

Outside Director Deferral Plan

Starting in 2005, non-management directors could elect to defer annual retainer and meeting fees under the Outside Director Deferral Plan. The plan permits non-management directors to elect to defer a portion or all of the annual retainer and meeting fees into either a phantom Goodrich share account or a cash account. Amounts deferred into the phantom share account accrue dividend equivalents, and amounts deferred into the cash account accrue interest at the prime rate. The plan provides that amounts deferred into the phantom share account are paid out in shares of Common Stock, and amounts deferred into the cash account are paid out in cash, in each case following termination of service as a director, in either a single lump sum, five annual installments or ten annual installments.

Prior to 2005, non-management directors could elect to defer a portion or all of the annual retainer and meeting fees into a phantom Goodrich share account pursuant to the Directors’ Deferred Compensation Plan. The plan provides that amounts deferred into the account are paid out in shares of Common Stock following termination of service as a director. Dividend equivalents accrue on all phantom shares credited to a director’s account.

Outside Director Phantom Share Plan

In addition to the annual retainer and meeting fees, in 2010, each non-management director received an annual grant of phantom shares under the Outside Director Phantom Share Plan equal in value to $90,000. Dividend equivalents accrue on all phantom shares credited to a director’s account. All phantom shares are fully vested on the date of grant. Following termination of service as a director, the cash value of the phantom shares will be paid to each director in either a single lump sum, five annual installments or ten annual installments. The value of each phantom share is determined on the relevant date by the fair market value of Common Stock (as defined in the plan).

Prior to 2005, each non-management director received an annual grant of phantom shares under the Directors’ Phantom Share Plan equal in value to the then-current annual retainer. Dividend equivalents accrue on all phantom shares credited to a director’s account. All phantom shares under this plan are fully vested. Following termination of service as a director, the cash value of the phantom shares will be paid to each director in twelve monthly installments. The value of each phantom share is determined on the relevant date by the fair market value of Common Stock (as defined in the plan).

Directors’ Retirement Income Plan

Mr. Rankin participates in our 1982 Directors’ Retirement Income Plan, which was terminated in 1995. The plan provided that, upon retirement from the Board of Directors after reaching the age of 55 with at least ten years of service as a director, a non-management director would be entitled to receive an annual amount equal to the annual retainer in effect at retirement. A retiring director who had reached age 55 and served for at least five but less than ten years would be entitled to a reduced amount equal to 50% of the annual retainer in effect at retirement, plus 10% of such annual retainer for each additional year of service (rounded to the nearest whole year) up to ten. Under the transition provisions of the plan, upon his retirement Mr. Rankin will be entitled to receive an annual amount under the plan equal to 70% of the annual retainer in effect at retirement.

Other

Non-management directors are reimbursed for actual expenses incurred in the performance of their services as directors, including continuing education programs and seminars and, in most instances, provided with travel via company-provided private aircraft to Board of Directors and committee meetings. During 2010, we also provided each non-management director with long-distance telephone service for business and personal use and with $250,000 in business travel accident insurance coverage.

Indemnification; Insurance

We indemnify our directors and officers to the fullest extent permitted by the New York Business Corporation Law. This is required under our By-Laws, and we have also signed agreements with each of our directors and some of our officers contractually obligating us to provide this indemnification to them.

As authorized by the New York Business Corporation Law and our By-Laws, we have purchased insurance providing indemnification for Goodrich and its subsidiaries as well as their directors and officers. The insurance is part of a package that includes employment practices, fiduciary and crime insurance coverage.

AUDIT REVIEW COMMITTEE REPORT

The Audit Review Committee is appointed annually by the Board of Directors to assist it in its oversight function by monitoring the integrity of Goodrich’s consolidated financial statements, the qualifications and independence of the independent registered public accounting firm, the performance of the internal audit function and independent registered public accounting firm and compliance with legal and regulatory requirements. The Audit Review Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace the independent registered public accounting firm.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for the report on internal control over financial reporting. The independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In addition, that firm is responsible for attesting to the effectiveness of Goodrich’s internal control over financial reporting.

In this context, the Audit Review Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Review Committee that Goodrich’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Review Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Review Committee the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). The Audit Review Committee also reviewed and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In addition, the Audit Review Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant communications with the Audit Review Committee concerning independence, and discussed with the independent registered public accounting firm its independence from Goodrich and its management. The Audit Review Committee also considered whether the provision of non-audit services to Goodrich is compatible with maintaining the firm’s independence. The Audit Review Committee has concluded that the independent registered public accounting firm is independent from Goodrich and its management.

The Audit Review Committee discussed with Goodrich’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Review Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of Goodrich’s internal controls, and the overall quality of Goodrich’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Review Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in Goodrich’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the Securities and Exchange Commission. The Audit Review Committee also appointed, subject to shareholder ratification, Goodrich’s independent registered public accounting firm for the year 2011.

The Audit Review Committee

Harris E. DeLoach, Jr., Chair
Carolyn Corvi
John P. Jumper
Douglas E. Olesen
Alfred M. Rankin, Jr.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

James W. Griffith, Chair
Carolyn Corvi
Diane C. Creel
George A. Davidson, Jr.
Lloyd W. Newton

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Summary

In 2010, we experienced sales growth of approximately 4%, with growth occurring in all of our major market channels, except for commercial aftermarket products and services which was essentially flat year-over-year. Our income from continuing operations attributable to the Company increased 2% from $563 million in 2009 to $577 million in 2010. Income from continuing operations attributable to the Company would have increased by approximately 6% if the Company had not elected to redeem debt prior to its maturity in 2012 to capitalize on favorable re-financing rates. We were able to maintain strong operating income margins due to our continued focus on cost control and operational excellence. The Company generated excellent net cash provided by operating activities during 2010 despite accelerating $300 million of contributions to its defined benefit pension plans into 2010 that were planned for future periods.

As discussed below, we achieved above target results on our annual incentive compensation metrics, Free Cash Flow (net cash provided by operating activities minus capital expenditures) and Earnings Before Interest and Taxes. This resulted in achievement of 142% of target for the portion of the annual incentive compensation tied to financial performance. Our strong return on invested capital and our total shareholder return of 39% during 2010 contributed to performance unit payouts at 193%, which is very near maximum level, for the period covering 2008-2010. We continue to believe that our underlying executive compensation programs remain appropriate and effective in motivating and rewarding the behaviors that create long-term shareholder value. We believe our annual incentive plan financial metrics of Earnings Before Interest and Taxes and Free Cash Flow are the fundamental measurements of the strength of the Company and, when strong performance is sustained, will create shareholder value. Below is a graph showing total shareholder return for the Company compared to the S&P 500 and the S&P Aerospace indices for the period covering 2005-2010.

Beginning in 2010, the Company eliminated executive perquisites for the CEO and all direct reports to the CEO, with the exception of financial counseling and tax preparation and executive physicals. In order to maintain a competitive total compensation package for our named executive officers, the Compensation Committee increased the target bonus opportunity by 5-10% of annual salary for our named executive officers. This approach shifts economic value from non-performance-based items to performance-based pay which requires the achievement of certain performance levels before compensation is earned. We did not make any other changes to the design of our executive incentive compensation programs for 2010.

Executive Compensation Philosophy

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business. We have designed the programs to motivate employees to achieve business objectives and maximize their long-term commitment to our success by providing compensation elements that align the interests of executives with enhancing shareholder value and achieving our long-term strategies.

The Role of Risk and Risk Mitigation

We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value. By targeting long-term incentive compensation at 50-60% of our named executive officers’ total compensation package, the Committee believes that we are encouraging strategies that correlate with the long-term interests of the Company. In addition, only about 20-25% of total compensation is fixed for the named executive officers while the remaining total compensation is tied to performance, consistent with the Company’s pay-for-performance philosophy. Further, the Committee has selected the financial metrics of Earnings Before Interest and Taxes and Free Cash Flow which are not easily manipulated by short-term risk taking. We have also maintained stock ownership guidelines for over ten years for our named executive officers that not only align their interests with shareholders, but also discourage behavior that is focused only on the short-term. Based on these factors, the Committee believes, with the concurrence of its independent compensation consultant, that our executive compensation program does not encourage our management to take unreasonable risks relating to our business.

The Committee also monitors our executive compensation program for potential risk mitigation. Effective in 2010, the Committee revised the agreement for named executive officers and certain other senior executive recipients of stock options and restricted stock units to allow the Committee to clawback certain awards in the case of, among other things, acts of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty. In addition, all of the components of our long-term incentive program contain vesting periods ranging from one to five years.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for establishing the overall philosophy and objectives, financial metrics and oversight for our executive compensation programs. The Committee presently consists of five independent directors who are responsible for reviewing our compensation, benefits and share-based programs and recommending changes to the full Board of Directors. The Committee meets regularly, but at least three times annually, and engages the services of an independent compensation consultant to assist with its deliberations. The Board of Directors has established a Compensation Committee Charter to govern and guide the Committee. The Committee reviews and assesses the Charter annually and recommends any changes to the Board of Directors.

Pay Mix of Named Executive Officers

The Committee’s philosophy is to develop short-term and long-term incentive programs that reward financial performance that creates value for our shareholders. Our executive compensation programs are designed to strike an appropriate balance between our short-term and long-term goals and objectives. To that end, the Committee considers the achievement of the long-term goals of the Company to be a priority for increasing shareholder value and targets long-term incentive compensation to be approximately 50% of the total direct compensation of the executive officers. This focuses management on the appropriate long-term initiatives to increase shareholder value. In addition, short-term (annual) incentive compensation is intended to be approximately 25% of the total direct compensation of the executive officers, with annual salary making up the remainder. The Committee believes that this pay mix remains appropriate to create long-term shareholder value, even with recent economic developments.

The Chief Executive Officer’s long-term incentive compensation, based on target levels, is approximately 60% of his total direct compensation, and his annual incentive compensation is approximately 20% of his total direct compensation. The remainder of his total direct compensation, approximately 20%, is annual salary. For the other named executive officers, based on target levels, their long-term incentive compensation is approximately 50% of their total direct compensation and their annual incentive compensation is approximately 25% of their total direct compensation. The remainder of the other executives’ total direct compensation, approximately 25%, is annual salary. Below is a bar chart showing the components of the total direct compensation for the named executive officers based on target levels.

Financial Goals and Performance Metrics

As the Committee collaborates with the Board of Directors and senior management to evaluate our financial performance, it reviews and identifies those areas where financial performance can be improved. Measures of this financial performance improvement include revenue growth, net income, earnings per share, earnings before interest and taxes, cash flow or its individual components, return on equity, return on invested capital or any other financial metric that will enhance shareholder value when achieved or exceeded. In addition to enhancing shareholder value, the executive compensation programs also are intended to provide retention value to the Company and to provide a competitive compensation package for attracting executive talent.

Each year, the Committee reviews our annual and long-term (five years) business plans. Using this review, the Committee identifies those financial goals that are critical for achievement of our business plans. The Committee also annually reviews the components of other aerospace and manufacturing companies’ executive compensation programs. This external review helps the Committee identify issues and trends in executive compensation. Except for the changes noted above, the Committee determined not to make any other changes to the executive compensation program in 2010.

Use of Compensation Consultants and Benchmarking Data

Pearl Meyer & Partners currently serves as the Committee’s independent compensation consultant. In addition to providing advice on various executive compensation issues that arise, Pearl Meyer & Partners provides executive compensation market data to the Committee and conducts reviews of the proxy statements of peer companies to evaluate current practices and trends within the aerospace industry. Other than serving as independent compensation consultant to the Committee and providing advice to the Committee on Governance on director compensation issues, Pearl Meyer & Partners provided no other services to the Board, its committees or to the Company since it has been engaged by the Company.

The Committee has established a group of aerospace peer companies (32 companies) which is used for both comparison of total shareholder return and executive compensation levels and practices (referred to as the Primary Peer Group). The Committee also established a subset of the Primary Peer Group (21 companies) for analysis of executive compensation levels and practices (referred to as the Secondary Peer Group). The Secondary Peer Group companies are selected based on their aerospace products, revenue size and comparability to our markets and customers. The Committee believes that the Secondary Peer Group consists of companies that compete with us for executive talent while the Primary Peer Group consists of a broader set of companies that the Committee believes we compete with for outside investment. The companies listed below are our current Primary Peer Group.

AAR Corp.	General Dynamics Corporation*	Precision Castparts Corp.*
Alcoa Inc.	General Electric Company**	Raytheon Company*
Alliant Techsystems Inc.*	Hexcel Corporation*	Rockwell Collins Inc.*
B/E Aerospace, Inc.	Heico Corporation	Rolls-Royce Group plc
The Boeing Company*	Honeywell International Inc.*	Spirit Aerosystems Inc.*
Bombardier Inc.	ITT Corporation*	Teledyne Technologies, Inc.*
Crane Co.*	L-3 Communications Holdings, Inc.*	Textron Inc.*
Curtiss-Wright Corporation	Lockheed Martin Corporation*	Triumph Group, Inc.*
EADS N.V.	Moog Inc.*	United Technologies Corporation*
Embraer	Northrop Grumman Corporation*	Woodward Governor Company*
Garmin Ltd.	Parker-Hannifin Corporation*

*	Companies in our Secondary Peer Group.

**	Starting with the 2010 performance unit period, General Electric Company will not be part of the Primary Peer Group.

In addition to consideration of the data from the Secondary Peer Group, the Committee and Pearl Meyer & Partners also consider data provided by the Company with respect to survey data published by Towers Watson, Mercer and Aon Hewitt. The Committee evaluates the Secondary Peer Group data as well as survey data trends (with equal weighting on the Secondary Peer Group data and survey data, where such data is available, and collectively referred to as “market data” herein) to develop targets, as discussed herein, for each element of compensation for each position. The companies listed on Appendix C to this Proxy Statement are included in the survey data.

We use the market data to benchmark several factors considered in the pay setting process. Annually, including 2010, each element of the executive compensation structure (salary range, target incentive award opportunities, and executive benefits and perquisites) and, therefore, target total direct compensation was set to be within a competitive range to the median of the market data. The determination of an individual executive’s pay will vary based on his or her competencies, skills, experience and performance, as well as internal alignment and pay relationships. In 2010, each named executive officer’s salary and target annual and long-term incentive award opportunities were within the competitive range of median compensation opportunities offered by the market data.

Components of Executive Compensation

The components of our 2010 executive compensation program are: annual salary; annual incentive compensation; long-term incentive compensation; benefits and perquisites relating to financial counseling and tax preparation and executive physicals. Long-term incentive compensation currently consists of grants of restricted stock units, non-qualified stock options and performance units. Each of these components is discussed separately below.

Annual Salary

The Committee views annual salary as the foundation for our executive compensation programs. In establishing salary levels, the Committee considers annual salary as a basic and necessary component of executive compensation. While focusing on executive performance, the payment of annual salary is not directly tied to achievement of certain pre-established financial goals. As discussed above, annual salary is targeted to be approximately 20-25% of the total direct executive compensation package for the named executive officers. The Committee considers financial performance when evaluating future salary adjustments as well as the continued employment of the named executive officers.

In addition, annual salary is intended to ensure that our compensation practices are competitive within the aerospace industry and with major industrial companies (using the market data). To help assess the annual salary of our executive officers, each year the Committee and its independent advisor (currently Pearl Meyer & Partners) review market data for each executive officer, including the named executive officers. The Committee evaluates the market data to develop a target annual salary for each executive position. The Committee believes that the target salary for each of our executive positions should be at the median base salary of similar positions at comparable aerospace and industrial companies. Consistent with our Secondary Peer Group companies, our Chief Executive Officer’s annual salary is greater than the salary of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. The role requires a different level of knowledge, experience and capability to achieve complex results across the entire Company. While the median is the target, other factors such as experience, time in position, complexity of functions and operations and past performance also are considered. The Committee believes that salaries for executives with significant experience and strong past performance should not generally exceed the 75th percentile of the comparable position within the market data. The Committee recommends to the Board of Directors the annual salary for the Chairman and Chief Executive Officer and establishes the annual salary for certain other executive officers, including the named executive officers. Based on its consideration as well as recommendations from the Chief Executive Officer, the Committee uses its judgment to determine the appropriate salary level for each executive officer. The Chief Executive Officer provides written feedback to the Committee on the performance of the executive officers, including his own. For 2010, the salaries for our named executive officers ranged from the median to about 11% above the 50th percentile of the market data.

Annual Incentive Compensation

Our annual incentive compensation is an annual cash bonus paid based on the achievement of certain financial, individual and team performance goals. In addition to rewarding performance, our annual incentive compensation is intended to motivate and retain qualified individuals who have the opportunity to influence our results and enhance shareholder value. The philosophy is to provide competitive awards when financial objectives are achieved and provide reduced or no awards when the objectives are not achieved.

An individual’s annual incentive compensation target under our Management Incentive Plan is expressed as a percentage of salary, with the percentages of salary increasing with the level of the job. For 2010, the target bonus for our Chief Executive Officer was 120% of his annual salary. For the other named executive officers, the target bonus was 80-85% of their annual salary. Consistent with our Secondary Peer Group companies, our Chief Executive Officer’s target bonus is greater than the target bonus of the other named executive officers because he has responsibility for the performance of the entire Company while the other named executive officers have responsibility for a business segment or a corporate function. Annual incentive payments can range from 0% to 200% of target, based on the level of performance against the financial and individual and team objectives. This percentage range is based on the analysis of the market data to ensure that our annual incentive compensation remains competitive. The payout percentages are based on the achievement of the financial and personal and team performance metrics established at the beginning of the year.

Each year, the Committee evaluates our business and strategic plan to determine which financial metrics are critical to achieving this plan. Based on discussions with our management, the Committee identifies those financial metrics, typically limited to two or three. At the beginning of 2010, the Committee determined that Earnings Before Interest and Taxes as well as conversion of earnings into Free Cash Flow were critical goals to achieving our strategic plan because of the challenging environment of the aerospace industry and the continuing growth of the defense business. We have used these metrics for the past seven years. For 2010, the weightings of Earnings Before Interest and Taxes as well as Free Cash Flow were equal at 42.5% each for the Chief Executive Officer and 40% each for the other named executive officers. The remaining 15% weighting for the Chief Executive Officer and 20% weighting for the other named executive officers is based on individual and team goals that were identified at the beginning of each year. The Chief Executive Officer’s higher weighting for the Company’s financial metrics, as compared to the other named executive officers, reflects his responsibility for the Company’s overall financial and operational results.

The Committee has reviewed these financial metrics for 2011 in light of recent economic developments and the current state of the aerospace industry, and has determined that they remain appropriate. The Committee believes that these two financial metrics remain critical to creating long-term shareholder value and positioning the Company for the future.

The Committee sets the target performance for these financial metrics as well as the threshold and maximum levels at the beginning of each year. The Committee generally establishes the incentive plan targets at the business plan, or budget, for the coming year. This decision is based on the level of difficulty in achieving the business plan as well as identifying the risks associated with the plan. The threshold and maximum levels are then established. The threshold is determined based on the Committee’s judgment of acceptable financial performance and, for 2010, was set at 80% of target for the Earnings Before Interest and Taxes metric and 75% of target for the Free Cash Flow metric. The maximum is determined based on superior financial performance which, for 2010, was set at 120% of target for Earnings Before Interest and Taxes and at 125% of target for Free Cash Flow. Annual incentive compensation is paid only if threshold performance is achieved on at least one financial metric. The Committee then reviews financial performance throughout the fiscal year and identifies any areas where further consideration and discussion are warranted. The decision to exercise any discretionary adjustments regarding special items is reserved for year-end after the Committee reviews overall performance. The actual target financial performance levels and the threshold and maximums for the financial metrics for 2010 are set forth below.

Chief Executive Officer

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	42.5%	$756.0	$945.0	$1,134.0
Free Cash Flow*	42.5%	$363.2	$484.2	$605.3
Team and Individual Goals	15.0%	—	—	—

Other Named Executive Officers

	Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Earnings Before Interest and Taxes	40%	$756.0	$945.0	$1,134.0
Free Cash Flow*	40%	$363.2	$484.2	$605.3
Team and Individual Goals	20%	—	—	—

*	Free Cash Flow is defined as net cash provided by operating activities minus capital expenditures.

At its February meeting, the Committee reviews our final financial results for the prior year and determines whether any special consideration, positive or negative, should be exercised. The Committee has the discretion to make adjustments for significant and unusual special items such as restructuring costs, accelerated pension contributions, accelerated settlement of debt obligations, prior year tax settlements and acquisitions and divestures. After adjustments by the Committee, 2010 Earnings Before Interest and Taxes was $983 million and Free Cash Flow was $561 million, resulting in achievement of 142% of target.

In addition to the financial objectives used to determine the annual incentive plan payout, each participant is evaluated on the achievement of individual and team goals. These goals are typically non-financial such as execution of strategic initiatives, talent management and continuous improvement. The respective individual and team goals for the named executive officers are discussed, reviewed and approved by the Committee at the beginning of each year. The Chief Executive Officer provides written feedback to the Committee on the achievement of individual and team goals by each named executive officer, including himself.

Mr. Larsen’s 2010 annual incentive bonus was $1,987,036 and was based substantially (approximately 85%) on Goodrich’s 2010 financial performance. In addition, Mr. Larsen was recognized for the following:

•	continued to enhance operating margins across the enterprise by focusing on operational excellence and robust resource allocation;

•	successfully completed two key acquisitions that provide existing businesses with new technologies and expanded market presence;

•	focused on further developing and refining an enterprise global manufacturing strategy and continued with its execution;

•	continued to make our culture development, implementation of our people philosophy and development of our talent management efforts enterprise priorities; and

•	continued the successful implementation of our SAP Enterprise Resource Planning system in several key sites during 2010.

Mr. Kuechle’s 2010 annual incentive bonus was $611,586. Mr. Linnert’s 2010 annual incentive bonus was $603,346. Mr. Carmola’s 2010 annual incentive bonus was $651,699. Ms. Egnotovich’s 2010 annual incentive bonus was $651,699. Their 2010 annual incentive bonuses were based substantially (approximately 80%) on Goodrich’s 2010 financial performance which is discussed above. In addition, each of the four was recognized as follows:

Mr. Kuechle:

•	enhanced the resource allocation process to improve working capital, aircraft program and capital expenditure prioritization;

•	achieved 100% free cash flow conversion of 2010 net income, excluding accelerated pension contributions;

•	successfully completed two key acquisitions on favorable terms that provide existing businesses with new technologies and expanded market presence;

•	maintained full compliance with Sarbanes-Oxley requirements;

•	provided leadership on cash flow and liquidity initiatives, including a significant, successful debt offering and debt redemption on favorable terms and effective pension asset and liability management; and

•	continued the successful implementation of our SAP Enterprise Resource Planning system in several key sites during 2010.

Mr. Linnert:

•	successfully provided legal support for two key acquisitions that provide existing businesses with new technologies and expanded market presence;

•	managed the successful settlement of ongoing litigation, including a significant product liability claim;

•	provided appropriate governance support for a joint venture resulting in successful achievement of financial targets;

•	finalized and implemented enhanced global anti-corruption policy, including training and certification process;

•	continued to drive business conduct and ethics mandates through ongoing education and training of all employees; and

•	maintained full compliance with Sarbanes-Oxley requirements.

Mr. Carmola:

•	delivered significant program wins, including A350-1000 Landing Gear Systems;

•	substantially improved segment cash flow results over 2009;

•	focused on further developing and refining an enterprise global manufacturing strategy and continued with its execution;

•	continued to improve quality and on-time delivery in 2010 and enhanced segment margins; and

•	successfully completed strategic technology acquisition to improve existing business operations and products.

Ms. Egnotovich:

•	achieved significant growth in segment revenues and earnings in 2010;

•	focused on further developing and refining an enterprise global manufacturing strategy and continued with its execution;

•	developed and refined a long-term product strategy to secure future growth; and

•	successfully completed strategic acquisition to improve and expand existing Interiors operations and products.

For 2010, the Committee adjusted the financial metric targets and final performance results to include the acquisition of the cabin management assets of DeCrane Holdings Co. and Crompton Technology Group. In addition, the Committee excluded from the Earnings Before Interest and Taxes metric the cost associated with the early retirement of debt, costs associated with executing the acquisitions, and charges related to restructuring activities that were not planned for 2010. The Committee excluded from the Free Cash Flow metric pension contributions of $300 million made in 2010 that were planned for future periods and costs associated with executing the acquisitions, reduced by the amount of associated cash tax benefits actually realized in 2010. The acquisition adjustments were made to ensure that management is accountable for the results of these new businesses. The adjustment for the additional pension contribution recognizes that this action has a long-term benefit to the Company and its employees, while negatively impacting cash in the short term. The adjustment for restructuring activities recognizes that this action has a long-term benefit while negatively impacting earnings in the short term. These adjustments are also consistent with past practice. After making these adjustments, the Committee recommended to the Board of Directors an annual incentive bonus in the amount discussed above for Mr. Larsen and awarded the amounts discussed above for the other named officers.

Long-term Incentive Compensation

Our long-term incentive compensation awards are made pursuant to the 2001 Equity Compensation Plan, which was initially approved by shareholders in April 2001 and, as amended and restated, subsequently approved by shareholders in April 2005 and April 2008. The Equity Compensation Plan is administered by the Committee and provides for a variety of equity-based incentive compensation awards such as restricted stock units, stock options, and performance units. We use a two-year average stock price for determining the amount of shares and/or units granted for non-qualified stock options, restricted stock units and performance units. This approach avoids significant changes in grant size when the stock price is volatile. We believe this approach prudently manages the size of management equity grants and continues to provide alignment with shareholders. This approach has been tested through the challenging economic times of the past several years.

Since 2004, the Committee has provided long-term incentive compensation through the use of restricted stock units, stock options and performance units. The Committee considers it to be an appropriate use of equity as part of total compensation since it further aligns the incentives of our management with the interests of shareholders.

For the named executive officers, the mix of long-term incentive awards is weighted 40% restricted stock units, 30% non-qualified stock options and 30% performance unit awards. This approach balances the overall number of shares used each year for equity grants and minimizes the impact of grants on shareholder dilution. This approach also balances the use of restricted stock units, which provide ongoing value, with stock options and performance unit awards, which require stock price growth to create value. Restricted stock units are granted annually if we achieve an adjusted return on invested capital at or above a predetermined level for the previous year.

The Committee considers the recommendation of the Chief Executive Officer in determining the level of awards of long-term incentive compensation to executive officers, other than himself. The Chief Executive Officer makes recommendations based on guidelines established by the Committee and his judgment on the individual’s performance. The Committee has established a set of equity grant guidelines based on its review of competitive practices and the market data. The guidelines are based on salary and level within the Company. The Committee targets the equity grant guidelines at the median of the market data. The Committee also considers its own evaluation of the individuals since the members have an opportunity to observe their performance and have available information on the level of past awards and individual stock ownership of the executive officers which may be considered in the final determination of the awards. The Committee ultimately decides the level of long-term compensation granted to each named executive officer, except for Mr. Larsen. The Committee makes a recommendation to the Board of Directors for the level of long-term compensation for Mr. Larsen.

We use the average of the high and low share price on a grant date for the exercise price of stock options and as the fair market value for our restricted stock units. We believe this approach is a more appropriate method of determining fair market value than using the closing price, which could be impacted more by external or market events late on a grant date. The Committee has used this approach since 2002.

Restricted Stock Units

The Committee views the annual grants of restricted stock units as the foundation for the long-term incentive award program. Restricted stock units provide management with an underlying value in our stock. In order to qualify the restricted stock unit awards as performance-based compensation under Section 162(m) of the Code, the Committee has imposed a performance measure of an 8% annual return on invested capital, which must be met before grants are approved for executive employees. The Committee considers return on invested capital as an effective measure of our ability to manage our capital. Restricted stock units generally, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant to assist in employee retention. Distribution of stock is generally made upon vesting. The Committee believes that this vesting schedule provides the appropriate balance between short-term and long-term incentives as well as providing retention value to the Company.

In the event a participant becomes retirement eligible, the participant will be deemed vested in the restricted stock units as of the date the participant first becomes retirement eligible. Distribution of stock will be as follows: 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant. If a retirement eligible participant terminates employment prior to the complete distribution and is a “specified employee” as defined in Section 409A of the Code (generally, one of the top paid officers) of the Company, the distribution will be made six months after termination of employment. Otherwise, the remaining stock will be distributed to the participant within 90 days of termination.

If a participant’s employment terminates prior to vesting for any reason other than death, disability or retirement, the unvested restricted stock units are forfeited. A participant who dies or becomes disabled is immediately vested in each restricted stock unit award.

For the 2010 grant, the following provisions applied to the restricted stock unit award agreements to promote retention and support our executive succession plans:

•	If during the grant year an early retirement eligible participant (age 55 with five years of service) or a normal retirement eligible participant (age 65) terminates employment, the participant’s award of restricted stock units will be prorated based on the participant’s length of service during the grant year.

•	If a named executive officer terminates employment and is at least 55 years old but less than 62 years old with at least five years of service, the distribution of the restricted stock units to the participant will be suspended for six months. Within six months after the termination, the Committee may determine if the participant is working (or will be working) for or with a competitor of the Company, did not give the Company timely notification of his or her termination of employment, or engaged in financial malfeasance. If the Committee makes one or more of these determinations within the six-month timeframe, then the restricted stock units that have not been distributed to the participant will be forfeited.

As the Company pays dividends, dividend equivalents are paid to each participant who holds restricted stock units. For the 2010 grants, the Committee continued its practice of using a two-year average price for our Common Stock to determine the number of units granted. This approach effectively manages the size of grants and prevents stock price volatility from significantly impacting shares utilized for management grants. For 2010, return on invested capital exceeded the 8% annual return threshold, which the Committee took into account in issuing the 2011 grants of restricted stock units.

Stock Options

The Committee views non-qualified stock option grants as a critical and direct link between management and shareholders. All value earned through stock options is dependent upon an increase in the value of our stock price. The 2001 Equity Compensation Plan provides that stock options may not be granted at less than 100% of fair market value on the grant date and that options may not be repriced.

Each year, the Committee approves annual option grants at its December meeting, except with respect to the Chief Executive Officer whose annual grant is approved by the Board of Directors at its December meeting. Senior management recommends to the Committee the potential recipients and the number of options for the annual stock option grant with the Committee reviewing and approving the final grants. The grant price is the fair market value on the grant date, which is defined as the average of the high and low share price on that date. In order to ensure that our annual stock option grants are not subject to market timing, the Committee has historically approved annual stock option grants at its December meeting with a grant date of the first trading day of the following year.

Stock options generally are granted with a three-year graded vesting schedule, vesting one-third each year, and for a term of ten years. The Committee believes that this vesting schedule adequately balances short-term and long-term goals as well as providing retention value to the Company. If a participant dies, becomes disabled or retires on or after age 65, unvested stock options are immediately vested. If a participant retires early (age 55 with five years of service), the shares continue to vest on the original schedule.

For the 2010 grant, the following provisions applied to the stock option award agreements to promote retention and support our executive succession plans:

•	If during the grant year an early retirement eligible participant (age 55 with five years of service) or a normal retirement eligible participant (age 65) terminates employment, the participant’s award of stock options will be prorated based on the participant’s length of service during the grant year.

•	If a named executive officer terminates employment and is at least 55 years old but less than 62 years old with at least five years of service, the vesting of the stock options will be suspended for six months. Within six months after the termination, the Committee may determine if the participant is working (or will be working) for or with a competitor of the Company, did not give the Company timely notification of his or her termination of employment, or engaged in financial malfeasance. If the Committee makes one or more of these determinations within the six-month timeframe, then the stock options that have not vested will be forfeited.

If a person leaves the Company for reasons other than for death, disability or retirement, the unvested stock options are forfeited and any vested options must be exercised within 90 days.

Performance Units

The Committee views performance units as an opportunity to reward senior management for both stock price growth and achievement of financial performance goals. The Committee makes awards every year, based on overlapping three-year performance cycles. The Committee has determined that a three-year cycle is an appropriate balance of short-term and long-term results and represents a realistic performance horizon. At the beginning of each three-year cycle, the Committee establishes the financial metrics. The financial metrics for the performance unit plan have been consistent for the past seven award cycles, including 2010. The financial metrics, listed below, are relative total shareholder return, which measures our stock performance against our Primary Peer Group, and return on invested capital, which was discussed earlier. The award of performance units is limited to our senior management, currently consisting of 47 individuals who have significant responsibilities for managing individual business units or have significant influence on our overall results.

	2008-2010 Cycle Performance Levels
Financial Metric	Percentage	Threshold	Target	Maximum

Return on Invested Capital(1)	50%	15.1%	16.2%	17.4%
Relative Total Shareholder Return(2)	50%	25th	50th	75th

(1)	Return on Invested Capital is defined as Earnings Before Interest and Taxes after tax excluding special items divided by average invested capital.

(2)	Relative Total Shareholder Return (RTSR) is defined as our stock performance over the performance period, including reinvested dividends, as compared to the RTSR of the Primary Peer Group of companies.

Awards are credited as performance units in a book account for each participant. Each performance unit is equivalent to one share of our Common Stock. Throughout the performance period, dividend equivalents are credited to each participant’s account. Under the award terms, participants are entitled to a payout at the end of each plan cycle only if the threshold performance standard is met. The number of performance units to be used in the calculation of the payout will range from 0% to 200% of the total performance units account (including those credited through dividend equivalents), based on the level of performance against the above financial objectives. At the end of the performance period, the participant will receive a cash payment based on the number of units at the end of the period, the then current price of our Common Stock and the level of achievement of each performance measure. For the 2008-2010 performance cycle, the payout was 193% of target award grants. This payout was, in part, based upon the excellent return on invested capital achieved over the three-year performance cycle, which was at the maximum payout level. In addition, the RTSR achieved over the three-year performance cycle was near the 75th percentile of our peer group, which resulted in near maximum payout. Finally, the Company’s stock price increased 24.7% during the three-year performance cycle, which further increased the value of the awards relative to target.

Benefit and Perquisite Programs

Our executive officers, including all of the named executive officers, are eligible to participate in a number of broad-based benefit programs, including health, disability and life insurance programs, an employee stock purchase plan, qualified 401(k) and pension plans and a severance plan. Our executive officers may also participate in other benefit programs including non-qualified deferred compensation and pension plans, a supplemental executive retirement plan, and a management continuity agreement that takes effect upon a change-in-control.

Effective January 1, 2010, the Company eliminated the executive perquisites for the CEO and all direct reports to the CEO, with the exception of financial counseling and tax preparation and executive physicals. The Company believes that this is the appropriate approach to executive compensation and believes that the remaining perquisites serve the interests of the Company and its shareholders by ensuring the financial and physical well-being of our executives. In addition to the elimination of most of the executive perquisites, the Company eliminated all tax gross-ups effective January 1, 2010. Because coverage was already in place, the Company paid the cost of Umbrella Liability Insurance Coverage for the named executive officers and they have reimbursed the company for the full cost of this coverage. In order to maintain a competitive total compensation package for our named executive officers, the Committee decided to increase the target bonus opportunity by 5-10% of his or her annual salary, starting in 2010. This approach shifts economic value from non-performance-based items (i.e., certain perquisites) to performance-based pay which would require achievement of certain performance levels before this compensation can be earned.

Stock Ownership Guidelines

The Committee uses stock ownership guidelines to align the interests of our senior management team with those of the shareholders. We believe that senior managers (including the named executive officers) should maintain a significant equity interest in the Company through ownership of stock that they acquire either with their own funds or through certain awards described herein. The Committee has determined that stock ownership creates direct economic alignment with shareholders and motivates our senior management team to enhance shareholder value. The definition of stock owned includes the following:

•	Shares owned in the Goodrich Corporation Employees’ Savings Plan

•	Restricted Stock Units (after-tax value using 35% tax rate)

•	Shares owned/subscribed to in the Goodrich Corporation Employee Stock Purchase Plan

•	Shares held individually or jointly, or in a revocable trust by spouse

•	Deferred Performance Shares (after-tax value using 35% tax rate)

The Committee has established the following stock ownership guidelines:

Executive Position	Ownership Guideline

Chairman and Chief Executive Officer	120,000 Shares
Executive VP	35,000 Shares
Senior VP	30,000 Shares
General Manager	14,000/7,000 Shares
Corporate VP	14,000/7,000 Shares

Our policy is that members of our senior management team meet the ownership guidelines within five years of the first equity grant to the individual. All of the named executive officers have satisfied the stock ownership requirements. Senior managers who have been promoted will have the longer of three years from the date of their promotion or the remaining five years from their first equity grant to satisfy the ownership guidelines. Those who have not satisfied their ownership guidelines will be required to retain the after-tax value of any restricted stock unit grants until the guidelines are satisfied.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four next highly compensated executive officers whose compensation is required to be reported in the Summary Compensation Table of the Proxy Statement. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). The Committee believes that it is generally in our interest to structure compensation to come within the deductibility limits set in Section 162(m) of the Code. The Committee also believes, however, that it must maintain the flexibility to take actions which it deems to be in the best interests of the Company but which may not qualify for tax deductibility under Section 162(m). In 2010, substantially all of the annual incentive compensation earned by the named executive officers satisfied Section 162(m).

Summary Compensation Table

On the following pages are tables showing various components of executive compensation, benefits and stock awards for the named executive officers. The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2010. We have not entered into employment agreements with any of the named executive officers, other than the management continuity agreements described in this Proxy Statement.

The named executive officers were not entitled to receive payments which would be characterized as “bonus” payments under column (d) of the Summary Compensation Table for the fiscal year ended December 31, 2010; therefore, there is no column (d) below. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation,” were determined by the Compensation Committee at its February 14, 2011 meeting.

						Change in
						Pension
						Value and
						Non-qualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
	Year	Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position(a)	(b)	($)(c)(1)	($)(e)(2)	($)(f)(3)	($)(g)(4)	($)(h)(5)	($)(i)(6)	($)(j)

Larsen, Marshall	2010	1,100,000	3,910,960	1,762,050	1,987,036	850,631	217,578	9,828,255
Chairman, President and	2009	1,100,000	2,251,200	1,015,350	1,492,812	2,614,630	229,171	8,703,163
Chief Executive Officer	2008	1,100,000	4,086,560	2,241,750	2,173,616	2,773,486	193,550	12,568,962
Kuechle, Scott	2010	515,000	1,118,925	456,060	611,586	786,098	40,542	3,528,211
Executive Vice President,	2009	500,000	603,305	251,420	473,596	853,868	104,719	2,786,908
Chief Financial Officer	2008	460,000	986,708	533,750	603,994	449,205	99,682	3,133,339
Linnert, Terrence	2010	515,000	1,118,925	456,060	603,346	490,112	49,604	3,233,047
Executive Vice President,	2009	500,000	816,008	261,090	473,596	551,005	104,179	2,705,878
Administration and General Counsel	2008	500,000	1,095,133	565,775	656,515	786,233	116,433	3,720,089
Carmola, John	2010	520,000	1,118,925	456,060	651,699	649,123	39,616	3,435,423
Vice President and Segment	2009	505,000	643,810	270,760	482,119	730,806	110,293	2,742,788
President, Actuation and Landing Systems	2008	505,000	1,168,625	597,800	663,081	510,573	91,354	3,536,433
Egnotovich, Cynthia	2010	520,000	1,118,925	456,060	651,699	642,493	49,110	3,438,287
Vice President and	2009	505,000	643,810	270,760	482,119	816,352	68,038	2,786,079
Segment President,	2008	505,000	1,168,625	597,800	663,081	563,625	81,330	3,579,461
Nacelles and Interior Systems

The table above shows Stock Award and Option Award values based on the full grant date fair value of the Awards made during the respective fiscal year.

(1)	The amounts shown in this column for 2010 include salary that has been deferred into the Company’s savings restoration plan for each of the named executive officers.

(2)	This number consists of (i) the grant date fair value of the restricted stock units awarded during the covered year and (ii) the grant date fair value of the performance units awarded to the executive during the covered year. Assuming maximum payout under the performance units, the amounts reported above for the restricted stock units and performance units awarded for 2010 would be as follows: Mr. Larsen, $5,225,200; Mr. Kuechle, $1,502,245; Mr. Linnert, $1,502,245; Mr. Carmola, $1,502,245; and Ms. Egnotovich, $1,502,245. See Note 5 to the Company’s Consolidated Financial Statements filed as part of the Form 10-K for the year-ended December 31, 2010 for a discussion of the assumptions made in determining the grant date fair values in this column.

(3)	The grant date fair value of the stock option grants has been developed solely for purposes of comparative disclosure in accordance with the rules and regulations of the SEC and is consistent with the assumptions we used for financial reporting. The grant date fair value of the stock options has been determined by application of the Black-Scholes option-pricing model, based upon the terms of the option grants and our stock price performance history as of the date of the grant. The key assumptions for the 2010 Option Awards were as follows:

2010 Awards

Risk Free Interest Rate	2.9%
Dividend Yield	1.6%
Volatility Factor	35.0%
Wt. Avg. Expected Life	5.7 Years

See Note 5 to the Company’s Consolidated Financial Statements filed as part of the Form 10-K for the year-ended December 31, 2010 for a discussion of the assumptions made in the valuation.

(4)	The amounts shown in this column for 2010 include incentive compensation that has been deferred into the Company’s savings restoration plan for each of the named executive officers.

(5)	The amount shown in Change in Pension Value and Non-qualified Deferred Compensation Earnings consists of the increase in the present value of accrued pension benefits under the plans shown in the Pension Table. None of the named executive officers earned above-market earnings in deferred compensation plans.

The pension value is determined using the same actuarial assumptions as used for the Company’s financial reporting; namely a discount rate of 5.67% and the RP-2000 mortality table, reflecting mortality improvements for 20 years. For 2010, the change in pension value is calculated as the difference between the December 31, 2009 value and the December 31, 2010 value (as shown in the Pension Table). These values are calculated based on benefits commencing at the earliest age at which benefits are not reduced for early retirement, age 62, or current age, if older.

		Increase
		Due to	Increase
	Increase	Change in	Due to	Increase
	Due to	Final	Decrease in	Due to	Total
	Additional	Average	Discount	Change in	Change in
	Service	Earnings	Period	Assumptions	Value
Name	($)	($)	($)	($)	($)

M. Larsen	(917,393)	17,255	1,018,735	732,034	850,631
S. Kuechle	161,282	271,285	170,068	183,463	786,098
T. Linnert	(22,280)	3,960	271,214	237,218	490,112
J. Carmola	247,210	47,039	187,625	167,249	649,123
C. Egnotovich	122,121	113,759	221,060	185,553	642,493

(6)	This number is the sum of one or more of the following items (i) financial counseling and tax preparation, (ii) annual physicals, (iii) use of Company aircraft for personal travel, (iv) 401(k) matching contribution by the Company to its defined contribution plan, (v) matching contributions by the Company to the savings restoration plan, and (vi) grant date fair value on the Company’s employee stock purchase plan.

For 2010, the amounts for the named executive officers included:

	Larsen	Kuechle	Linnert	Carmola	Egnotovich

Financial Counseling and Tax Preparation	15,000	6,750	19,200	9,000	7,500
Annual Physicals	259	154	762	568	0
Airplane Use	125,614	0	0	0	0
401(k) Match	7,350	7,350	7,350	7,350	7,350
SBRP Match	69,355	22,292	22,292	22,698	33,398
Employee Stock Purchase Plan	0	3,996	0	0	862

	$217,578	$40,542	$49,604	$39,616	$49,110

The incremental cost to the Company of personal use of the Company aircraft is calculated based on the actual average variable operating costs to the Company. Variable operating costs include fuel, maintenance, weather-monitoring, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours the Company aircraft flew to derive an average variable cost per hour. This average variable cost per hour is then multiplied by the length of each trip for each non-business traveler. The amount is then divided by an average load factor.

Grants of Plan-Based Awards

Grants of Plan-Based Awards Table

									All Other	All Other
									Stock	Options
									Awards	Awards			Grant Date
									Number	Number	Exercise		Fair
									of	of	or Base	Closing	Value of
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares	Securities	Price of	Price on	Stock and
	Grant		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	option	the Grant	Option
	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Date	Awards
Name(a)	(b)	Approved	($)(c)	($)(d)	($)(e)	(#)(f)	(#)(g)	(#)(h)	(#)(i)(3)	(#)(j)(4)	($/Sh)(k)(5)	($)	($)(l)

Larsen, M.	1/4/10	12/07/09	0	1,320,000	2,640,000	0	24,000	48,000					1,820,880
Larsen, M.	1/4/10	12/07/09							32,000				2,090,080
Larsen, M.	1/4/10	12/07/09								85,000	65.315	66.35	1,762,050
Kuechle, S.	1/4/10	12/07/09	0	412,000	824,000	0	7,000	14,000					531,090
Kuechle, S.	1/4/10	12/07/09							9,000				587,835
Kuechle, S.	1/4/10	12/07/09								22,000	65.315	66.35	456,060
Linnert, T.	1/4/10	12/07/09	0	412,000	824,000	0	7,000	14,000					531,090
Linnert, T.	1/4/10	12/07/09							9,000				587,835
Linnert, T.	1/4/10	12/07/09								22,000	65.315	66.35	456,060
Carmola, J.	1/4/10	12/07/09	0	442,000	884,000	0	7,000	14,000					531,090
Carmola, J.	1/4/10	12/07/09							9,000				587,835
Carmola, J.	1/4/10	12/07/09								22,000	65.315	66.35	456,060
Egnotovich, C.	1/4/10	12/07/09	0	442,000	884,000	0	7,000	14,000					531,090
Egnotovich, C.	1/4/10	12/07/09							9,000				587,835
Egnotovich, C.	1/4/10	12/07/09								22,000	65.315	66.35	456,060

(1)	For estimated future payments under non-equity incentive plan awards, each participant is assigned threshold and maximum award levels. Threshold award level is the level above which an incentive award will be paid. No incentive award is paid for performance at or below threshold level. Maximum award level is the maximum amount of incentive award that may be paid. A participant’s maximum award level is 200% of such participant’s target incentive amount.

The Committee may use one or more of the following performance measures: operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The performance measures may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular participant, subsidiary, division or operating unit, or any combination of the foregoing, determined by the Committee. In addition, the Committee may adjust, modify or amend the above criteria, either in establishing any performance measure or in determining the extent to which any performance measure has been achieved. The Committee has the authority, at the time it establishes the performance measures for the applicable program year, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the program. As noted above, the Committee selected earnings before interest and taxes and conversion of earnings into free cash flow for 2010.

(2)	The estimated future payouts under equity incentive plan awards relates to the 2010-2012 performance unit awards made in 2010 pursuant to the 2001 Equity Compensation Plan. Payouts on these awards are to be based on the Company’s relative total shareholder return and return on invested capital over the 2010-2012 performance period. At the end of the performance period, each participant will earn a cash payout only if the threshold performance standard is exceeded. The cash payout will range from 0% to 200% of the value of the total performance unit account (including performance units credited through dividends equivalents), based on the level of performance against the financial metrics.

(3)	The shares of stock for the named executive officers represent the value as of the grant date of the restricted stock unit awards. Restricted stock units, generally, once granted, vest at the rate of 50% on the third anniversary, 25% on the fourth anniversary and the balance on the fifth anniversary of the date of grant. The vesting of units for retirement eligible participants is described under the heading “Restricted Stock Units.” Dividends or dividend equivalents are paid on all restricted stock unit awards.

(4)	All options were granted pursuant to our 2001 Equity Compensation Plan with an exercise price equal to 100% of the fair market value (as defined in the plan) on January 4, 2010, the date of the grant, have a 10-year term and vest in equal installments over a three-year period.

(5)	As required by the 2001 Equity Compensation Plan, under which all of our options were awarded, we used the average of the high and low sales price on the grant date to determine the exercise price for the option awards.

Outstanding Equity Awards at Fiscal Year-End

Option Awards	Stock Awards
Equity
Incentive
Equity	Plan
Equity	Incentive	Awards:
Incentive	Plan	Market
Plan	Awards:	or Payout
Awards:	Market	Number of	Value or
Number of	Number of	Number of	Number of	Value of	Unearned	Unearned
Securities	Securities	Securities	Shares or	Shares or	Shares,	Shares,
Underlying	Underlying	Underlying	Units of	Units of	Units or Other	Units or Other
Unexercised	Unexercised	Unexercised	Options	Option	Stock That	Stock That	Rights That	Rights That
Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Exercisable	Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested
Name(a)	(b)	(c)	(#)(d)	($)(e)	(f)	(#)(g)	($)(h)	(#)(i)	($)(j)

Larsen, M.	70,000(5)	69.865	1/2/2018
Larsen, M.	35,000(6)	38.37	1/2/2019
Larsen, M.	35,000(5)	69.865	1/2/2018
Larsen, M.	70,000(6)	38.37	1/2/2019
Larsen, M.	85,000(7)	65.315	1/4/2020
Larsen, M.	8,450	(8)	742,628
Larsen, M.	12,000	(9)	1,054,620
Larsen, M.	32,000	(10)	2,812,320
Larsen, M.	32,000	(11)	2,812,320
Larsen, M.	32,000	(12)	2,812,320
Larsen, M.	24,000	(14)	4,218,480
Larsen, M.	24,000	(15)	4,218,480
Kuechle, S.	10,000(1)	32.43	1/2/2015
Kuechle, S.	17,500(2)	40.405	1/3/2016
Kuechle, S.	25,000(3)	45.87	1/3/2014
Kuechle, S.	12,400(4)	45.87	1/3/2017
Kuechle, S.	16,666(5)	69.865	1/2/2018
Kuechle, S.	8,666(6)	38.37	1/2/2019
Kuechle, S.	8,334(5)	69.865	1/2/2018
Kuechle, S.	17,334(6)	38.37	1/2/2019
Kuechle, S.	22,000(7)	65.315	1/4/2020
Kuechle, S.	1,950	(8)	171,376
Kuechle, S.	2,800	(9)	246,078
Kuechle, S.	7,500	(10)	659,138
Kuechle, S.	8,500	(11)	747,023
Kuechle, S.	9,000	(12)	790,965
Kuechle, S.	6,500 (14)	1,142,505
Kuechle, S.	7,000 (15)	1,230,390
Linnert, T.	25,000(1)	32.43	1/2/2015
Linnert, T.	23,000(2)	40.405	1/3/2016
Linnert, T.	50,000(3)	45.87	1/3/2014
Linnert, T.	16,500(4)	45.87	1/3/2017
Linnert, T.	17,666(5)	69.865	1/2/2018
Linnert, T.	9,000(6)	38.37	1/2/2019
Linnert, T.	8,834(5)	69.865	1/2/2018
Linnert, T.	18,000(6)	38.37	1/2/2019
Linnert, T.	22,000(7)	65.315	1/4/2020
Linnert, T.	2,500	(8)	219,713
Linnert, T.	3,550	(9)	311,992
Linnert, T.	8,500	(10)	747,023
Linnert, T.	8,750	(11)	768,994

	Option Awards					Stock Awards
										Equity
										Incentive
									Equity	Plan
			Equity						Incentive	Awards:
			Incentive						Plan	Market
			Plan						Awards:	or Payout
			Awards:					Market	Number of	Value or
	Number of	Number of	Number of			Number of		Value of	Unearned	Unearned
	Securities	Securities	Securities			Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying	Underlying			Units of		Units of	Units or Other	Units or Other
	Unexercised	Unexercised	Unexercised	Options	Option	Stock That		Stock That	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Exercise	Expiration	Have Not		Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Date	Vested		Vested	Vested	Vested
Name(a)	(b)	(c)	(#)(d)	($)(e)	(f)	(#)(g)		($)(h)	(#)(i)	($)(j)

Linnert, T.						9,000	(12)	790,965
Linnert, T.						5,000	(13)	439,425
Linnert, T.									6,750(14)	1,186,448
Linnert, T.									7,000(15)	1,230,390
Carmola, J.	11,500(2)			40.405	1/3/2016
Carmola, J.	16,500(4)			45.87	1/3/2017
Carmola, J.	18,666(5)			69.865	1/2/2018
Carmola, J.	9,333(6)			38.37	1/2/2019
Carmola, J.		9,334(5)		69.865	1/2/2018
Carmola, J.		18,667(6)		38.37	1/2/2019
Carmola, J.		22,000(7)		65.315	1/4/2020
Carmola, J.						2,625	(8)	230,698
Carmola, J.						3,550	(9)	311,992
Carmola, J.						9,000	(10)	790,965
Carmola, J.						9,000	(11)	790,965
Carmola, J.						9,000	(12)	790,965
Carmola, J.									7,000(14)	1,230,390
Carmola, J.									7,000(15)	1,230,390
Egnotovich, C.	35,000(3)			45.87	1/3/2014
Egnotovich, C.	16,500(4)			45.87	1/3/2017
Egnotovich, C.	18,666(5)			69.865	1/2/2018
Egnotovich, C.	9,333(6)			38.37	1/2/2019
Egnotovich, C.		9,334(5)		69.865	1/2/2018
Egnotovich, C.		18,667(6)		38.37	1/2/2019
Egnotovich, C.		22,000(7)		65.315	1/4/2020
Egnotovich, C.						2,625	(8)	230,698
Egnotovich, C.						3,550	(9)	311,992
Egnotovich, C.						9,000	(10)	790,965
Egnotovich, C.						9,000	(11)	790,965
Egnotovich, C.						9,000	(12)	790,965
Egnotovich, C.									7,000(14)	1,230,390
Egnotovich, C.									7,000(15)	1,230,390

(1)	The vesting date for the 1/3/05 grant is 1/3/06, 1/3/07, 1/3/08.

(2)	The vesting date for the 1/3/06 grant is 1/3/07, 1/3/08, 1/3/09.

(3)	The vesting date for the special grant on 1/3/07 was 9/18/07.

(4)	The vesting date for the 1/3/07 grant is 1/3/08, 1/3/09, 1/3/10.

(5)	The vesting date for the 1/2/08 grant is 1/2/09, 1/2/10, 1/2/11.

(6)	The vesting date for the 1/2/09 grant is 1/2/10, 1/2/11, 1/2/12.

(7)	The vesting date for the 1/4/10 grant is 1/4/11, 1/4/12, 1/4/13.

(8)	The vesting date for the 1/3/06 grant is 1/3/09, 1/3/10, 1/3/11.

(9)	The vesting date for the 1/3/07 grant is 1/3/10, 1/3/11, 1/3/12.

(10)	The vesting date for the 1/2/08 grant is 1/2/11, 1/2/12, 1/2/13.

(11)	The vesting date for the 1/2/09 grant is 1/2/12, 1/2/13, 1/2/14.

(12)	The vesting date for the 1/4/10 grant is 1/2/13, 1/2/14, 1/2/15.

(13)	The vesting date for the 2/17/09 grant is 2/17/14.

(14)	The vesting date for the 1/3/09 grant is 12/31/11.

(15)	The vesting date for the 1/4/10 grant is 12/31/12.

The fair market value for the amounts listed under column (h) is based on $87.89, which was the average of the high and low share price on December 31, 2010.

The 2009-2011 and 2010-2012 grants under column (j) are valued based on the next higher performance measure that exceeded the previous fiscal year’s performance multiplied by the fair market value as of December 31, 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name(a)	(#)(b)	($)(c)	(#)(d)	($)(e)

M. Larsen	444,650	17,210,942	29,325	1,915,216
S. Kuechle	32,800	1,027,956	6,000	391,860
T. Linnert	65,615	2,995,130	8,800	574,728
J. Carmola	84,200	2,955,786	8,638	564,148
C. Egnotovich	69,169	3,106,491	8,400	548,604

Pension Benefits

Each of the named executive officers participates in three traditional final average pay defined benefit pension plans that are intended to provide competitive retirement benefits: the Goodrich Corporation Employees’ Pension Plan (“pension plan”), the Goodrich Corporation Pension Benefit Restoration Plan (“restoration plan”), and the Goodrich Corporation Supplemental Executive Retirement Plan (“supplemental plan”). The pension plan is a tax-qualified plan that covers primarily all US employees other than most bargaining unit employees; however, the pension plan was closed to new participants effective January 1, 2006. The restoration plan is a non-qualified plan, the purpose of which is to restore benefits that otherwise would be payable under the pension plan if not for Internal Revenue Service limits on compensation and benefits applicable to tax-qualified plans. The combination of the pension and the restoration plans is intended to provide identical benefits as the pension plan, without regard to the limits imposed by the Internal Revenue Service. The supplemental plan is a non-qualified plan that serves to provide additional pension benefits, over and above the pension and restoration plans, to senior management executives, up to certain service limits as described in more detail below.

Present Value of Benefits

The present value of accumulated benefits, as shown in column (d) of the Pension Benefits table below, is calculated using the same assumptions used in determining our pension disclosure, as of December 31, 2010, described in the pension footnote disclosure of our Form 10-K for 2010; namely, a discount rate of 5.67%, and the RP-2000 mortality table, reflecting mortality improvements for 20 years. For the restoration and supplemental plans, the table is adjusted to reflect white collar mortality rates. We have valued each of the benefits based upon the participant’s earliest unreduced retirement age (age 62), or current age if older than 62, using a current final average earnings and current years of service, even though earlier retirement is available, as described below.

Benefit Formula

All of these plans use a benefit formula, which takes into account years of service and final average earnings, to calculate the amount of benefit payable at normal retirement age (age 65). Final average earnings under each plan is defined as the average annual pay during the highest consecutive 48 months of eligible earnings out of the last 120 months of employment with the Company. Eligible earnings consists of annual salary and annual incentive compensation. For purposes of the pension plan, earnings in excess of the Code Section 401(a)(17) limit and salary reduction agreements made to the Goodrich Corporation Savings Benefit Restoration Plan (the “savings restoration plan”) are excluded from eligible earnings.

Each plan’s benefit formula determines the amount of benefit payable at age 65 under the plan’s normal form of payment, which is a five-year certain and life annuity. Participants may retire and commence payments as early as age 55. Payments are reduced 4% per year the commencement age precedes 62 (e.g., if payments commence at 55, 72% of the accrued benefit is paid; at 60, 92% is paid; at 62 or later, the full, unreduced accrued benefit is paid).

A number of forms of payment, including single life annuity, joint and survivor annuity, and certain and life annuity, are available under the pension plan. Payment amounts are adjusted for form of payment so that each is actuarially equivalent to the plan’s normal form. Both non-qualified plans allow single lump sum payments, in addition to the same annuity forms of payment available under the pension plan. To value benefits in the restoration plan, it is assumed that there is a 50% likelihood that the lump sum, rather than the annuity, will be paid.

Benefits under the pension plan and the restoration plan are determined using the following formula:

1.15% x final average earnings x service + 0.45% x (final average earnings in excess of Covered Compensation) x (the lesser of service or 35), where the Covered Compensation table is published by the Social Security Administration.

For the pension plan, final average earnings is limited to amounts allowed under Section 401(a)(17) of the Code. To calculate the restoration plan benefit, unlimited final average earnings, including employee contributions to the savings restoration plan are used, and the resulting benefit is offset by the benefit payable from the pension plan.

The supplemental plan benefit is determined using the following formula:

1.60% x final average earnings x supplemental plan service, where final average earnings is not limited by Section 401(a)(17) of the Code, and includes employee contributions to the savings restoration plan and supplemental plan service is as shown in the table. Supplemental plan service generally counts all service from the time the named executive officer became part of the senior management team. Supplemental plan service cannot exceed 15 years. Additionally, supplemental plan service is further limited to 35 years minus pension plan service.

The supplemental plan essentially serves to double pension benefits earned by the executive during the period of supplemental plan participation, allowing an executive working less than a full career with the Company to earn benefits similar to a full career employee. The supplemental plan is intended to enhance our ability to attract and retain the leadership that we need to execute our strategic plans. The caps on supplemental plan service will limit the benefit that long service executives can receive.

Because Messrs. Larsen, Carmola and Linnert are at least age 55 with more than five years of service, each is currently eligible for early retirement. If any one of them elected early retirement, benefits would be reduced as described above.

		Number of
		Years of	Present Value of	Payments
		Credited	Accumulated	During Last
	Plan Name	Service	Benefit	Fiscal Year
Name(a)	(b)	(c)	(d)	(e)

M. Larsen	Employees’ Pension Plan	33.46	$1,385,428	—
	Pension Benefit Restoration Plan	33.46	$16,789,845	—
	Supplemental Executive Retirement Plan	1.54	$842,192	—
S. Kuechle	Employees’ Pension Plan	27.42	$616,595	—
	Pension Benefit Restoration Plan	27.42	$2,072,845	—
	Supplemental Executive Retirement Plan	5.39	$546,602	—
T. Linnert	Employees’ Pension Plan	13.16	$529,273	—
	Pension Benefit Restoration Plan	13.16	$1,995,600	—
	Supplemental Executive Retirement Plan	13.16	$2,580,424	—
J. Carmola	Employees’ Pension Plan	14.65	$416,407	—
	Pension Benefit Restoration Plan	14.65	$1,598,777	—
	Supplemental Executive Retirement Plan	10.75	$1,519,769	—
C. Egnotovich	Employees’ Pension Plan	24.08	$644,395	—
	Pension Benefit Restoration Plan	24.08	$2,386,040	—
	Supplemental Executive Retirement Plan	8.71	$1,122,958	—

Non-qualified Deferred Compensation

All of the named executive officers participate in the savings restoration plan, a non-qualified defined contribution plan designed to let highly compensated and management employees defer compensation in excess of limits that apply to tax-qualified savings plans. The savings restoration plan is designed to restore the benefits, including matching contributions, not permitted due to the limits on 401(k) plans. The amount in column (b), the executive’s contribution, is included in the Summary Compensation Table within the amounts shown in the salary and Non-Equity Incentive Plan Compensation columns. The amount shown in column (c), Company contributions, is included in the Summary Compensation Table within the amount shown in the All Other Compensation column. The amount shown in column (f), Aggregate Balance, consists entirely of amounts that would have been reported in a previous year’s Summary Compensation Table, had the named executive been a named executive officer in the year the contributions were made, and investment earnings thereon.

Participants may elect to defer 25% of their base salary and up to 25% of their annual incentive plan payment (Management Incentive Plan) to the savings restoration plan. Elections to defer are made before the pay is earned, with the exception that deferral elections with respect to bonus payments may be made as late as six months prior to the close of the performance period on which the bonus payment is based. Participants direct contributions among approximately 20 investment options (comparable asset classes to the 401(k) plan) and are credited with investment gains or losses based on the performance of these investment options. Each investment option is a mutual fund available to individual investors. The options cover a broad spectrum of asset classes and investment objectives, from money market through equity, and include several lifecycle funds as well. Participants are permitted to reallocate their balances among the investment options on a daily basis. The savings restoration plan is designed to look and function very similarly to the Company’s tax-qualified savings plan.

At the participant’s election, distributions are made either in a single lump sum payment of the entire account balance, or in monthly installments spread over 5, 10, or 15 years. However, if the participant fails to make a timely election, the distribution will be made as a single lump sum payment.

Non-qualified Deferred Compensation

			Aggregate	Aggregate
	Executive	Company	Earnings	Withdrawals/	Aggregate
	Contributions	Contributions	(Losses)	Distributions	Balance at
	in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	in Last Fiscal Year	12/31/10
Name(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)

M. Larsen	254,569	69,355	490,629	—	3,442,985
S. Kuechle	122,539	22,292	126,777	—	909,901
T. Linnert	122,539	22,292	286,837	—	2,047,301
J. Carmola	75,727	22,698	146,640	—	1,438,102
C. Egnotovich	90,191	33,398	94,854	—	757,778

Potential Payments upon Termination or Change-in-Control

Management Continuity Agreements

Each named executive officer has entered into a Management Continuity Agreement with the Company. The purpose of these agreements is to encourage the individuals to carry out their duties in the event of the possibility of a change-in-control. The agreements are not ordinary employment agreements (there are no such employment agreements) and do not provide any assurance of continued employment unless there is a “change-in-control.” They generally provide for a two-year period of employment commencing upon a change-in-control.

A change-in-control under these agreements generally is deemed to have occurred if (i) any person or entity becomes the beneficial owner of 20% or more of our Common Stock or combined voting power of our outstanding securities (subject to certain exceptions), (ii) during any two-year period there generally has been a change in the majority of our Directors, or (iii) certain corporate reorganizations occur where the existing shareholders do not retain at least 70% of the voting securities of the surviving entity.

These agreements generally provide for the continuation of employment of the individuals in the same positions and with the same responsibilities and authorities that they possessed immediately prior to the change-in-control and generally with the same benefits and level of compensation, including average annual increases. These triggers are designed to protect these employees from diminished responsibilities and compensation in the event of a change-in-control.

If we or a successor terminate the individual’s employment during the two-year period of employment for reasons other than “cause” or the individual voluntarily terminates employment for a “good reason” each named executive officer would be entitled to:

•	A lump sum cash payment within five business days equal to three times the individual’s base salary in effect immediately prior to termination;

•	A lump sum cash payment within five business days equal to three times the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our Management Incentive Plan;

•	If the individual is under age 55 or over age 55 but not eligible to retire or not eligible for Company subsidized health and welfare benefits, then continuation of all health and welfare benefit plans and programs for three years for the current year;

•	If the individual is at least age 55 and eligible to retire and eligible for Company subsidized retiree health and welfare benefits, then provided with the health and welfare benefits to which the individual would be entitled to under the Company’s general retirement policies, with the Company paying the same percentage of the capped premium cost of the plans as it would pay for retiree health subsidy-eligible employees, who retire at age 65, regardless of the individual’s actual age at his or her date of termination of employment, provided such benefits are at least equal to those benefits which would have been payable if the individual had been eligible to retire and had retired prior to the change-in-control. Such benefit will be paid for the individual’s lifetime;

•	Annual executive physical and tax and financial services for three years;

•	In addition to the benefits to which the individual is entitled under the defined benefit retirement plans or programs in which he or she participates, a lump sum cash payment at retirement in an amount equal to the actuarial equivalent of the retirement pension to which the individual would have been entitled under the terms of such retirement plans or programs had the individual accumulated three additional years of age, continuous service for determining benefit accruals (except for those individuals who elected to no longer earn service toward benefit accrual) and earnings (base salary in effect immediately prior to termination plus the greater of (i) the individual’s most recent annual bonus or (ii) the individual’s “target incentive amount” under our Management Incentive Plan) under such plans minus the benefits to which the individual is entitled under such defined benefit retirement plans or programs (calculated as an actuarial equivalent lump sum amount);

•	In addition to the benefits to which the individual is entitled under the defined contribution retirement plans or programs in which he or she participates, a lump sum cash payment within five business days in an amount equal to three times the greater of (i) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the change-in-control or (ii) the value of the Company matching contributions, if any, and discretionary contributions, if any, which were credited to the individual’s accounts under such plans during the most recently completed plan year ending on or before the date of the individual’s date of termination of employment; and

•	A tax gross-up for any excise tax due under the Code for these types of arrangements.

Generally, “good reason” means, during the two-year period of employment and without the executive’s consent, there is (a) any material reduction in the duties, authority or responsibilities of the executive or the executive’s direct reports or (b) any material breach by the Company of its obligations under the agreement.

Under the management continuity agreements, each named executive officer would be entitled to receive the following estimated benefits if terminated during the two-year period of employment following a change-in-control for reasons other than “cause” or if the individual voluntarily terminates employment for a “good reason.” These are estimated amounts only and may not reflect the actual amounts that would be paid to the named executive officers. The table reflects the amount that could be payable under the management continuity agreements assuming that the triggering event occurred on December 31, 2010 and that the value of our stock is $88.07 (the closing price on December 31, 2010).

Performance Unit Award Agreements

In the event a change-in-control occurs, the individual would receive a pro-rata portion of his or her award, based on the higher of target value of the award or the unit value of the most recent payout of performance units. In the event that the individual’s employment is terminated for other than cause after a change-in-control, the individual would receive the full value of his or her award calculated as the higher of target value of the award or the unit value of the most recent payout of performance units, offset by the earlier payout upon change-in-control. This double trigger approach requires both a change-in-control and termination of employment for the individual to receive the full value of the award.

Estimated Current Value of Change-in-Control Benefits under Management
Continuity Agreements and Equity Award Agreements

			Benefits				Excise Tax
	Severance	Performance	Perquisites	Savings Plan	Equity	Pension	and
	Amount	Units	Enhancement	Enhancement	Acceleration	Enhancement	Gross-Up
Name	(1)	(2)	(3)	(4)	(5)	(6)	(7)	Total

M. Larsen	$7,778,436	$4,296,253	$9,167	$230,115	$6,050,350	$—	$—	$18,364,321
S. Kuechle	$2,965,788	$2,423,974	$90,968	$88,926	$4,133,913	$1,161,664	$3,104,653	$13,969,886
T. Linnert	$2,965,788	$1,237,953	$38,397	$88,927	$1,556,033	$194,645	$—	$6,081,743
J. Carmola	$3,006,357	$1,253,073	$84,041	$90,144	$1,598,285	$1,059,718	$—	$7,091,618
C. Egnotovich	$3,006,357	$2,514,700	$67,430	$122,244	$4,520,008	$2,021,375	$3,254,544	$15,506,658

(1)	This amount represents three times the executive officers’ (i) 2010 annual base pay and (ii) payments made under the Management Incentive Plan for 2009.

(2)	This amount represents only payouts for Performance Units for the 2009-2011 and 2010-2012 cycles which would otherwise not be payable upon termination or retirement without a change-in-control. Therefore, not included are the amounts of $4,325,579, $1,261,627 and $1,231,385 for Messrs. Larsen, Carmola and Linnert, respectively, to which they would be entitled without a change-in-control event due to their being eligible for early retirement.

(3)	This amount represents the value of the following items for a three-year period after a change-in-control: (i) health and welfare benefits (ii) costs for annual physicals and (iii) tax and financial planning services. Instead of three years of continuing active employee medical coverage which the non-retirement eligible executives would receive, Messrs. Larsen, Carmola and Linnert would be eligible for retiree medical coverage except that they would pay a lower contribution toward this coverage until age 65 than they would pay in the absence of a change-in-control. Also, Mr. Larsen would receive the annual physical and financial planning benefits for five years following retirement without a change-in-control, so there is no extra value for these benefits upon a change-in-control. Messrs. Carmola and Linnert would receive one year of these benefits upon retirement without a change-in-control, so the extra value upon a change-in-control is for two additional years of these benefits.

(4)	This amount represents a cash payment in an amount equal to the value of the Company matching contributions and discretionary contributions to which the individual would have been entitled had the individual continued to work for the Company for three additional years.

(5)	This amount includes the vesting of unvested stock options and restricted stock units. This amount does not include $10,255,752, $2,921,722 and $3,285,011 for restricted stock units for Messrs. Larsen, Carmola and Linnert, respectively, to which they would be entitled without a change-in-control event as each is retirement eligible.

(6)	This amount represents the present value of an additional three years of service and age under the pension plans.

(7)	For executives who are entitled to receive severance and other benefits that exceed the individual’s average five-year earnings, the estimated tax gross up is computed by taking the 20% excise tax, grossed up for taxes, on the amount of severance and other benefits in excess of one times each individual’s average five-year W-2 earnings. Although Messrs. Larsen, Carmola and Linnert are entitled to an excise tax gross up, the amount of their payments, based upon a hypothetical December 31, 2010 change-in-control, does not trigger an excise tax obligation.

Potential Payments Upon Termination or Retirement (Not a Change-in-Control)

As summarized below, under most circumstances upon which a named executive officer leaves employment with the Company, he or she does not receive additional benefits beyond what other employees leaving under the same circumstances would receive. Change-in-control is a circumstance that would trigger additional benefits and payments not generally available to other employees. These additional benefits and payments are described above in a separate change-in-control section. There are certain benefits and payments that may be triggered upon termination or retirement, as described below.

Severance Programs

The Goodrich Corporation severance programs offer severance to eligible employees who terminate employment with the Company for reasons other than resignation (except under the voluntary separation plan), termination for cause, temporary layoff, changes in employment due to the sale of a business unit, transfers within the Company, death, disability or retirement. For eligible employees, the Goodrich Corporation severance program provides for a cash payment not greater than fifty-two weeks of base pay. Severance is paid as a lump sum, usually within fifteen days following the first payroll date after termination of employment if the employee signs an agreement and a release of claims against the Company, which may include a non-compete provision. If a triggering event occurred on December 31, 2010, each named executive officer would have received severance equal to the maximum of fifty-two weeks of salary as listed for 2010 of column (c) of the Summary Compensation Table.

Long-term Incentive Compensation

The Goodrich Corporation 2001 Equity Compensation Plan treats all participants as follows in determining benefits payable upon retirement, death or disability.

Stock Options

If the participant is eligible for retirement at the normal retirement age (age 65) or later under the Company’s pension plan (or would be eligible for normal retirement if a participant in such plan), then all unvested options will vest immediately upon such termination. If the participant is eligible for early retirement (age 55 with five years of service) under the Company’s pension plan (or would be eligible for early retirement if a participant in such plan) but has not reached age 65, then all unvested options shall continue to vest in accordance with the vesting schedule as provided in the award agreement; however, the Committee may cancel the unvested options granted to certain participants under certain circumstances. If the participant terminates employment by reason of permanent and total disability or death, then all unvested options will vest immediately upon such termination.

Restricted Stock Units

If the participant terminates employment by reason of permanent and total disability or death, then all unvested units will vest immediately upon such termination. The vesting of units for retirement eligible participants is described earlier in this Proxy Statement under the heading “Restricted Stock Units.”

Performance Units

If the participant terminates employment by reason of early or normal retirement under the Company’s pension plan (or would be eligible for early or normal retirement if a participant in such plan), permanent and total disability, or death, then the amount of the benefit payable will be prorated based on the actual employment period versus the three-year performance period.

Perquisites

Upon termination of employment of a named executive officer who is eligible for early or normal retirement, the executive may receive the perquisites as listed below. Messrs. Larsen, Carmola and Linnert are currently eligible for early retirement. Since Mr. Kuechle and Ms. Egnotovich are not currently eligible for early retirement, perquisites would not have continued had they had a termination of employment, other than due to a change-in-control, on December 31, 2010.

Annual Physical

The Chief Executive Officer and his spouse are entitled to receive an annual physical each year during the five-year period following such termination. Each of the other named executive officers, and their spouses, are entitled to receive an annual physical during the 12-month period following such termination. For 2010, the actual benefit for Messrs. Larsen, Carmola and Linnert is $259, $568 and $762, respectively.

Financial Counseling/Income Tax Preparation

Each named executive officer will be reimbursed for payments related to financial counseling and income tax preparation for 12 months following such termination, with the exception of Mr. Larsen who is entitled to five years of such services following termination. The benefit for Messrs. Linnert and Carmola is up to $16,000, and for Mr. Larsen up to $80,000.

Pension Benefits

The following table sets forth amounts that the named executive officers would receive under non-qualified pension plans upon retirement had the executive officer retired on December 31, 2010.

	Annual Non-qualified Pension
	Benefits Payable Upon	Lump Sum Value of Non-qualified
Name	Termination ($)(1)	Pension benefits ($)(2)

M. Larsen	1,449,550	18,671,245
S. Kuechle	384,907	5,019,279
T. Linnert	389,267	4,843,390
J. Carmola	268,275	3,947,354
C. Egnotovich	444,222	5,792,761

(1)	Amounts shown for Messrs. Larsen, Carmola and Linnert are payable as of retirement, with delays as applicable under Section 409A of the Code and plan provisions. Amounts for Mr. Kuechle and Ms. Egnotovich are payable at age 62, the earliest age for unreduced early retirement. One-twelfth of the amount shown is payable monthly for the longer of life or five years. Other actuarially equivalent forms of payment are available. Qualified pension plan benefits are not shown, but would also be payable, under the same terms that apply to generally all salaried employees.

(2)	In lieu of the annuity amounts shown in the previous column, all or a portion of the non-qualified pension benefit may be paid as a single lump sum. Amounts shown for Messrs. Larsen, Carmola and Linnert are payable as of retirement, with delays as applicable under Section 409A of the Code and plan provisions. Amounts for Mr. Kuechle and Ms. Egnotovich are payable at age 62, the earliest age for unreduced early retirement, except that the portion of the benefit earned on and after January 1, 2005, the effective date of Section 409A, would be discounted to and paid six months following separation from service.

HOLDINGS OF COMPANY EQUITY SECURITIES BY DIRECTORS AND
EXECUTIVE OFFICERS

The following table contains information with respect to the number of shares of Common Stock beneficially owned by our directors and executive officers as of January 31, 2011.

	Amount and Nature
	of Beneficial	Percent of
Name of Beneficial Owner	Ownership(1)(2)(3)	Class(4)

John J. Carmola	119,554	*
Carolyn Corvi	1,056	*
Diane C. Creel	8,695	*
George A. Davidson, Jr.	12,376	*
Harris E. DeLoach, Jr.	28,432	*
Cynthia M. Egnotovich	170,207	*
James W. Griffith	3,398	*
William R. Holland	16,041	*
John P. Jumper	0	*
Scott E. Kuechle	142,702	*
Marshall O. Larsen	344,168	*
Terrence G. Linnert	204,205	*
Lloyd W. Newton	0	*
Douglas E. Olesen	16,133	*
Alfred M. Rankin, Jr.	10,597	*
Directors and executive officers as a group(19)	1,448,693	1.15%

*	Less than 1%.

(1)	Includes the approximate number of shares of Common Stock credited to the individuals’ accounts in the Company’s Employees’ Savings Plan or similar plans of the Company’s subsidiaries. Includes shares not presently owned by the executive officers but which are subject to stock options exercisable within 60 days as follows: Mr. Carmola, 81,999 shares; Ms. Egnotovich, 105,500 shares; Mr. Kuechle, 114,566 shares; Mr. Larsen, 203,333 shares; Mr. Linnert, 166,333 shares; and all executive officers as a group, 974,729 shares.

Includes phantom shares awarded to our Directors under the Outside Director Deferral Plan and the Directors’ Deferred Compensation Plan that are paid out in Common Stock following termination of service as a Director, as follows: Ms. Creel, 8,489 shares; Mr. Davidson, 7,176 shares; Mr. DeLoach, 27,432 shares; Mr. Griffith, 2,198 shares; Mr. Holland, 5,184 shares; Mr. Olesen, 15,039 shares; Mr. Rankin, 9,597 shares; and all Directors as a group 75,115 shares.

(2)	Excludes restricted stock units as to which the executive officers have no voting or investment power as follows: Mr. Carmola, 33,275 units; Ms. Egnotovich, 33,275 units; Mr. Kuechle, 31,650 units; Mr. Larsen, 118,000 units; Mr. Linnert, 37,775 units; and all executive officers as a group, 350,575 units.

Excludes phantom shares awarded to our Directors under the Outside Director Phantom Share Plan and the Directors’ Phantom Share Plan that are paid out in cash following termination of service as a Director, as follows: Ms. Corvi, 1,288 shares; Ms. Creel, 23,756 shares; Mr. Davidson, 26,944 shares; Mr. DeLoach, 17,672 shares; Mr. Griffith, 15,767 shares, Mr. Holland, 21,193 shares; Gen. Jumper, 8,005 shares; Gen. Newton 6,587 shares; Mr. Olesen, 24,782 shares; Mr. Rankin, 16,823 shares; and all Directors as a group, 161,530 shares.

(3)	Each person has sole voting and investment power with respect to Common Stock beneficially owned by such person, except as described in note (1) above, except that Ms. Corvi has shared voting and investment power with respect to 1,056 shares, Mr. Griffith has shared voting and investment power with respect to 1,200 shares, Mr. Kuechle has shared voting and investment power with respect to 956 shares, Mr. Larsen has shared voting and investment power with respect to 13,900 shares, Mr. Linnert has shared voting and investment power with respect to 14,373 shares and all Directors and executive officers as a group have shared voting and investment power with respect to 31,763 shares.

(4)	Applicable percentage ownership is based on 125,605,938 shares of Common Stock outstanding at January 31, 2011 (excluding 14,000,000 shares held by a wholly owned subsidiary).

BENEFICIAL OWNERSHIP OF SECURITIES

The following table contains information known to us with respect to persons who are the beneficial owner of more than 5% of our Common Stock as of January 31, 2011.

Name and Address of Beneficial Owner	Amount	Percent of Class(1)

FMR LLC(2)	7,408,125	5.9%
82 Devonshire Street, Boston, Massachusetts 02109

(1)	Applicable percentage ownership is based on 125,605,938 shares of Common Stock outstanding at January 31, 2011 (excluding 14,000,000 shares held by a wholly owned subsidiary).

(2)	This information is based on a Schedule 13G filed with the SEC on February 11, 2011 by FMR LLC, in which it reported sole voting power as of December 31, 2010 as to 144,369 shares and sole dispositive power as to 7,408,125 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of our Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. As a matter of practice, our administrative staff assists our directors and executive officers in preparing and filing such reports. Based solely upon a review of such reports and representations from our directors and executive officers, we believe that during 2010 all such reports were filed on a timely basis, except that, due to an administrative error, one transaction was reported late on a Form 4/A on behalf of Mr. Reusser.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

Under Securities and Exchange Commission rules, if a shareholder wants us to include a proposal in our proxy statement for presentation at the 2012 Annual Meeting, the proposal must be received by us, attention: Office of the Secretary, at our principal executive offices by November 11, 2011. We suggest that such proposals be sent by certified mail, return receipt requested.

Under our By-Laws, the proposal of business that is appropriate to be considered by the shareholders may be made at an annual meeting of shareholders by any shareholder who was a shareholder of record at the time of giving the notice described below, who is entitled to vote at such meeting and who complies with the notice procedures set forth in the By-Laws.

For business to be properly brought before an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, the shareholder’s notice must have been sent to, and received by, our Secretary at our principal executive offices generally not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2012 Annual Meeting such notice must be received between December 21, 2011 and January 20, 2012. Each such notice must include among other things:

•	for each matter, a brief description thereof and the reasons for conducting such business at the annual meeting;

•	the name and address of the shareholder proposing such business as well as any other shareholders believed to be supporting such proposal;

•	the number of shares of each class of Goodrich stock owned by such shareholders;

•	any material interest of such shareholders in such proposal; and

•	a description of all ownership interests in the shares identified, including derivative securities, hedged positions and other economic and voting interests.

See Appendix A for the full text of the relevant section of the By-Laws.

This notice requirement applies to matters being brought before the meeting for a vote. Shareholders, of course, may and are encouraged to ask appropriate questions at the meeting without having to comply with the notice provisions.

By Order of the Board of Directors

Frank DiPiero
Secretary

Dated March 10, 2011

PLEASE DATE, SIGN AND MAIL YOUR PROXY

APPENDIX A

BY-LAWS
ARTICLE I, SECTION 10

Section 10.(A) Annual Meetings of Shareholders.  (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Company’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Company who (i) was a shareholder of record at the time of giving of notice provided for in this By-Law and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this By-Law as to such business or nomination; clause (c) shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Company’s notice of meeting) before an annual meeting of shareholders.

(2) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A) (1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to paragraph (A)(2) or paragraph (B) of this By-Law) must (a) set forth, as to the shareholder giving the notice and all beneficial owners, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, if any, (ii) (A) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a sole or shared right to vote or direct the voting of any shares of any security of the Company, (D) any short interest in any security of the Company (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from, or avoid or offset in whole or in part any loss related to, any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (b) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and the beneficial owner (if any, on whose behalf the proposal is made) in such business and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (c) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(B) Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any shareholder of the Company who (i) is a shareholder of record at the time of giving of notice provided for in this By-Law and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the notice procedures set forth in this By-Law as to such nomination. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this By-Law with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(C) General.  (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to paragraph (A)(1)(c) or paragraph (B) of this By-Law. Nothing in this By-Law shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

APPENDIX B

GOODRICH CORPORATION
2011 EQUITY COMPENSATION PLAN
(Effective April 19, 2011)

1. Purpose; Effective Date.  The purpose of this Plan is to promote the interests of the shareholders by providing stock-based incentives to selected employees (each, a “Participant”) to align their interests with shareholders and to motivate them to put forth maximum efforts toward the continued growth, profitability and success of Goodrich Corporation (the “Company”). In furtherance of this objective, stock options, stock appreciation rights, performance shares, restricted shares, performance units, restricted stock units, phantom shares, common stock of the Company (“Common Stock”), and/or other incentive awards (collectively, “Awards”) may be granted in accordance with the provisions of this Plan.

This Plan became effective as of April 19, 2011 (the “Effective Date”), following shareholder approval at the Company’s 2011 annual meeting of its shareholders. Any Awards that were granted under this Plan prior to its approval by shareholders were specifically contingent on approval of this Plan by the shareholders of the Company at such annual meeting.

2. Administration.  This Plan is to be administered by the Compensation Committee or any successor committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall consist of at least three members who shall not be eligible to participate in this Plan. The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding on all parties.

The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company the authority to make Awards under this Plan with respect to not more than ten percent of the shares authorized under this Plan, pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make Awards to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

3. Shares Available For This Plan.  Subject to Section 17 hereof, the maximum number of shares of Common Stock that shall be available for delivery pursuant to the provisions of this Plan shall be equal to the sum of: (i) 2,825,000 shares of Common Stock; (ii) any shares of Common Stock available as of the Effective Date for future awards under the Company’s 2001 Equity Compensation Plan that became effective on April 17, 2001 (the “Prior Plan”); and (iii) any shares of Common Stock represented by any outstanding Prior Plan awards as of the Effective Date that are not issued or that are subject to a Prior Plan award that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised, on or after the Effective Date. Such shares may be either authorized but unissued shares or treasury shares.

For purposes of calculating the number of shares of Common Stock available for delivery under this Plan:

•	there shall be counted against the limitations the number of shares subject to issuance upon exercise or settlement of Awards as of the dates on which such Awards are granted;

•	(i) the grant of a Performance Share Award (as defined in Section 9) or other unit or phantom share award shall be deemed to be equal to the maximum number of shares of Common Stock that may be issued under the award and (ii) where the value of an award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the award;

•	if the exercise price of any stock option granted under this Plan or any Prior Plan, or the tax withholding obligation associated with the exercise of such stock option, is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), any tendered or withheld shares shall not be available for Awards granted under this Plan;

•	if the tax withholding obligation associated with the vesting of an Award of restricted stock is satisfied by tendering shares of Common Stock to the Company (or by the withholding of shares of Common Stock by the Company) , any tendered or withheld shares shall not be available for Awards granted under this Plan;

•	the gross number of shares of Common Stock with respect to which a stock-settled stock appreciation right is exercised will be counted against such limit, rather than the net number of shares delivered upon the exercise of a stock-settled stock appreciation right;

•	Awards payable solely in cash will not reduce the number of shares of Common Stock available for Awards granted under this Plan; and

•	any shares awarded under this Plan or any Prior Plan that are not issued or that are subject to an award under this Plan or any Prior Plan that has lapsed or is forfeited, terminated, settled in cash or canceled without having been exercised shall again be available for other Awards under this Plan.

4. Limitation On Awards.  Subject to Section 17 hereof, (a) no Participant may receive Awards under this Plan with respect to more than 500,000 shares in any calendar year, (b) the maximum number of shares of Common Stock that may be issued pursuant to options designated as Incentive Stock Options (as defined in Section 7) shall be 1,000,000 shares, (c) the maximum number of shares of Common Stock that may be issued pursuant to Performance Share Awards (as defined in Section 9), Performance Unit Awards (as defined in Section 9), Restricted Stock Awards (as defined in Section 11), Restricted Stock Unit Awards (as defined in Section 11) and Other Awards (as defined in Section 12) shall be 2,000,000 shares, and (d) in any calendar year, no Participant may receive Awards under the Plan paid in cash having an aggregate dollar value in excess of $10,000,000.

5. Term.  No Awards may be granted under this Plan after April 18, 2021, at which time the Plan shall expire but without affecting any Awards then outstanding.

6. Eligibility.  Awards under this Plan may be made to any salaried, full-time employee of the Company or any subsidiary corporation (or other business entity) of which 50% or more of the stock (or other equitable interest) is owned by the Company (a “Subsidiary”). Directors who are not full-time employees are not eligible to participate.

7. Stock Options.  The Committee may, in its discretion, from time to time grant to eligible Participants options to purchase Common Stock, at a price not less than 100% of the fair market value of the Common Stock on the date of grant (the “option price”), subject to the conditions set forth in this Plan. The Committee may not reduce the option price of any stock option grant after it is made, except in connection with a Corporate Reorganization (as defined in Section 17), nor may the Committee agree to exchange a new lower priced option for an outstanding higher priced option.

The Committee, at the time of granting to any Participant an option to purchase shares or any related stock appreciation right under this Plan, shall fix the terms and conditions upon which such option or appreciation right may be exercised, and may designate options as non-statutory stock options or incentive stock options (“Incentive Stock Options”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or any other statutory stock option that may be permitted under the Code from time to time; provided, however that (i) the date on which such options and related appreciation rights shall expire, if not exercised, may not be later than ten years after the date of grant of the option, (ii) the terms and conditions of Incentive Stock Options must be in accordance with the qualification requirements of the Code and (iii) the provisions of any other statutory stock option permitted under the Code must be consistent with applicable Code requirements. Incentive Stock Options shall be granted only to full time employees of the Corporation and its subsidiaries within the meaning of Section 424 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time.

Within the foregoing limitations, the Committee shall have the authority in its discretion to specify all other terms and conditions relating to stock options in a written stock option agreement, including but not limited to provisions for the exercise of options in installments, any requirements imposed on a Participant to retain the Common Stock acquired upon exercise of the option, the time limits during which options may be exercised and, in lieu of payment in cash, the exercise in whole or in part of options by tendering Common Stock owned by the Participant, valued at the fair market value on the date of exercise, or other acceptable forms of consideration equal in value to the option price. The Committee may, in its discretion, issue rules or conditions with respect to utilization of Common Stock for all or part of the option price, including limitations on the pyramiding of shares.

No option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral or recognition of income until the later of exercise or disposition of the option or the time the shares acquired upon the exercise of the option first become substantially vested (as defined in Treasury Regulation § 1.83-3(b)).

8. Stock Appreciation Rights.  The Committee may grant awards in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment (in the form of stock or cash as set forth in the Award) equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award (which price must be no less than the fair market value of the Common Stock on the date of the grant of such SAR) to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may only be granted at the time of the grant of the related stock option.

A Tandem SAR shall be subject to the same terms and conditions as the related stock option and shall be exercisable at such times and to such extent as the Committee shall determine, but only so long as the related option is exercisable. The number of Tandem SARs shall be reduced not only by the number of Tandem SARs exercised but also by the number of shares purchased upon the exercise of the related option. A related stock option shall cease to be exercisable to the extent the Tandem SAR is exercised.

Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than the fair market value of the Common Stock, as determined by the Committee, on the date of the grant of the Freestanding SAR.

Upon surrender to the Company of the unexercised related stock option or any portion thereof (in the case of a Tandem SAR), or upon exercise of a Freestanding SAR, an SAR shall entitle the Participant to receive from the Company in exchange therefor a payment in stock or cash (as determined by the Committee and set forth in the Award). In the case of a payment in stock, the number of shares to be received by the Participant shall be determined by dividing (1) the product of (A) the total number of SARs being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option (or the base price of a Freestanding SAR), by (2) the fair market value of a share of Common Stock on the exercise date. No fractional shares shall be issued. In the case of a payment in cash, the Participant shall receive a payment equal to the product of (A) the total number of SARs being exercised times (B) the amount by which the fair market value of a share of Common Stock on the exercise date exceeds the option price of the related option (or the base price of a Freestanding SAR).

The Committee may, consistent with the Plan, by way of the Award or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

No SAR shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A of the Code) other than the deferral or recognition of income until the exercise or disposition of the SAR or the time any shares acquired upon the exercise of the SAR first become substantially vested (as defined in Treasury Regulation § 1.83-3(b)).

9. The Goodrich Corporation Long-Term Incentive Plan (“LTIP”).  The Committee may make Performance Share Awards (denominated in shares of Common Stock) or Performance Unit Awards (denominated in units that are equivalent to a specified amount of cash or number of shares of Common Stock) under this LTIP.

At the time Performance Share Awards and Performance Unit Awards are made, the Committee shall determine, in its sole discretion, one or more performance periods and specific Performance Objectives (as defined below) to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Unit Awards, the Committee shall also determine a target unit value or a range of unit values for each award.

At the end of the performance period, the Committee shall determine the extent to which Performance Objectives have been attained or a degree of achievement between minimum and maximum levels in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their fair market value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Share Awards and Performance Unit Awards shall generally be made as soon as practicable following the end of the performance period, but in any event such payments will be made no later than the end of the calendar year following the calendar year in which the performance period ends.

10. Performance Objectives.  Performance objectives that may be used under the Plan (“Performance Objectives”) shall be based upon one or more or the following criteria (or upon changes in such criteria or in the growth rates of such criteria): operating income; net income; earnings (including earnings before interest, taxes, depreciation and/or amortization); earnings per share; sales; costs; profitability of an identifiable business unit or product; maintenance or improvement of profit margins; cost reduction goals; operating cash flow; free cash flow (operating cash flow less capital expenditures); working capital; improvements in capital structure; debt reduction; credit ratings; return on assets; return on equity; return on invested capital; stock price; total shareholder return; completion of joint ventures, divestitures, acquisitions or other corporate transactions; new business or expansion of customers or clients; strategic plan development and implementation; succession plan development and implementation; customer satisfaction indicators; employee metrics; or other objective individual or team goals.

The Performance Objectives may relate to the Company, on an absolute basis and/or relative to one or more peer group companies or indices, or to a particular Participant, Subsidiary, division or operating unit, or any combination of the foregoing, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Committee may adjust, modify or amend the above criteria, either in establishing any Performance Objective or in determining the extent to which any Performance Objective has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the Performance Objectives, to make equitable adjustments in the criteria in recognition of unusual or non-recurring events, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the performance of the Company or any Subsidiary, division or operating unit, as applicable, and to otherwise satisfy the objectives of the Plan.

11. Restricted Stock and Restricted Stock Units.  The Committee may make Awards in Common Stock (“Restricted Stock”) and Awards of restricted stock units (“Restricted Stock Units”) subject to conditions, if any, established by the Committee which may include continued service with the Company or its subsidiaries. Any Restricted Stock Award and Restricted Stock Unit Award which is conditioned upon continued employment shall be conditioned upon continued employment for a minimum period of three years following the award, except in the case of death, disability or retirement and except as otherwise provided pursuant to Section 26.

12. Other Awards.  The Committee may make Awards authorized under this Plan in units or phantom shares, the value of which is based, in whole or in part, on the value of Common Stock, in lieu of making such Awards in Common Stock (“Other Awards”). The Committee may provide for Other Awards to be paid in cash, in Common Stock, or in a combination of both cash and Common Stock, under such terms and conditions as in its discretion it deems appropriate.

13. Deferred Awards.  The Committee may permit Participants to elect to defer receipt of Awards (other than options or SARs), either in cash or in Common Stock, under such terms and conditions that the Committee may prescribe, provided that any such deferral shall be made in compliance with a plan designed to comply with the requirements of Section 409A of the Code. The Committee may authorize the Company to establish various trusts or make other arrangements with respect to any deferred Awards.

14. Fair Market Value.  For all purposes of this Plan the fair market value of a share of Common Stock shall be the mean of the high and low prices of Common Stock on the relevant date (as of the close of trading) as reported on the New York Stock Exchange — Composite Transactions listing (or similar report), or, if no sale was made on such date, then on the next preceding day on which such a sale was made.

15. Termination of Employment.  The Committee may make such provisions as it, in its sole discretion, may deem appropriate with respect to the effect, if any, the termination of employment with the Corporation will have on any grants or Awards under this Plan provided that, to the extent applicable, a termination of employment shall mean a “separation from service” as such term is defined for purposes of Section 409A of the Code.

16. Assignability.  Any Awards granted under this Plan shall not be transferable by the Participant other than by will or the laws of descent and distribution or by such other means as the Committee may approve from time to time; provided, however, that under no circumstances shall a transfer for value of any Award hereunder be permitted. The designation of a beneficiary for an Award shall not constitute the transfer of an Award.

17. Corporate Reorganization.  In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, (a “Corporate Reorganization), the Committee or the Board shall be required to make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under this Plan and the maximum limitation on the number of Awards that may be granted to any participant, in the number, kind and option price of shares subject to outstanding stock options and SARs, in the number and kind of shares subject to other outstanding Awards granted under this Plan and/or such other equitable substitution or adjustments to equalize the value and prevent dilution or enlargement of the rights of participants in any form or manner of substitution or adjustment as it, in good faith, may determine, in its sole discretion, to be equitable under the circumstances; provided, however, that the number of shares subject to any award shall always be a whole number.

18. Committee’s Determination.  The Committee’s determinations under this Plan including, without limitation, determinations of the employees to receive Awards or grants, the form, amount and timing of such Awards or grants, the terms and provisions of such Awards or grants and the agreements evidencing same, and the establishment of Performance Objectives need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards or grants under this Plan whether or not such individuals are similarly situated. The Committee may, with the consent of the Participant, modify any determination it previously made.

19. Leave of Absence or Other Change in Employment Status.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under this Plan in respect of any leave of absence taken by a Participant or any other change in employment status, such as a change from full time employment to a consulting relationship (or vice versa), of a Participant relative to any grant or award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence or other change in employment status shall constitute a termination of employment within the meaning of this Plan and (ii) the impact, if any, of any such leave of absence or other change in employment status on Awards under this Plan theretofore made to any Participant who takes such leave of absence or otherwise changes his or her employment status. In the case of an Award that is subject to Section 409A of the Code, such determinations shall be made in accordance with the requirements of Section 409A.

20. Reporting and Withholding Taxes.  The Committee or its designee shall have the right to (i) determine and report the appropriate amount of income recognized with respect to any Award and (ii) determine the amount of any Federal, state, or local required withholding tax, and (iii) require that any such required withholding tax be satisfied by withholding shares of Common Stock or other amounts which would otherwise be payable under this Plan.

21. Retention Of Shares.  If shares of Common Stock are awarded subject to attainment of Performance Objectives, continued service with the Company or other conditions, the shares may be registered in the Participants’ names when initially awarded, but possession of certificates for the shares shall be retained by the Secretary of the Company for the benefit of the Participants, or shares may be registered in book entry form only, in both cases subject to the terms of this Plan and the conditions of the particular Awards.

22. Dividends And Voting.  Except with respect to options and SARs, the Committee may permit each Participant to receive or accrue dividends and other distributions made with respect to such Awards under such terms and conditions as in its discretion it deems appropriate. Under such terms and conditions as in its discretion it deems appropriate, the Committee may permit the Participant to vote or execute proxies with respect to shares awarded to the Participant hereunder. Notwithstanding the preceding to the contrary, all dividends and other distributions shall be made in a manner so as to comply with the provisions of Section 409A of the Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve the applicable award’s status as being exempt from Section 409A of the Code.

23. Forfeiture Of Awards.  Any Awards or parts thereof made under this Plan that are subject to Performance Objectives or other conditions which are not satisfied, shall be forfeited, and any shares of Common Stock issued shall revert to the Treasury of the Company.

24. Continued Employment.  Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

25. Change In Control.  For purposes of this Plan, a “Change in Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(b) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

(c) consummation of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

(d) consummation of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

26. Effect of Change In Control.

(a) Options and Stock Appreciation Rights.

(i) In the event of a proposed transaction that would constitute a Change in Control in which the Company would not continue as a publicly-traded corporation, the Company shall give written notice thereof to any Participant holding an option or SAR granted hereunder at least 30 days prior to the closing of the transaction that would constitute a Change in Control. The Participant shall have the right within such 30-day period (but only within the period prior to the final date on which such option or SAR would have otherwise expired) to exercise the option or SAR to the extent such Participant was entitled to exercise the option or SAR on the date of the notice; provided, however, that if the Participant is employed by the Company on the date of the notice, then the Participant shall have the right to exercise the option or SAR in full to the extent not previously exercised (with such vesting and exercisability contingent upon the closing of the transaction constituting the Change in Control). To the extent that the option or SAR shall not have been exercised on or prior to the effective date of the transaction constituting the Change in Control (and except as may be provided in such Participant’s option or SAR with respect to the surrender of such option or SAR for cash), then such option or SAR shall terminate on such date, unless it is assumed by another corporation within the meaning of Section 424(a) of the Code.

(ii) In the event of a proposed transaction that would constitute a Change in Control in which the Company would continue as a publicly-traded corporation, (A) options and any SAR shall become immediately exercisable upon the earliest to occur of (I) the Change in Control and (II) the time that notice is provided by the Board of the proposed transaction and, (B) notwithstanding any other provisions of this Plan (except for paragraph (c) below) or the terms of any Award, such options and SARs shall remain exercisable for no less than the shorter of (I) two years or (II) the remainder of the full term of the option or SAR.

(b) Other Awards.  In the event of a proposed transaction that would constitute a Change in Control, the treatment of awards granted under this Plan other than stock options and SARs shall be governed by the terms of such awards.

(c) Committee Discretion to Cancel Awards.  Notwithstanding paragraphs (a) and (b) above, in the event of a proposed transaction that would constitute a Change in Control, the Committee may, in its sole discretion, determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive (i) in the case of any option or SAR, for each share of Common Stock subject to such Award a cash payment equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares subject to such Award; provided that if such product is zero (0) or less or to the extent that the Award is not then exercisable (after taking into account the application of paragraphs (a) and (b) above), the Award will be canceled and terminated without payment therefor; (ii) in the case of any Award of restricted stock units or phantom shares, a cash payment equal to the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction multiplied by the number of shares subject to such Award; and (iii) in the case of any other Award (other than an Award that by its terms specifies its treatment in the event of a Change in Control), an amount reflecting the current fair market value of such Award as determined by the Committee in good faith. In the event of a Change in Control transaction in which the stockholders of the Company do not receive any consideration, the Committee may utilize the fair market value of a share of Common Stock immediately prior to the Change in Control transaction (determined in the manner set forth in Section 14) for purposes of determining the cash payment to be received by a Participant.

27. Compliance With Laws And Regulations.  Notwithstanding any other provisions of this Plan, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority, whether foreign or domestic, or any national securities exchange.

28. Amendment.  The Board of Directors of the Company may alter or amend this Plan, in whole or in part, from time to time, or terminate this Plan at any time; provided, however, that no such action shall adversely affect any rights or obligations with respect to Awards previously made under this Plan unless the action is taken in order to comply with applicable law, stock exchange rules or accounting rules; and, provided, further, that no amendment which has the effect of increasing the number of shares subject to this Plan (other than in connection with a Corporate Reorganization), materially increasing the benefits accruing to Participants under the Plan or materially modifying the requirements for participation in the Plan shall be made without the approval of the Company’s shareholders.

29. 409A Compliance.  Notwithstanding any Plan provisions herein to the contrary and, to the extent applicable, the Plan shall be interpreted, construed and administered (including with respect to any amendment, modification or termination of the Plan) in such manner so as to comply with the provisions of Section 409A of the Code and Treasury regulations and any other related Internal Revenue Service guidance promulgated thereunder and, as applicable, so as to preserve an award’s status as being exempt from (or satisfying the requirements of) Section 409A of the Code.

30. Governing Law.  This Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof, except as governed or preempted by Federal law.

31. No Right, Title, or Interest in Company Assets.  No Participant shall have any rights as a shareholder solely as a result of any Award except to the extent such rights are granted to the Participant under Section 22 hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

32. Payments to Specified Employees.  Notwithstanding anything to the contrary in this Plan or any agreement relating to an Award, upon the Separation from Service of a Specified Employee (as such terms are defined for purposes of Section 409A of the Code), no payments under this Plan of amounts constituting nonqualified deferred compensation subject to Section 409A shall be paid to such Specified Employee during the 6-month period following such Separation from Service, and such amounts shall instead be paid within the 30-day period commencing with the first day of the seventh month following the month of such Participant’s Separation from Service (provided that if such 30-day period begins in one calendar year and ends in the subsequent calendar year, the Participant shall have no right to designate the calendar year of payment.

33. No Acceleration.  Except as permitted under Section 409A of the Code, no acceleration of the time or form of payment of any Award shall be permitted.

34. Section 162(m) Compliance.  To the extent to which Section 162(m) of the Code is applicable, the Company intends that compensation paid under the Plan to Covered Employees (as such term is defined for purposes of Section 162(m)) will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m) and the regulations thereunder, unless otherwise determined by the Committee. Accordingly, Awards granted to Covered Employees (as such term is defined in Section 162(m)(3) of the Code) that are intended to qualify for the performance-based exception under Section 162(m) shall be deemed to include any such additional terms, conditions, limitations, and provisions as are necessary to comply with such exception unless the Committee, in its discretion, determines otherwise.

APPENDIX C

The following companies are included in the survey data referenced on page 33 of the Proxy Statement.

3C
3M Company
7-Eleven, Inc.
A&P
A.H. Belo
A.O. Smith
A.T. Cross
AAA Mid-Atlantic, Inc.
AAA National Office
AAA Northern California, Nevada & Utah
AAA of Science
Abbott Laboratories
Abbott Management
ABC
Abercrombie & Fitch
Accenture
ACCO Brands Corporation
ACE Limited — ACE USA
ACH Food Companies
Acuity Brands Inc.
ADC Telecommunications
ADTRAN, Inc.
Advanced Energy Industries
AEGON
AEI Services LLC
Aerojet-General Corporation
Aeropostale
Aetna, Inc.
AFLAC
AgFirst Farm Credit Bank
Agilent Technologies
AGL Resources Inc.
AgriBank, FCB
Agrium
Agropur, Cooperative
AIPSO
Air Liquide
Air products and Chemicals, Inc.
Aker Solutions ASA
Alberto-Culver Company
Alcatel-Lucent
Alcoa, Inc.
Alcon Laboratories, Inc.
Alexander & Baldwin
Allegheny Energy, Inc.
Allergan, Inc.
ALLETE, Inc.
Alliance Data Systems
Alliance Pipeline, Inc.
Alliant Energy
Alliant Techsystems
Allianz
Allina Health System

Allured Business Media
Altria Group, Inc.
Alyeska Pipeline Service Company
Amazon.com
AMB Property Corporation
Ameren Corporation
American Academy of Pediatrics
American Arbitration Association
American Axle & Manufacturing, Inc.
American Chemical Society
American Crystal Sugar
American Electric Power
American Enterprise Group Inc.
American Express
American Family Insurance
American Greetings
American Heart Association
American Home Mortgage Servicing, Inc.
American International Group, Inc.
American Mathematical Society
American Standard
American Tower
American United Life
American University
American Water Works
Americold
AmeriPride Services Inc.
Ameriprise Financial
AmerisourceBergen Corporation
Ameritas Life Insurance Corporation
Ameritrade
Ameron
AMETEK
Amgen, Inc.
Amica Mutual Insurance Company
Amos Press Inc.
AMR Corporation
AMSTED Industries Incorporated
AmTrust Bank, A Division of New York Community Bank
Amway
Anadarko Petroleum
Analog Devices
Andersen Corporation
Angiotech Pharmaceuticals Inc.
Anheuser-Busch InBev
Ann Taylor, Inc.
AOL
APL Ltd.
Apogee Enterprises, Inc.
Apollo Group
Appleton Papers
Applied Materials

APS Healthcare
ARAMARK
Aramco Services Company
Arch Coal, Inc.
Archer Daniels Midland
Archstone
Arctic Cat
Areva
Argonaut Group
Argonne National Laboratory
ARINC Inc.
Arizona Public Service
Arkansas Electric Cooperative Corporation
Armstrong World Industries, Inc.
Arrow Electronics
ArvinMeritor, Inc.
Asante Health System
Ash Grove Cement Company
Ashland, Inc.
Associated Banc-Corp
Assurant, Inc.
Astoria Financial
AstraZeneca
Astron Solutions
Asurion
AT&T
ATC Management
ATI Allegheny Ludlum
Atmos Energy
Atria Senior Living Group
Aurora Healthcare
Auto Club Group
Automatic Data Processing, Inc.
AutoZone, Inc.
Avanade Inc.
Avant Energy, Inc.
Avery Dennison Corporation
Avis Budget Group
Avista Corporation
Aviva USA
AXA Equitable
AXA Group
Axis Insurance Company
B&W Technical Services Y-12
Bacardi U.S.A., Inc.
Baker Tilly Virchow Krause, LLP
Ball Corporation
Ball State University
Bank of America
Bank of Hawaii
Bank of the West
Banner Health
Baptist Health South Florida
Baptist Health System, Inc.

Barnes Group Inc.
Barquin International
Barrick Gold of North America
Battelle
Bausch & Lomb, Inc.
Baxter International Inc.
Bayer AG
Bayer AG US
Bayer CropScience
Bayer MaterialScience
Baylor College of Medicine
Baystate Health System
BB&T
BBVA
BD
Beazer Homes USA, Inc.
Bechtel Corporation
Bechtel Plant Machinery, Inc.
Beckman Coulter, Inc.
Belk, Inc.
Belo
Belron U.S.
Bemis Co., Inc.
Berkshire Health Systems
Best Buy
BG US Services
Big Lots, Inc.
Bill & Melinda Gates Foundation
Biogen Idec
BJC HealthCare
BJ’s Wholesale Club
Black & Veatch Corporation
Black Hills Power and Light
Blockbuster Inc.
BloodCenter of Wisconsin, Inc.
Blue Cross & Blue Shield of Rhode Island
Blue Cross and Blue Shield of Alabama
Blue Cross and Blue Shield of Massachusetts
Blue Cross and Blue Shield of North Carolina
Blue Cross Blue Shield of Florida
Blue Cross Blue Shield of Minnesota
Blue Cross of Idaho Health Service, Inc.
Blue Shield of California
Bluebonnet Credit Union
BlueCross BlueShield of Florida
BlueCross BlueShield of Kansas City
BlueCross BlueShield of Michigan
BlueCross BlueShield of North Dakota
Blyth
BMW of North America, LLC
Board of Governors of the Federal Reserve System
Bob Evans Farms, Inc.
Boehringer Ingelheim

Boise Cascade LLC
Boise Inc.
BOK Financial
Bonfils Blood Center
BorgWarner Inc.
Boston College
Boston Scientific
Bovis Lend Lease
Bovis Lend Lease — Charlotte
Boy Scouts of America
BP
BP Exploration North America
Bradford Schools Inc.
Brady Corporation
Branch Banking & Trust Company
Bravo Health, Inc.
BreitBurn Energy Partners L.P.
Bremer Financial
Bridgepoint Education, Inc.
Bright House Networks
Bristol-Myers Squibb Company
Broadcom Corporation
Bronson Healthcare Group, Inc.
Brookdale Senior Living, Inc.
Brookhaven National Laboratory
Brotherhood Mutual Insurance Company
Broward Health
Brown Shoe Company, Inc.
Brown University
Brown-Forman Corporation
BRP US, Inc.
Bryan Cave LLP
Buffets, Inc.
Build-A-Bear Workshop
Burlington Electric Department
Burlington Northern Santa Fe Corporation
Bush Brothers & Company
Butler University
Butzel Long
C.H. Robinson Worldwide
C.R. Bard, Inc.
CA
Cablevision Systems
Cabot Microelectronics Corporation
CACI International, Inc.
Cadbury
Calgon Carbon
California Casualty Management Company
California Independent System Operator
California Institute of Technology
Callaway Golf Company
CalOptima
Calpine Corporation
Cameron International

Campbell Soup Company
Canadian Pacific US
Canon USA, Inc.
Capella Education Company
Capgemini
Capital One Financial
Capitol Broadcasting — WRAL
Cardinal Health
Career Education Corporation
CareFusion
Cargill, Incorporated
CaridianBCT
Carlson Companies
Carnegie Mellon University
Carnival
Carpenter Technology Corporation
Case New Holland
Cash America International
Casino Arizona
Catalent Pharma Solutions
Caterpillar Inc.
Catholic Charities Health and Human Services
Catholic Health Initiatives
Catholic Healthcare West
Catholic Knights
CDM, Inc.
Cedar Rapids TV
Celgard, LLC
Celgene
Cemex, Inc. US
Centene Corporation
CenterPoint Energy
Centra Health, Inc.
Central Arizona Project
Central California Alliance for Health
Central Texas Electric Co-op
CenturyLink
Cephalon
Ceridian Corporation
CEVA Logistics Americas
CF Industries, Inc.
CGGVeritas
CGI Technologies and Solutions, Inc.
CH Energy Group
CH2M Hill
Charles River Laboratories
Checkpoint Systems Inc.
Chelan County Public Utility District
Chemtura
Chevron
Chevron Global Power
Chevron Phillips Chemical
Chicago Bridge and Iron Company
Chicago Transit Authority
Chico’s FAS, Inc.
Children’s Hospital & Regional Medical Center, Seattle

Children’s Hospital and Health System
Children’s Hospitals and Clinics of Minnesota
Children’s Medical Center of Dallas
Children’s National Medical Center
Chipotle Mexican Grill, Inc.
Chiquita Brands International, Inc.
Choice Hotels International
Christian Appalachian Project
Chrysler Financial Services Americas, LLC
CHS Inc.
Church & Dwight Co., Inc.
CIGNA Corporation
Cimarex Energy
Cincinnati Children’s Hospital Medical Center
Cintas
Cisco Systems
CIT Group, Inc.
Citi — Citi North America, Operations & Technology
City and County of Denver
City National Bank
City of Austin
City of Charlotte
City of Garland
City of Overland Park, Kansas
City of Richmond
City Utilities of Springfield, Missouri
Clarian Health Partners, Inc.
Cleco
Cleveland Clinic
Cliffs Natural Resources Inc.
CME Group Inc.
CMS Energy Corporation
CNA Financial Corporation
COACH
Cobank
Coinstar, Inc.
Colgate-Palmolive Company
College of American Pathologists
Colorado Springs Utilities
Columbia Sportswear
Columbia St. Mary’s
Columbus McKinnon Corporation
Comair, Inc.
Comcast Corporation
Comerica
Commerce Bancshares, Inc.
Commerce Insurance
Community Blood Center/Community Tissue Services
Community Medical Center
Compass Bank
Compensation Resources Group
Compensation Works
ConAgra Foods, Inc.

Connell Limited Partnership
ConocoPhillips
Conseco
Consolidated Edison
Constellation Energy Group, Inc.
Consumers Energy
Consumers Union
Continental Automotive Systems
ConvaTec
Convergys Corporation
Con-way Inc.
Cooper Industries, Inc.
Copa Airlines
Corinthian Colleges, Inc.
Corn Products International Inc
Corning
Corporate Office Properties Trust
Country Financial
County of Los Angeles
Covad Communications
Covance, Inc.
Covanta Holding Corporation
Covenant Health
Coventry Health Care, Inc.
Covidien
Cox Enterprises, Inc.
Cozen O’Connor
CPS Energy
Cracker Barrel Old Country Store, Inc.
Cranston Print Works Company
Credit Acceptance Corporation
Crestline Hotels & Resorts
Cross Country Automotive Services
Crosstex Energy Services
Crowe Horwath LLP
Crown Castle
Crozer-Keystone Health System — Crozer-Chester Medical Center
Crump Group
CSC Consulting
CSR
CSX Corporation
Cummins, Inc.
Cummins-Allison Corp.
CUNA Mutual
Curtiss-Wright Corporation
CVS Caremark
Cytec Industries
Daiichi Sankyo, Inc.
Dairy Management, Inc.
Dal-Tile International, Inc.
Dana Corporation
Danbury Health Systems
Dannon
Darden Restaurants, Inc.
Data Recognition
Davidson Hotel Company
Day & Zimmermann

Daymar Colleges Group, LLC
DCP Midstream, LLC
Dean Foods Company
Deere & Company
Del Monte Foods Company
Dell
Deloitte Services LP
Delta Air Lines Inc.
Delta Dental of California
Delta Dental of Michigan, Ohio, and Indiana
Deluxe Corporation
Denny’s
Denso International America, Inc.
Denso Manufacturing Tennessee, Inc.
Dentsply
Denver Health & Hospital Authority
Des Moines Water Works
Destination Hotels & Resorts
Det Norske Veritas US
Detroit Medical Center
Development Dimensions International
Devon Energy Corporation
DeVry, Inc.
Dex One
Diageo North America, Inc.
Diebold, Incorporated
Dionex Corporation
Direct Energy
DIRECTV, Inc.
Disney Publishing Worldwide
Diversey, Inc.
Dockwise USA
Dole Food Company, Inc.
Dollar General Corporation
Dollar Thrifty Automotive Group
Dominion Resources, Inc.
Domtar Corporation
Donaldson Company, Inc.
Dorsey & Whitney LLP
Dover Downs, Inc.
Dow Chemical
Dow Corning
Dow Jones
DPL
Drexel University
Drummond Company, Inc.
Drury Hotels
DST Systems, Inc.
DTE Energy Company
Duke Energy Corporation
Duke University Comprehensive Cancer Center
Dunkin’ Brands, Inc
DuPont
Duquesne Light Holdings, Inc.
Dynegy Inc.

DynMcDermott Petroleum Operations
E. & J. Gallo Winery
E. I. du Pont de Nemours and Company
E.ON U.S.
E.W. Scripps
Eastman Chemical Company
Eaton Corporation
Ecolab Inc.
Eddie Bauer LLC
Edison International
Edison Mission Energy
Education Management Corporation
Edward Jones
Edwards Lifesciences LLC
Effective Compensation, Inc.
Eisai
El Paso Corporation
Electric Power Research Institute
Eli Lilly
Elkay Manufacturing
Elster American Meter Company
EMC
EMCOR Group, Inc.
Emdeon Corporation
Emergency Medical Services
Emerson Electric Co.
EMI Music
Emory University
Employers Mutual Casualty Company
Enbridge Energy
EnCana Oil & Gas (USA) Inc.
Energen
Energy Future Holdings Corporation
Energy Northwest
Energy Services
Enpower Management Corp.
ENSCO International Incorporated
Ensign-Bickford Industries, Inc.
Entegra Power Group, LLC
Entegra Power Services, LLC
EOG Resources, Inc.
EPCO
Ephraim McDowell Health
Epler Company
Epson America, Inc.
Equifax
Equity Office Properties
ERCOT
Erie Insurance Group
Ernst & Young
ESCO Technolgoies Inc.
ESL Federal Credit Union
ESPN
Essilor of America
Estee Lauder Companies, Inc.
Esurance, Inc.
Evening Post Publishing — KOAA

EverBank
Evergreen Packaging
Evergreen Shipping Agency (America) Corporation
Evonik Degussa
EWI
Excellus BlueCross BlueShield
EXCO Resources, Inc.
Exel, a DPWN Company
Exelon
Express Scripts, Inc.
Exterran
ExxonMobil
Fair Isaac
Fairchild Controls
Fairmont Raffles Hotels International
Fanuc Robotics North America, Inc.
Farmers Insurance Group
FBL Financial Group, Inc.
FCCI Services Inc.
Federal Home Loan Bank of Cincinnati
Federal Home Loan Bank of Indianapolis
Federal Home Loan Bank of San Francisco
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Boston
Federal Reserve Bank of Chicago
Federal Reserve Bank of Cleveland
Federal Reserve Bank of Dallas
Federal Reserve Bank of Kansas City
Federal Reserve Bank of Minneapolis
Federal Reserve Bank of Philadelphia
Federal Reserve Bank of San Francisco
Federal Reserve Bank of St. Louis
Federal Reserve Information Technology
Federal-Mogul Corporation
Federated Investors
FedEx Corporation
FEI Company
Fender Musical Instruments
Fermi National Accelerator Laboratory
Ferrellgas
Fidelity Investments
Fidelity National Information Services
Fifth Third Bancorp
Fireman’s Fund Insurance Company
First American Corporation
First Data Corporation
First Financial Bank
First Horizon National
First Insurance Company of Hawaii, Ltd.
First National Bank Alaska
First National Bank in Howell
First Solar

First-Citizens Bank & Trust Company
FirstEnergy Corporation
Fiserv
Fisher Communications
FlashPoint
Fletcher Allen Health Care
Florida Municipal Power Agency
Flowserve Corporation
Fluor Corporation
Foley & Lardner LLP
Follett Corporation
Ford Motor Company
Forest City Enterprises
Forest Laboratories, Inc.
Foresters
Fortune Brands, Inc.
Forum Communications — WDAY
Foster Wheeler Corporation
Four Seasons Hotel and Resorts Limited
Fox Networks Group
FPL Group
Fragrances
Franciscan Skemp Healthcare
Franklin Resources
Franklin Templeton Investments
Freddie Mac
Freedom Communications
Freeman Companies
Freeport-McMoRan Copper & Gold
Friday Services Inc.
Froedtert & Community Health — Froedtert Memorial Lutheran Hospital
Future US
G&K Services, Inc.
GAF Materials
Gannett
Gardner Denver
GATX Corporation
Gavilon
GDF SUEZ Energy North America
GEICO
GenCorp Inc.
Genentech
General Atomics
General Dynamics Corporation
General Dynamics Information Technology
General Electric
General Growth Properties, Inc.
General Mills, Inc.
General Motors Corporation
General Nutrition, Inc.
Genuine Parts Co.
Genworth Financial
Genzyme Corporation
Georgia Gulf Corporation

Georgia System Operations Corporation
Gerdau Ameristeel
Getty Images
Giant Eagle, Inc.
Giant Food Stores, LLC
Gilead Sciences
Girl Scouts of the USA
Glatfelter
GlaxoSmithKline pic
Glens Falls Hospital
Global Crossing Ltd.
Global Industries
Global Payments Inc.
GMAC Financial Services
Google
Gorton’s
Graco
Graham Packaging Company
Grange Mutual Casualty Company
Granite Construction
Graphic Packaging Corporation
Great American Insurance Company
Great River Energy
Great-West Life Annuity
Green Tree Servicing
Greif
Greyhound Lines, Inc.
Grinnell Mutual Reinsurance Company
Group Health Cooperative
GROWMARK, Inc.
Gruma
Grupo Ferrovial
GSM Association
GTECH
Guideposts
Guilford
Gulfstream Aerospace
Gundersen Lutheran
GWF Power Systems
GXS
H&R Block
H. B. Fuller Company
H. Belo
H. J. Heinz Company
H.E.R.E.I.U. Welfare Pension Fund
Hackensack University Medical Center
Halliburton Company
Hallmark Cards, Inc.
Hamburg Sud North America, Inc.
Hamilton Lane Advisors, LLC
Hancock Holding Company
Hanesbrands, Inc.
Hannaford Bros. Co.
Harland Clarke
Harley-Davidson, Inc.
Harleysville Insurance

Harris Bank
Harris County Hospital District
Harris Enterprises
Harris Interactive Inc.
Harris Teeter, Inc.
Harry Winston
Hartford Financial Services
Harvard University
Harvard Vanguard Medical Associates
Hasbro, Inc.
HAVI Global Solutions
Hawaiian Electric Company
HBO
HBO Latin America Production Services
HCA Healthcare
HD Supply, Inc.
Health Care Service Corporation
Health Net
HealthCare Partners Medical Group
HealthNow New York, Inc.
HealthPartners
HealthSpring, Inc.
Healthways, Inc.
HearUSA, Inc.
Heidrick & Struggles International, Inc.
Helmerich & Payne, Inc.
Helzberg’s Diamond Shops, Inc.
Hendrickson
Henkel Corporation
Henkel of America, Inc.
Henry Ford Health System
Herman Miller, Inc.
Hershey Entertainment & Resorts Company
Hertz
Hess
Hewitt Associates
Hewlett-Packard Company
Hexion Specialty Chemicals, Inc.
HickoryTech Corporation
High Company LLC
Highgate Holdings
Highmark
Highmark Blue Cross Blue Shield
Hilcorp Energy Company
Hilti, Inc. (North America)
Hilton Hotels Corporation
Hilton Worldwide
Hitachi Data Systems
HNI
HNTB Companies
Hoag Hospital
Hoffmann-La Roche
Holly Corporation
Home Shopping Network
Honeywell International Inc.

Horizon Blue Cross Blue Shield of New Jersey
Hormel Foods Corporation
Hospira
Hostess Brands, Inc.
Hot Topic, Inc.
Houghton Mifflin Company
Hovnanian Enterprises, Inc.
Howard Hughes Medical Institute
HR Access
HSBC Holdings
HSBC-North America
HSN, Inc.
Hubbard Broadcasting
Hughes Network Systems, Inc.
Humana, Inc.
Hunt Consolidated
Huntington Bancshares Incorporated
Huntsman
Husky Injection Molding Systems
Hutchinson Technology
Hyatt Hotels Corporation
Hy-Vee, Inc.
Iberdrola Renewables Inc.
IBM
ICBC
IDACORP
Idaho Power Company
IDEXX Laboratories
IHS Group
IKON Office Solutions
Illinois Municipal Retirement Fund
Imaging Healthcare Specialists
IMS Health Inc.
Indeck Energy Services, Inc.
Independence Blue Cross
Indiana Blood Center
Indiana Farm Bureau Insurance
Indiana University — Bloomington
Infragistics
ING
Ingersoll-Rand Company Limited
Ingram Content Group
Ingram Micro, Inc.
Inova Health System
Institute for Defense Analyses
Integrys Energy Group
Intel
Intercontinental Hotels
InterContinental Hotels Group Americas
Intermountain Health Care, Inc.
International Data
International Electric Supply Corporation
International Flavors & Fragrances
International Imaging Materials, Inc.
International Paper Company

International Power America Inc.
International Specialty Products Inc
Interstate Hotels & Resorts
Invacare Corporation
Invensys Controls
Invesco Ltd.
Investment Company Institute
ION Geophysical
Iron Mountain, Inc.
Irvine Company
Irving Oil Commercial G.P.
ISM Education Loans, Inc.
ISO New England
iSoft
ISP
Isuzu North America Corporation
ITC DeltaCom, Inc.
Itochu International, Inc. North America
ITT Corporation
ITT Educational Services, Inc.
ITT Systems Division
J. Crew
J. Paul Getty Trust
J.C. Penney Company
J.D. Power and Associates
J.E. Mittler & Company
J.M. Huber Corporation
J.R. Simplot Company
Jabil Circuit
Jack in the Box, Inc.
Jackson Hewitt Tax Service, Inc.
Jacobs Engineering
Jacobs Technology, Inc.
Jeppesen Sanderson, Inc.
JM Family Enterprises
Jockey International, Inc.
John Hancock
John Wiley & Sons, Inc.
Johns Manville
Johnson & Johnson
Johnson Controls, Inc.
Johnson Financial Group
Jones Lang LaSalle
Jostens, Inc.
Journal Broadcast Group
Joy Global Inc.
JPMorgan Chase Asset Management
Kaiser Foundation Health Plan
Kaiser Permanente
Kaiser Permanente — Northern California Region
Kaiser Permanente — Northwest Region
Kalmbach Publishing
Kaman Corporation
Kaman Industrial Technologies
Kamehameha Schools

Kao Brands
Katun Corporation
KBR, Inc.
Kellogg Company
Kelsey-Seybold Clinic
Kemper Auto and Home Group
Kendle International
Key Partners Inc.
KeyCorp
Keystone Foods, LLC
KH Consulting Group
Kimberly-Clark
Kimpton Hotels & Resorts
Kinder Morgan, Inc.
Kindred Healthcare, Inc.
King Pharmaceuticals, Inc
Kinross Gold
Kisco Senior Living, LLC
KLA-Tencor
Knowledge Learning Corporation
Knowles Electronics
Knoxville Utilities Board
Koch Industries
Kohler Company
Kohl’s
Kone, Inc. (USK) US
KPMG LLP
Kraft Foods, Inc.
Krispy Kreme Doughnuts, Inc.
Kyocera America, Inc.
L.L.Bean, Inc.
L-3 Communications Corporation
Laboratory Corporation of America
Lafarge North America
Lance
Land O’Lakes, Inc.
Lanxess
Laureate Education, Inc.
Lawrence Berkeley National Laboratory
Lear Corporation
Legacy Health System
Leggett and Platt
Lehigh Hanson NAM
Lennox International Inc.
Leprino Foods Company
LES
Level 3 Communications
Levi Strauss & Co.
LexisNexis Group
LF USA
Liberty Mutual Group
Life Technologies
Limited
Limited Brands, Inc.
Lincoln Electric System
Lincoln Financial
Linet Americas, Inc.

Lockheed Martin Corporation
Loews Corporation
LOMA
Lord Corporation
L’Oreal USA, Inc.
Loretto
Lorillard Inc.
Los Angeles Community College District
Lower Colorado River Authority
LPL Financial
LQ Management LLC
Lubrizol Corporation
Luck Stone Corporation
Luxottica Retail US
Lyondell Chemical
Lyric Opera of Chicago
M&T Bank Corporation
MacDonald, Dettwiler and Associates Ltd. US
MAG Industrial Automation Systems
Magellan Midstream Holdings, LP
Magna Seating
Main Street America Group
Mandarin Oriental Hotel Group
Maple Leaf Foods Inc.
Marathon Oil Company
Marine Spill Response Corporation
Markel Corporation
Marriott International, Inc.
Mars North America
Mars, Incorporated
Marsh & McLennan
Marshall & Ilsley Corporation
Marshfield Clinic
Martin Marietta Materials, Inc.
Mary Free Bed Rehabilitation Hospital
Mary Kay, Inc.
Mary Washington Hospital
Masco Corporation
Massachusetts Mutual
MassMutual Life Insurance Company
MasterCard
Mattel, Inc.
Matthews International
Mayo Foundation — Mayo Clinic, Rochester
McClatchy
McCormick & Company, Inc.
McDermott International, Inc.
McDonald’s Corporation
McKesson
MDU Resources Group, Inc.
MeadWestvaco
Mecklenburg County
Medco Health Solutions, Inc.
Media General
MediaTec Publishing

Medical Mutual of Ohio
Medicines Company
MedImmune
Medtronic, Inc.
Memorial Health System, Inc.
Memorial Hermann
Memorial Sloan-Kettering Cancer Center
Merck & Co., Inc.
Mercury Insurance Group
Mercy Health System of Southeastern Pennsylvania
Mercy Iowa City
Meredith
MetLife
MetroPCS Communications, Inc.
MFS Investment Management
MGIC Investment Corp.
Michael Baker Corporation
Microsoft
Midwest Independent Transmission
Midwest Research Institute
Milacron, Inc.
Millennium Inorganic Chemicals
MillerCoors LLC
Millipore
Milton Hershey School
Mine Safety Appliances
Mirant Corporation
Mitsui & Co. (USA), Inc.
Mizuno USA
Modern Woodmen of America
Mohawk Industries
Molex
Molson Coors Brewing Company
Molycorp Minerals
MoneyGram International, Inc.
Monsanto Company
Montefiore Medical Center
Moody’s
Morgan Murphy Stations — WISC
Mosaic
Motion Picture Industry Pension & Health Plans (MPIPHP)
Motor Coach Industries International, Inc.
Motorists Insurance Group
Motorola
MSC Industrial Direct
MTS Systems Corporation
Munich Re Group
Munich Reinsurance America, Inc.
Murphy Oil
Musculoskeletal Transplant Foundation
Mutual of Omaha
MWH Global
Nalco Company

Nash-Finch
Nation
National Association of Home Builders
National Center for Atmospheric Research
National Church Residences
National Futures Association
National Geographic Society
National Interstate Insurance Company
National Renewable Energy Laboratory
National Rural Electric Cooperative Association
National Rural Utilities Cooperative Finance Corporation (NRUCFC)
National Security Technologies, LLC
National Starch Polymers Group
Nationwide
Nationwide Children’s Hospital
Nationwide Insurance
Nature’s Sunshine Products
Nautilus, Inc.
Navarre Corporation
Navigant Consulting, Inc.
Navistar International Corporation
Navy Exchange Service Command (NEXCOM)
Navy Federal Credit Union
Naylor
NBC Universal
NBTY, Inc.
NC Rate Bureau
NCCI Holdings, Inc.
NCH Corporation
NCMIC Group, Inc.
Nebraska Furniture Mart
Nebraska Public Power District
Nelnet, Inc.
Nestle Purina PetCare Company
Nestlé USA, Inc.
NetJets
NeuStar, Inc.
New Jersey Transit
New York Independent System Operator
New York Life Insurance Company
New York Power Authority
New York Times
New York University
Newmont Mining Corporation
NewPage Corporation
NewPage Group Inc.
NewYork Presbyterian Healthcare System
Nexen Petroleum USA, Inc.
Nicor

Nielsen Expositions
NIKE
Nilfisk-Advance, Inc.
NiSource Inc.
Nissan North America
Nissin Foods (USA) Co., Inc.
Noblis
Nokia
Noranda Aluminum
NORCAL Mutual Insurance Company
Nordstrom, Inc.
Norfolk Southern
North American Energy Services
Northeast Health
Northeast Utilities
Northern Power Systems
Northern Star Generation Services Company LLC
Northrop Grumman Corporation
NorthShore University HealthSystem
Northstar Travel Media
Northwest Community Healthcare
Northwestern Energy
Northwestern Mutual
Northwestern University
NOVA Chemicals
Novartis
Novartis Consumer Health
Novell
Novo Nordisk Inc.
Novo Nordisk Pharmaceuticals
NRG Energy, Inc.
NSK Americas — NSK Corporation
NSK Americas, Inc.
NSTAR
NV Energy
NW Natural
NXP Semiconductors
Nycomed US Inc.
Nypro
Oak Ridge Associated Universities
Oakland County Government
Oakwood Lutheran Homes Assn., Inc.
Oakwood Temporary Housing
Occidental Chemical
Occidental Petroleum
Ocean Bank
Ocean Spray Cranberries, Inc.
Oceaneering International, Inc.
Office Depot
OfficeMax Incorporated
Ogden Clinic
OGE Energy Corp.
Oglethorpe Power Corporation
Oklahoma Today Magazine
Old Dominion Electric Cooperative
Olin Corporation
Omaha Public Power

O’Melveny & Myers LLP
Omgeo
Omni Hotels
OMNOVA Solutions Inc.
OneBeacon Insurance
ONEOK, Inc.
Online Computer Library Center, Inc. (OCLC)
Open Text USA
Orange Business Services
Orange County Government
Orbital Sciences
Orlando Utilities Commission
Oshkosh Corporation
OSI Industries, LLC
Owens & Minor, Inc.
Owens Corning
Owens-Illinois, Inc.
Oxford Industries, Inc.
Oyster Pond Associates
PACCAR
PACCESS, LLC
Pacific Gas & Electric Company
Pacific Life
Pacific Northwest National Laboratory
Packaging Corporation of America
Pactiv Corporation
Paddock Publications
Panasonic Avionics Corporation
Panduit Corporation
Papa John’s International, Inc.
Parametric Technology
Park Nicollet Health Services
Parker Hannifin Corporation
Parkview Health
Parsons
Parsons Child & Family Center
PartyLite Worldwide, Inc.
PCI
Pearson
Penn Foster Inc.
PennWell
Penske Truck Leasing
Penton Media
People’s Bank
People’s United Bank
Pepco Holdings, Inc.
PepsiCo, Inc.
PerkinElmer
Pernod Ricard USA
Pervasive Software
PETCO Animal Supplies, Inc.
PetSmart
Pfizer
PG&E Corporation
Pharmaceutical Product Development, Inc.
PharMerica, Inc.

PHH Arval
Philip Morris International
Phillips-Van Heusen Corporation
Phoenix Children’s Hospital
Phoenix Companies
Physiotherapy Associates
Piedmont Natural Gas Company, Inc.
Pier 1 Imports, Inc.
Pinnacle Health System
Pinnacle West Capital
Pioneer Hi-Bred International
Pioneer Natural Resources Company
Pitney Bowes, Inc.
Pittsburgh Corning
PJM Interconnection
Plains Exploration & Production Company
PlainsCapital Corporation
Plante & Moran, PLLC
Plexus
PMA Capital Corporation
PNC Financial Services
PNM Resources
Polaris Industries
Polymer Group
PolyOne
Population Council
Port Authority of Allegheny County
Port Authority of New York & New Jersey
Port of Portland
Port of Seattle
Portland Cement Association
Portland General Electric Company
Potash
Potlatch Corporation
Poudre Valley Health System
PPG Industries, Inc.
PPL Corporation
Prairie State Generating Company, LLC
Praxair, Inc.
Premera Blue Cross
PricewaterhouseCoopers
Prince William Hospital
Principal Financial Group
Printpack, Inc.
PrivateBancorp
ProBuild Holdings, Inc.
Progress Energy, Inc.
Progressive Corporation
Proliance Energy
Protective Life Corporation
Provena Health
Providence Health & Services
Prudential Financial, Inc.
Public Company Accounting Oversight Board

Public Service Enterprise Group, Inc.
Puget Energy
Pulte Homes
Purdue Pharma
QLogic Corporation
Qualcomm, Inc.
Quest Diagnostics
Quintiles
QVC, Inc.
Qwest Communications International, Inc.
R.R. Donnelley
RadioShack Corporation
Ralcorp Holdings, Inc.
Raley’s
RAND Corporation
Rappahannock Westminster-Canterbury, Inc.
Raymond James Financial
Raytheon Company
Razorfish
RBC — US
Reader’s Digest
Realogy
Recreational Equipment, Inc.
Redcats USA
Reddy Ice
Redknee Solutions
Reed Business
Regency Centers
Regency Energy Partners LP
Regions Financial Corporation
RehabCare Group, Inc.
Reinsurance Group of America Inc.
Rensselaer Polytechnic Institute
Republic National Distributing Company
Research in Motion
Revlon
Reynolds American Inc.
Reynolds Packaging
RF Micro Devices
RGA Reinsurance Group
Rhodia, Inc.
Rich Products Corporation
Ricoh Americas Corporation
Rio Tinto plc US
Riviana Foods, Inc.
Robert Half International
Robinson Memorial Hospital
Roche Diagnostics
Rockefeller Group Technology Solutions
Rockwell Automation
Rockwell Collins, Inc.
Rodale Press
Rosewood Hotels & Resorts
Ross Stores, Inc.

Roundy’s Supermarkets, Inc.
RRI Energy Inc.
RSM McGladrey
RTI International
Rush University Medical Center
Ryder System, Inc.
S. C. Johnson & Son, Inc.
Safety-Kleen Systems, Inc.
Sage North America
SAIC, Inc.
SAIF Corporation
Saint Agnes Medical Center
Saint Menrad Archabbey
Saint Raphael Healthcare System
Salt River Project
Sammons Financial Group
Samson Investment Company
San Antonio Water System
Sandia National Laboratories
SanDisk
Sandy Spring Bancorp Inc.
Sanofi-Aventis
Sanofi-Pasteur
Santee Cooper
Sara Lee Corporation
Sarkes Tarzian — KTVN
Sarkes Tarzian — WRCB
SAS Institute
Saturday Evening Post
Saudi Arabian Oil
Sauer-Danfoss Inc.
Sava Senior Care, LLC
Savannah River Nuclear Solutions
Savannah River Remediation
Save the Children Federation, Inc.
SCA Americas
SCANA Corporation
Schlumberger
Schneider Electric North America
Schneider National, Inc.
School Specialty
Schreiber Foods Inc.
Schurz — KYTV
Schurz — WDBJ
Schuster-Zingheim and Associates, Inc.
Schwarz
SCL Health System
Scripps Networks Interactive
Seaboard Corporation
Seagate Technology
Sealed Air
Sealy, Inc.
Seattle Cancer Care Alliance
Securian Financial Group
Security Benefit Group
Selective Insurance Company of America
Seminole Electric Cooperative Inc.

Sempra Energy
Sensata Technologies
Sensient Technologies
Sentry Insurance
Serco NA
SES Engineering
Seton Family of Hospitals
Severn Trent Services
Sharp Electronics Corporation
Shearman & Sterling LLP
Shell Oil
Sherwin-Williams
Shire Pharmaceuticals
Sidley Austin, LLP
Siemens
Siemens AG US
Simon Property Group
Simpson Investment Company
Simpson Manufacturing
Sinclair Broadcast Group
Sirius XM Radio
Sisters of Mercy Health System
Skype
SLM Corporation
Smith & Nephew
SMSC Gaming Enterprises
Smurfit-Stone Container Corporation
Snap-on
Snohomish County PUD
Society of Manufacturing Engineers
Sodexo USA
Sodexo, Inc.
Solix, Inc.
Solo Cup Company
Solutia Inc.
Solvay America
Sonoco Products Company
Sony Corporation
SourceMedia
Southern California Edison
Southern Company Services
Southern Maryland Electric Cooperative
Southern Union Company
Southwest Gas Corporation
Southwest Generation Operating Company LLC
Southwest Power Pool
Spectra Energy
Spectrum Health System
Speedway SuperAmerica, LLC
Spirit AeroSystems
Sprint Nextel
SPS Technologies, LLC
SPX
SRA International
SRCTec, Inc.
St. Francis Health System

St. John Health
St. Jude Children’s Research Hospital
St. Luke’s Episcopal Health System
St. Luke’s Health System
St. Vincent Health
St. Vincent Hospital
Stamford Hospital
StanCorp Financial Group
Stanford University
Stanford University Medical Center
Stantec Inc.
Starboard Cruise Services, Inc.
Starbucks Coffee Company
StarTek
Starwood Hotels & Resorts Worldwide, Inc
State Auto Insurance Company
State Farm Insurance
State of North Carolina
State Street
Steelcase Inc.
Stericycle, Inc.
Sterling Bancshares
Sterling Commerce, Inc.
STG, Inc.
Stop & Shop
STP Nuclear Operating
Strayer Education, Inc.
Stryker Corporation
Subaru of America, Inc.
Suburban Health Organization
Sun Life Financial (US)
Sun Trust
Sunflower Broadcasting
Sunoco, Inc.
Sunrise Senior Living
Superior Essex, Inc.
SuperMedia
SuperValu
SureWest Communications
Sutter Health — Sutter Medical Center Sacramento
Swagelok
Swedish Match North America
Swiss Re
Sybron Dental Specialties
Symcor
Symetra Financial
Synacor, Inc.
Synaptics, Inc.
Syniverse Holdings, Inc.
Sypris Solutions, Inc.
Terex Corporation
T. Rowe Price Group, Inc.
Take Care Health Systems
Takeda Pharmaceutical Company Limited

Takeda Pharmaceuticals North America, Inc.
Talisman Energy Inc. US
TAQA New World Inc.
Targa Resources
Target Corporation
Taubman Centers
TCOM, L.P.
TD Ameritrade Holding Corp.
TD Bank Financial Group
TDS Telecommunications Corporation
Team Health Inc.
Tecumseh Products Company
Teknion LLC
Teleflex Incorporated
Telefonica O2
Tellabs
Tellus Operating Group, LLC
Temple-Inland Inc.
Tenet Healthcare Corporation
Tennant Company
Tennessee Valley Authority
Teradata
Terex Corporation
Terra-Gen Operating Company
Tesoro
Texas Children’s Hospital
Texas Mutual Insurance Company
Texas Petrochemicals
Textron Inc.
TGS-NOPEC Geophysical Company
The Aerospace Corporation
The Allstate Corporation
The AmeriHealth Mercy Family of Companies
The Bank of New York Mellon
The Bar Plan
The Beacon Mutual Insurance Company
The Boeing Company
The Bon-Ton Stores, Inc.
The Brink’s Company
The Bureau of National Affairs, Inc.
The Capital Group Companies
The Children’s Medical Center of Dayton
The Children’s Mercy Hospital
The Clorox Company
The Coca-Cola Company
The Gap, Inc.
The Golden 1 Credit Union
The Goodyear Tire & Rubber Company
The Guardian Life Insurance Company of America
The Hanover Insurance Group, Inc.
The Hershey Company
The Hillman Company

The Hong Kong and Shanghai Hotels, Limited
The J.M. Smucker Company
The Johns Hopkins Hospital
The Johns Hopkins University
The Johns Hopkins University Applied Physics Laboratory
The Keane Organization
The Kroger Company
The McGraw-Hill Companies
The Medical University of South Carolina Hospital Authority
The Metropolitan Museum of Art
The Midland Company
The MITRE Corporation
The National Academies
The Nebraska Medical Center
The New York Public Library
The Nielsen Company
The Ohio State University
The Options Clearing Corporation
The Pampered Chef
The Pantry, Inc.
The Pennsylvania State University — Penn State Hershey Medical Center
The Professional Golfers’ Association of America
The Regence Group
The Schwan Food Company
The Service Master Company
The Sherwin-Williams Company
The Timken Company
The Toro Company
The Travelers Companies, Inc.
The Trizetto Group
The University of Arizona
The University of Chicago Medical Center
The University of Texas M. D. Anderson Cancer Center
The Valspar Corporation
The Walt Disney Company
The Walt Disney Company — Walt Disney Parks & Resorts, LLC
The Washington Hospital
The Williams Companies, Inc.
The Yankee Candle Company, Inc.
Thermo Fisher Scientific, Inc.
Thermotech
Think Federal Credit Union
Thomas & Betts Corporation
Thomas Publishing
Thompson Hine LLP
Thomson Reuters
Thrivent Financial for Lutherans
TIAA-CREF
Time
Time Warner Cable

Time Warner, Inc.
Timex Group USA, Inc.
T-Mobile
Topaz Power Group LLC
Toray Composites, Inc.
Toray Plastics (America), Inc.
Toro
Toshiba America Business Solutions, Inc.
Toshiba America Information Systems, Inc.
Total Reward Solutions
Total System Services
TotalBank
Tower Automotive, Inc.
TransCanada
Transocean
TransUnion, LLC
TravelCenters of America
Travelers
Travis County
Trinity Industries
Tronox
True Value Company
Truman Medical Centers
Trust Company of America
Trustmark Companies
TRW Automotive
T-Systems
Tufts Health Plan
Tufts University
TUI
Tupperware Corporation
Turn5, Inc.
Turner Broadcasting System, Inc.
tw telecom inc.
Twin Cities Public Television — TPT
Tyco Electronics Corporation
Tyco International
Tyson Foods Incorporated
U.S. Bancorp
U.S. Foodservice
U.S. Manufacturing Corporation
UAL Corporation
UIL Holdings
Uline, Inc.
Unifi
Unilever United States Inc.
Union Bank of California
Union Pacific Railroad Co.
Union Tank Car Company
UnionBanCal Corporation
UniSource Energy
Unisys Corporation
United Airlines
United America Indemnity, Ltd.
United Launch Alliance, LLC
United Parcel Service

United Rentals, Inc.
United Services Automobile Association
United Space Alliance
United States Cellular
United States Steel Corporation
United Stationers Supply Company
United Technologies Corporation
United Water
UnitedHealth Group
Unitil
Universal Technical Institute
University of California Irvine (UCI) Medical Center
University of California San Francisco Medical Center
University of Dayton
University of Houston
University of Michigan
University of Michigan Health System
University of New Mexico
University of Notre Dame
University of Pennsylvania
University of Pittsburgh Medical Center
University of Rochester Health System
University of Texas — M.D. Anderson Cancer Center
University of Wisconsin Hospital and Clinics
UNUM Group
UPM-Kymmene, Inc.
URS Corporation Energy & Construction
US Airways
US Federal Credit Union
US Oncology, Inc.
USAA
USANA Health Sciences
USG Corporation
USGA
Utah State University Research Foundation
Valero Energy Corporation
Valmont Industries, Inc.
Vanderbilt University — Vanderbilt University Medical Center
Varian Medical Systems, Inc.
Vectren Corporation
Verde Realty

Verisk Analytics, Inc.
Verizon Communications Inc.
Vermeer Manufacturing Company
Vertex Pharmaceuticals
Vertrue Inc.
VF Corporation
Viacom Inc.
Viceroy Hotel Group
Viking Pump, Inc.
Village Farms
Vinson & Elkins, LLP
Virginia Commonwealth University Health System (VCUHS)
Virtua Health
Visa, Inc.
Vision Service Plan
Visiting Nurse Service of New York
Vistar
Visteon Corporation
Volvo Group North America
Vonage Holdings Corporation
Vulcan Materials Company
VWR International
VyStar Credit Union
W. L. Gore & Associates, Inc.
W. R. Grace & Co.
W.K. Kellogg Foundation
W.W. Grainger, Inc.
Waddell & Reed
Walgreen Company
Warnaco
Warner Bros. Entertainment Inc.
Washington Post
Waste Management
Waters Corporation
Watson Pharmaceuticals
Watts Water Technologies
Wayne Savings Community Bank
Webster Bank
Webster Financial Corporation
Wegmans Food Markets, Inc.
Weil, Gotshal & Manges, LLP
Weill Cornell Medical College
Wellcare Health Plans
Wellhead Electric Company, Inc
Wellington Management Company
Wellmark BlueCross BlueShield
WellPoint, Inc.
Wells’ Dairy, Inc.
Wells Fargo

Wells Real Estate Funds
Wendy’s/Arby’s Group, Inc.
Wenger Corporation
West Valley Environmental Services, LLC
Westar Energy
Westat
Western Digital
Westfield Group
Westinghouse Electric Company
Westwood College
Weyerhaeuser Company
WGL Holdings Inc
Wheaton Franciscan Healthcare
Whirlpool Corporation
Whole Foods Market
William Marsh Rice University
Williams Scotsman, Inc.
Williams-Sonoma, Inc.
Wilmer Cutler Pickering Hale & Dorr
Wilmington Trust
Windstream Corporation
Wipfli LLP
Wipro Technologies
Wisconsin Energy
Wm. Wrigley Jr. Company
Wolters Kluwer NA
Woman’s Life Insurance Society
World Kitchen
Worthington Industries
Wray Edwin — KTBS
Wright Express Corporation
WW Grainger, Inc.
Wyndham Worldwide Corporation
Xcel Energy Inc.
Xerox Corporation
Yahoo!
Yamaha Corporation of America
Yankee Publishing
YRC Worldwide
Yum! Brands, Inc.
Zachry Construction Corporation
Zale Corporation
Zebra Technologies Corporation
Zeon Chemicals North America
Zep Inc.
Ziegler Inc.
Zurich North America

GOODRICH CORPORATION FOUR COLISEUM CENTRE 2730 WEST TYVOLA ROAD CHARLOTTE, NC 28217
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Goodrich Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Goodrich Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M30389-P06449-Z54757	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOODRICH CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s)of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR all of the following:
Vote on Directors
1.	ELECTION OF DIRECTORS		☐	☐	☐
	01) Carolyn Corvi	06) John P. Jumper
	02) Diane C. Creel	07) Marshall O. Larsen
	03) Harris E. DeLoach, Jr.	08) Lloyd W. Newton
	04) James W. Griffith	09) Alfred M. Rankin, Jr.
05) William R. Holland

Vote on Proposals The Board of Directors recommends you vote FOR the following proposals:			For	Against	Abstain
2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2011.		☐	☐	☐
3.	Approve the Goodrich Corporation 2011 Equity Compensation Plan.		☐	☐	☐
4.	Adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement.		☐	☐	☐
The Board of Directors recommends you vote for EVERY THREE YEARS on the following proposal:		Every 3 Years	Every 2 Years	Every 1 Years	Abstain

5.	Select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.	☐
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, AND FOR PROPOSALS 2, 3, AND 4 AND “EVERY THREE YEARS” FOR PROPOSAL 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

March 10, 2011
To Our Shareholders:
The Annual Meeting of Shareholders will be held at Goodrich’s headquarters, Four Coliseum Centre, 2730 West Tyvola Road, Charlotte, North Carolina on Tuesday, April 19, 2011, at 10:00 a.m.
If you have chosen to view our proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, you can access our proxy statement and 2010 annual report at www.goodrich.com/proxymaterials or you can access the materials and vote at www.proxyvote.com.
The proxy statement contains information regarding the meeting, the nominees for election to the Board of Directors, the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year 2011, the proposal to approve the Goodrich Corporation 2011 Equity Compensation Plan, the proposal to adopt a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement, and the proposal to select, on an advisory basis, the frequency of future shareholder advisory votes to approve the compensation of our named executive officers. The voting results from the Annual Meeting of Shareholders will be posted on our website, www.goodrich.com/shareholdersmeeting, on April 20.
It is important that these shares be represented at this meeting. Even if you plan to attend, we encourage you to promptly vote these shares by one of the methods listed on the reverse side of this proxy card.
Sincerely,
Marshall O. Larsen
Chairman, President and
Chief Executive Officer
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.goodrich.com/proxymaterials.
You may also access the materials and vote at www.proxyvote.com.

M30390-P06449-Z54757

GOODRICH CORPORATION
PROXY
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby authorizes Marshall O. Larsen and Frank A. DiPiero, or either of them, with full power of substitution, to represent the undersigned and to vote all common stock of GOODRICH CORPORATION which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 19, 2011, and at any adjournment thereof, as indicated, and in their discretion upon other matters as may properly come before the meeting.
     You are encouraged to specify your choice by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote these shares unless you sign and return this card. The Board of Directors recommends a vote FOR the election of all directors in Proposal 1, FOR Proposals 2, 3, and 4 and for “Every Three Years” on Proposal 5.
     This card also constitutes your voting instructions for any and all shares held of record by BNY Mellon Shareowner Services for this account in the Company’s Dividend Reinvestment Plan, and will be considered to be voting instructions to the plan trustee with respect to shares held in accounts under the Goodrich Corporation Employees’ Savings Plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued, and to be signed and dated, on reverse side.)